Exhibit (d)(1)(A)

THE TORO COMPANY
INVESTMENT, SAVINGS AND
EMPLOYEE STOCK OWNERSHIP PLAN
(2003 Restatement)

Prepared by Timothy R. Quinn
(612) 607-7581
Oppenheimer Wolff & Donnelly LLP

THE TORO COMPANY
INVESTMENT, SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

The Toro Company, a Delaware corporation, pursuant to the power of amendment reserved to it in Section 11.1 of The Toro Company Investment, Savings and Employee Stock Ownership Plan, which was last restated effective as of January 1, 2002, and delegated to its Chief Executive Officer or such officer’s delegate, hereby amends and restates that Plan, effective as of June 1, 2003. The trust agreements for the Plan are found in separate documents.

The Plan is a single plan that consists of two parts, including a profit sharing part and a stock bonus part. The stock bonus part is an employee stock ownership plan within the meaning of Section 4975 of the Code. The assets of the stock bonus part are reflected in the ESOP Accounts. Those assets are held under the Trust, which is designed to invest them primarily in Toro Common Stock.

ARTICLE I.
Definitions and Interpretation

     Section 1.1. Definitions. The terms defined in this section when used in the Plan with initial capital letters have the following meanings unless the context indicates that other meanings are intended.

     Account. “Account” means an account maintained for a Participant pursuant to Section 6.1.

     Administrator. The “Administrator” shall be Toro unless the Chief Executive Officer of Toro designates another person or persons to be the Administrator pursuant to the provisions of Section 8.2. Toro shall also be considered the Administrator if the person or persons so designated cease to be the Administrator. The Administrator shall be a named fiduciary for purposes of ERISA and this Plan.

     Affiliate. “Affiliate” means a corporation, at least eighty percent (80%) of both the voting stock and each class of the non-voting stock of which is owned by Toro or by another Affiliate of Toro or any combination of Toro and its Affiliates.

     After-Tax Contributions. “After-Tax Contributions” means contributions described in Section 4.4.

     After-Tax Contributions Account. “After-Tax Contributions Account” means an Account described in Section 6.1(a)(3).

     Alternate Payee. The term “Alternate Payee” means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

     Annuity Starting Date. The “Annuity Starting Date” is the first day of the first period for which an amount is paid as an annuity, or any other form.

     Beneficiary. The terms “Beneficiary” or “Beneficiaries” mean any person or persons who, upon the death of a Participant, are entitled to receive the distribution of all or a part of such Participant’s Vested Share. Under reasonable rules to be developed by the Administrator, a Participant may designate a person or persons, natural or artificial, as a Beneficiary or Beneficiaries. A Beneficiary shall receive only such portion of a Participant’s Vested Share as the Participant shall designate. In the event no person is designated as a Beneficiary or in the event all such persons predecease the Participant, then the Participant’s Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

          (1) The Participant’s spouse.

          (2) The Participant’s children, except that if any of the Participant’s children predecease the Participant but leave issue surviving the Participant, such issue shall take, by right of representation, the share their parent would have taken if living.

          (3) The Participant’s parents.

          (4) The Participant’s brothers and sisters.

          (5) The Participant’s estate.

The Participant may change Beneficiaries from time to time in the manner set forth in rules adopted by the Administrator. No Beneficiary shall have any rights under the Plan and Trust until benefits actually become payable under the Plan to such Beneficiary.

     Board of Directors. The term “Board of Directors” shall mean the Board of Directors of the corporation referred to but when used with reference to a partnership, it shall mean the managing partner or partners (the persons with authority to make decisions for the partnership).

     Break in Service. A “Break in Service” is an Eligibility Computation Period after an Employee’s initial Eligibility Computation Period during which the Employee has completed no more than 500 Hours of Service for a Participating or Related Employer.

     Claims Reviewer. The “Claims Reviewer” shall be such person who or organizational unit that customarily handles employee benefit matters relating to the Plan as the Administrator shall designate.

     Code. “Code” means the Internal Revenue Code of 1986, as it is amended from time to time.

     Compensation.

          (1) “Compensation” means all wages of an Employee received from an Employer that is subject to federal income tax withholding, determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Compensation includes remuneration of an Employee received from a Participating Employer while the Employee is a non-resident alien even if that remuneration is not considered earned income (within the meaning of Section 911(d)(2) of the Code) which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code). However, in no event shall Compensation include any amount subject to federal income tax withholding on account of the grant or exercise of an option to purchase stock of a Participating Employer. Similarly, Compensation will not include any amount of remuneration of such a non-resident alien due to such a grant or exercise of an option. Also, Compensation shall not include amounts paid to an Employee by the Employee’s Participating Employer when the Employee is in a unit of Employees of such Employer which is described in Section 3.1(b). Further, Compensation shall not include any amounts contributed by a Participating Employer to any plan which meets the requirements of Section 401(a) or 404(a)(2) of the Code and shall not include any distributions under a nonqualified deferred compensation plan or agreement. In addition, Compensation shall not include any amounts received by an Employee prior to the date the Employee becomes a Covered Employee or while the Employee is not otherwise a Covered Employee. However, Compensation shall include any salary reductions made by the Employee’s Participating Employer which are not includible in the gross income of the Employee under Sections 125 or 402(e)(3) of the Code. For Plan Years beginning on and after January 1, 2001, Compensation shall also include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.

          (2) The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $150,000, as adjusted by the Commissioner of the Internal Revenue Service pursuant to delegation from the Secretary of Treasury for increases in the cost of living pursuant to Section 401(a)(17) of the Code. This annual compensation limit applies for purposes of applying the nondiscrimination rules under Sections 401(a)(4), 401(a)(5), 401(l), 401(k)(3), 401(m), and 403(b)(12) of the Code, and the nondiscrimination rule in the average benefits percentage test under Section 410(b)(2) of the Code, and in determining whether an alternative method of determining compensation impermissibly discriminates under Section 414(s)(3) of the Code.

          (3) Notwithstanding the preceding provisions of this definition, in the case of a short Plan Year, due to a change in the Plan Year, the $150,000 limitation described in paragraph (2) above shall be proportionately reduced by a fraction, the numerator of which shall be the number of days in the short Plan Year and the denominator of which shall be three hundred sixty-five (365).

     Contributing Participant. A “Contributing Participant” is a person who has met the requirements of Sections 3.2 and 3.3 and has not ceased to be a Contributing Participant under Sections 3.4 or 3.7 or any other section of the Plan. A person who has ceased to be a Contributing Participant shall again become a Contributing Participant as provided in Section 3.5 or Section 3.8.

     Covered Employee. A “Covered Employee” is a person who at one time met the requirements of Sections 3.1 and 3.2 and who has not thereafter died or ceased to be a Covered Employee as provided in Section 3.6. A person who has ceased to be a Covered Employee shall again become a Covered Employee as provided in Section 3.8.

     Disability. “Disability” means a medically determinable physical or mental disability which is expected to result in death or to be of long continued and indefinite duration and which renders an Employee unable to engage in any employment or occupation for remuneration for which the Employee is reasonably qualified by reason of the Employee’s training, education and experience. The existence or nonexistence of such Disability shall be established by the certificate of a medical doctor chosen by or satisfactory to the Administrator.

     Domestic Relations Order. The term “Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which:

          (1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and

          (2) is made pursuant to a State domestic relations law (including a community property law).

     Effective Date of the Prior Plan. The “Effective Date of the Prior Plan” is the date on which a Prior Plan is effective. The Toro Company Profit-Sharing Plan for Office Employees was effective on August 31, 1952. The Toro Company Profit-Sharing Plan for Windom Factory Employees was effective on August 1, 1959. The Toro Company Matching Stock Plan was effective on August 1, 1988. The Toro Company Profit-Sharing Plan for Minneapolis Factory Employees was effective on September 1, 1952. The Toro Company Profit-Sharing Plan for Hourly Employees was effective on August 1, 1968. Each of the plans described in the prior sentences were merged as of August 1, 1995 to be The Toro Company Investment and Savings Plan. The Toro Company Employee Stock Ownership Plan was effective on August 1, 1985. The Toro Company Investment and Savings Plan and The Toro Company Employee Stock Ownership Plan were merged as of January 1, 2002 to become this Plan.

     Effective Date of this Restatement. The “Effective Date of this Restatement” is January 1, 2002.

     Eligibility Computation Period. An Employee’s initial “Eligibility Computation Period” shall be the twelve consecutive month period commencing with the date such Employee first performs an Hour of Service for a Participating or Related Employer. The Employee’s subsequent “Eligibility Computation Periods” shall be the twelve consecutive month periods commencing on the anniversaries of such date. However, if such Employee incurs a Break in Service before such Employee completes the one year of Eligibility Service required by Section 3.1, then for purposes of this definition the date the Employee first performs an Hour of Service for a Participating or Related Employer after such break shall be deemed to be the date the Employee first performs an Hour of Service for a Participating or Related Employer. For purposes of the definition of Qualified Employee and ESOP Covered Employee and determining whether the two year of Eligibility Service requirement has been met, if an Employee incurs a Break in Service before completing two years of Eligibility Service, the date the Employee first performs an Hour of Service for a Participating or Related Employer after such break shall be deemed to be the date the Employee first performs an Hour of Service for a Participating or Related Employer.

     Eligibility Service.

          (1) General Rule. An Employee shall be deemed to have completed a year of “Eligibility Service” for each Eligibility Computation Period during which the Employee is credited with at least 1,000 Hours of Service for a Participating or Related Employer.

          (2) Exception: Break in Service. For purposes of the definition of Qualified Employee and ESOP Covered Employee and determining whether the two years of Eligibility Service requirement has been met, if the Employee incurred a Break in Service prior to being credited with the two years of Eligibility Service, the Employee’s years of Eligibility Service completed before such Break in Service shall not be taken into account.

          (3) Exception: Predecessor Employer. In determining Eligibility Service, service (as an Employee or self-employed person) with a Predecessor Employer shall be treated as employment with a Participating Employer; however, if an Employer has been designated as a Predecessor Employer as provided in Section 3.1(b)(2), then no more service than specified pursuant to Section 3.1(b)(2) shall be treated in that manner.

     Employee. An “Employee” is a natural person employed in the service of an Employer as a common law employee, including such a natural person who is an officer or director of that Employer.

     Employer. “Employer” means the employer of the Employee with respect to whom the term is used.

     Employer Contribution Account. “Employer Contribution Account” means the Account described in Section 6.1(a)(1). The Account includes those Accounts formerly known as the “Toro Investment Fund Contribution Account” and the “Diversification Account”.

     Encumbered Toro Common Stock. “Encumbered Toro Common Stock” means Toro Common Stock held in the Toro Common Stock Suspense Account.

     ERISA. “ERISA” is the Employee Retirement Income Security Act of 1974, as it now exists or as it may hereafter be amended.

     ESOP Accounts. The ESOP General Account, ESOP Toro Common Stock Account and Matching Contributions Account of a Participant are “ESOP Accounts.” Also, commencing June 1, 2003, the portion of any Account of a Participant that is invested in Toro Common Stock, other than an Account established and maintained to receive an initial contribution of Pre-Tax Contributions or After-Tax Contributions, is an “ESOP Account.”

     ESOP Contributions. “ESOP Contributions” are contributions made by a Participating Employer pursuant to Section 4.2.

     ESOP Covered Employee. “ESOP Covered Employee” means a person who has been credited with at least two years of Eligibility Service and would have become a Covered Employee under the Plan had that service requirement and entry dates on the first day of each month been requirements to become a Covered Employee.

     ESOP General Account. “ESOP General Account” means an Account maintained for the benefit of a Participant to which the Administrator (or the Trustee at the direction of the Administrator) shall credit the Participating Employer’s cash contributions described under Section 4.2(a).

     ESOP Toro Common Stock Account. “ESOP Toro Common Stock Account” means an Account described in Section 6.1(a)(5).

     ESOP Toro Common Stock Suspense Account. “ESOP Toro Common Stock Suspense Account” means the suspense account described in Section 5.1(e) and established by the Trustee to hold all Toro Common Stock acquired by the Trustee with the proceeds of an Exempt Loan which is exempt from the prohibited transaction provisions of ERISA as provided in Section 4975(d)(3) of the Code.

     Exempt Loan. “Exempt Loan” means an indebtedness of the Plan incurred to purchase Toro Common Stock and which is exempt from the prohibited transaction provisions of ERISA as provided in Section 4975(d)(3) of the Code.

     Foreign Subsidiary. “Foreign Subsidiary” means either

          (1) a foreign corporation not less than twenty percent (20%) of the voting stock of which is owned by Toro or a U.S. corporation which is an Affiliate, or

          (2) a foreign corporation more than fifty percent (50%) of the voting stock of which is owned by a Foreign Subsidiary described in paragraph (1).

     Forfeiture Event. A Participant shall experience a “Forfeiture Event” when the Participant experiences the earlier of (1) five consecutive One-Year Breaks in Service or (2) the distribution of the entire Vested Share of the Participant (if a Participant is not Vested when the Participant incurs a

Termination of Service, the Participant shall be deemed to have such a distribution upon that Termination of Service).

     Highly Compensated Employee.

          (1) Effective for years beginning on or after January 1, 1997, a “Highly Compensated Employee” of a Participating Employer for a Plan Year is such individual who:

               (A) is a five percent owner (the definition in Section 416 of the Code shall apply) of the Participating Employer or at least one of its Related Employers during that Plan Year or the prior Plan Year; or

               (B) received earnings from the Participating Employer and its Related Employers in excess of $80,000 during the prior Plan Year.

The term “earnings” for purposes of this paragraph shall have the meaning given that term in Section 5.3(a)(2).

The $80,000 amount will be adjusted pursuant to Section 414(q)(1) of the Code.

          (2) For purposes of making the determinations under this definition, the following rules shall apply:

               (A) Employees who are nonresident aliens and who do not receive earned income (within the meaning of Section 911(d)(2) of the Code) from the Participating Employer or any of its Related Employers which constitutes income from services within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees of those Employers.

               (B) A former Employee of the Participating Employer or one of its Related Employers shall be treated as a Highly Compensated Employee of the Participating Employer if the former Employee was a Highly Compensated Employee of the Participating Employer when the Employee incurred a Termination of Service or the former Employee was a Highly Compensated Employee of the Participating Employer at any time after attaining age 55.

The determination of who is a former Highly Compensated Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 for the Temporary Income Tax Regulations and Notice 97-75, or later guidance under the Code.

In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Section 414(q) of the Code are treated as having been in effect for years beginning in 1996.

     Hour of Service.

          (1) General Rule.

               (A) An “Hour of Service” is each hour for which an Employee is, directly or indirectly, paid (or entitled to payment) by an Employer for any reason including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by said Employer. A back pay Hour of Service shall be allocated to the period or periods to which the award or agreement pertains unless the Employee has otherwise received credit for an Hour of Service for the same period.

               (B) Any hour for which the Employee is being directly or indirectly paid at more than the Employee’s regular rate of pay shall be counted as one Hour of Service.

               (C) The Hours of Service of an Employee who is paid by the Employer for reasons other than for the performance of duties shall be determined in accordance with Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations. However, no more than 501 Hours of Service shall be credited to an Employee for any single continuous period during which the Employee performs no duties, no Hours of Service shall be credited to an Employee for a payment made or due under a plan maintained solely for the purpose of complying with workmen’s compensation, unemployment compensation or disability insurance laws, no Hours of Service shall be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee, and an Hour of Service shall not be credited to an Employee under this subparagraph (C) if it has already been credited to such Employee pursuant to another provision of this definition.

               (D) For purposes of determining Hours of Service before August 1, 1995, such hours shall be determined under the Prior Plan in which the Participant participated. For purposes of determining Hours of Service before the Effective Date of the Prior Plan, or in the case of a Participating Employer (or Related Employer of that Participating Employer) in such Prior Plan other than Toro, the later of the Effective Date of the Prior Plan, the date ERISA became applicable to the Prior Plan of such Participating Employer, or the date as of which the Employer becomes a Participating Employer in such Prior Plan, the Employer may use whatever records are reasonably available to the Employer and may make such calculations as are necessary to determine the approximate number of such Hours of Service.

          (2) Exception: Federal Law. If a law of the United States (including any law relating to credit for time spent in military service) or any rule or regulation duly issued thereunder so requires, Hours of Service shall be added to the total calculated under the prior provisions of this definition and if such law, rule or regulation so permits, an Hour of Service shall be subtracted from said total.

          (3) Exception: Break in Service. For Plan Years beginning on or after January l, 1985, in the case of each individual who is absent from service with an Employer for any period by reason of the pregnancy of the individual, by reason of the birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following hours:

               (A) the Hours of Service which otherwise would normally have been credited to such individual but for such absence, or

               (B) in any case in which the Plan is unable to determine the hours described in Subsection (A) above, eight hours of service per normal work day of absence, except that the total number of hours treated as Hours of Service under this clause by reason of any such pregnancy or placement shall not exceed 501 hours. Said hours shall be treated as Hours of Service only in the year in which the absence from work begins, if a Participant would be prevented from incurring such a Break in Service in such year solely because the period of absence is treated as Hours of Service under this subsection (3), or in any other case, in the immediately following year. For purposes of this subsection (3), the term “year” means the period used in determining that Break in Service. No credit will be given under this subsection (3) unless the individual furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for reasons described in this subsection (3) and the number of days for which there was such an absence.

          (4) Exception: Employees who are not Compensated by the Hour. If an Employee is paid on other than an hourly basis, the Employee shall receive credit at the rate of 45 Hours of Service for each week during which the Employee completed an Hour of Service for the Employer.

          (5) Clarification: Related Employer. For purpose of determining an individual’s Hours of Service with an Employer that is a Related Employer, only Hours of Service credited while that Employer is a Related Employer shall be taken into account.

          (6) Clarification: Overlapping Period. In the case of Hours of Service to be credited to an Employee under this definition for a period that overlaps two computation periods used in determining service under the Plan, Hours of Service may be credited to either the first or second computation period, or may be credited pro rata to each such computation period, as determined by the Administrator in a consistent non-discriminatory manner.

     Investment Account. “Investment Account” means that portion of the Trust Fund, initially determined under Section 10.3 (and all subsequent increases and decreases thereof), which is to be invested under the direction of an Investment Adviser.

     Investment Adviser. “Investment Adviser” means any person or persons, organization, partnership or corporation appointed as provided in Section 10.1. The Investment Adviser shall either be registered as an investment adviser under the Investment Advisers Act of 1940; or it shall be a bank as defined in said Act; or it shall be an insurance company qualified under the laws of one or more states (one of which shall be Minnesota) to perform services consisting of the management, acquisition or disposition of any assets of the Plan.

     Investment Fund. The Trust Fund may be divided into one or more “Investment Funds” as the Chief Executive Officer of Toro may determine pursuant to Section 10.1.

     Investment Option Date. “Investment Option Date” means each Valuation Date during a Plan Year designated by the Administrator as of which Participants may make the election provided for in Section 9.5.

     Investment Option Period. “Investment Option Period” means a period of time beginning on the day immediately following an Investment Option Date and ending upon the next subsequent Investment Option Date as of which the Participant elects to make an election provided for in Section 9.5.

     Matching Contributions. “Matching Contributions” are contributions made by a Participating Employer pursuant to Section 4.5.

     Matching Contributions Account. “Matching Contributions Account” means an Account described in Section 6.1(a)(4).

     Non-Contributing Participant. A “Non-Contributing Participant” is a Covered Employee who is not a Contributing Participant.

     Normal Retirement Date. The “Normal Retirement Date” of a Participant is the date the Participant attains sixty-five years of age.

     One-Year Break in Service. “One-Year Break in Service” means a Plan Year during which an Employee completes no Hours of Service for a Participating Employer or Related Employer of that Participating Employer.

     Participant. A “Participant” is a person who is a Contributing or Non-Contributing Participant or any other person who is entitled to an immediate or deferred benefit under the Plan by reason of having been a Contributing or Non-Contributing Participant.

     Participating Employer. “Participating Employer” means each of Toro and any other Employer that has adopted the Plan pursuant to the provisions of Article II and is maintaining it in effect.

     Plan. “Plan” means “The Toro Company Investment, Savings and Employee Stock Ownership Plan” as stated in this instrument and as it may hereafter be amended from time to time.

     Plan Year. “Plan Year” means the calendar year. The records of the Plan shall be kept upon the Plan Year.

     Predecessor Employer. A “Predecessor Employer” is an Employer which formerly employed Employees of a Participating Employer and service with which is credited for purposes of eligibility to become a Covered Employee as provided in Section 3.1, and includes any Employer named as a Predecessor Employer pursuant to Section 3.1(b)(2). Effective on and after January 1, 2001, “Predecessor Employer” shall also include any Employer from which a Participating Employer or Related Employer purchases assets if Employees of the Employer whose assets are purchased become Employees of a Participating Employer or Related Employer on account of that purchase. The Administrator shall determine whether or not an Employer is a Predecessor Employer.

     Predecessor Plan. “Predecessor Plan” means the payroll stock ownership plan (originally referred to as The Toro Company Employee Stock Ownership Plan) which was maintained by Toro prior to the merger of that plan into The Toro Company Employee Stock Ownership Plan which merged into this Plan. Effective on and after January 1, 2001, “Predecessor Employer” shall also include any Employer from which a Participating Employer or Related Employer purchases assets if Employees of the Employer whose assets are purchased become Employees of a Participating Employer or Related Employer on account of that purchase. The Administrator shall determine whether or not an Employer is a Predecessor Employer.

     Pre-Tax Contribution Agreement. “Pre-Tax Contribution Agreement” means an agreement on a form provided by the Administrator or information provided by another method made available by the Administrator pursuant to which a Covered Employee may elect to have the compensation payable to the Covered Employee by the Covered Employee’s Participating Employer reduced and paid as Pre-Tax Contributions to the Plan by such Participating Employer.

     Pre-Tax Contributions. A Contributing Participant’s “Pre-Tax Contributions” are contributions described in Section 4.3.

     Pre-Tax Contributions Account. “Pre-Tax Contributions Account” means an Account described in Section 6.1(a)(2).

     Prior Plan. If this Plan is adopted by a Participating Employer as an amendment or continuation of another plan, as indicated in a resolution of an Employer adopting the Plan pursuant to Section 2.2, then the amended or continued plan as it existed immediately before the amendment or continuation shall be a “Prior Plan.” In addition, each of the following plans shall be considered a “Prior Plan”:

          (1) The Toro Company Profit-Sharing Plan for Office Employees;

          (2) The Toro Company Profit-Sharing Plan for Hourly Employees;

          (3) The Toro Company Profit-Sharing Plan for Windom Factory Employees;

          (4) The Toro Company Profit-Sharing Plan for Minneapolis Factory Employees;

          (5) The Toro Company Matching Stock Plan;

          (6) The Toro Company Employee Stock Ownership Plan; and

          (7) The Toro Company Investment and Savings Plan.

     Qualified Domestic Relations Order.

          (1) General Rule. The term “Qualified Domestic Relations Order” means a Domestic Relations Order:

               (A) which creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and

               (B) with respect to which the requirements described in the remainder of this definition are met.

          (2) Specification of Facts. A Domestic Relations Order shall be a Qualified Domestic Relations Order only if the order clearly specifies:

               (A) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

               (B) the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

               (C) the number of payments or period to which such order applies, and

               (D) each plan to which such order applies.

          (3) Further Requirements. A Domestic Relations Order shall be considered a Qualified Domestic Relations Order only if such order:

               (A) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan,

               (B) does not require the Plan to provide increased benefits, and

               (C) does not require payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

          (4) Exception for Payments After Order. A Domestic Relations Order shall not be treated as failing to meet the requirements of subparagraph (3)(A) above solely because such order requires that payment of benefits be made to an Alternate Payee:

               (A) before the Participant has incurred a Termination of Service,

               (B) as if the Participant had incurred a Termination of Service on the date on which such payment is to begin under such order, and

               (C) in any form in which such benefits may be paid under the Plan to the Participant (other than in the Qualified Joint and Survivor Annuity Form with respect to the Alternate Payee and Alternate Payee’s subsequent spouse).

          (5) Orders Prior to January l, 1985. Generally, a Domestic Relations Order cannot be a Qualified Domestic Relations Order until January l, 1985. However, in the case of a Domestic Relations Order entered before such date, the Administrator:

               (A) shall treat such order as a Qualified Domestic Relations Order if such Administrator is paying benefits pursuant to such order on such date, and

               (B) may treat any other such order entered before such date as a Qualified Domestic Relations Order even if such order does not meet the requirements set forth above.

     Qualified Employee. The determination of who is a “Qualified Employee” of a Participating Employer for a Plan Year shall be made as of the last day of such Plan Year and shall mean an Employee who:

          (1) was a Covered Employee on at least one day of said Plan Year;

          (2) has been credited with at least two years of Eligibility Service;

          (3) had at least 1,000 Hours of Service for any combination of Participating Employers during said Plan Year while the Employee was not excluded from eligibility under Section 3.1(b) or immediately prior to becoming a Covered Employee was covered by another plan qualified under Section 401(a) of the Code which was maintained by Toro or a Related Employer; and

          (4) was an Employee of a Participating or Related Employer as of the last day of said Plan Year.

Notwithstanding the preceding provisions of this definition, in the case of a short Plan Year, due to a change in Toro’s fiscal year, to be a Qualified Employee for the short fiscal year, an Employee need not have completed said 1,000 Hours of Service, but the Employee must have completed a number of Hours of Service equal to 1,000 multiplied by the ratio of the number of days in the short Plan Year to 365. Also, notwithstanding the preceding provisions of this definition, if a Covered Employee who has previously met the requirements to be a Qualified Employee for a Plan Year dies during the Plan Year or incurs a Termination of Service after having reached age 62, the Employee shall be considered a Qualified Employee of the Employee’s Participating Employer as of the last day of such Plan Year.

An Employee who is described in Section 3.1(c) and who would meet the above requirements of this definition for a Plan Year if the Employee’s Employer (a Foreign Subsidiary) was a Participating Employer shall be considered to be a Qualified Employee for that Plan Year of the Participating Employer which has entered into the agreement referred to in Section 3.1(c)(2) with such Employee’s Employer (such Foreign Subsidiary).

If the Plan does not meet the minimum coverage requirements under Section 410(b)(1)(B) of the Code (the “70% test”) for a Plan Year on account of a requirement that an individual must be an Employee of a Participating Employer or Related Employer as of the last day of that Plan Year, that requirement shall be modified by changing the specific requirement to be that the individual must be an Employee of such an Employer on or after an earlier day in the Plan Year. That earlier day shall be the day nearest the last day of the Plan Year which when used in such specific requirement permits the satisfaction of such minimum coverage requirements. Each Participant who satisfies the requirements of this definition as so modified for a particular Plan Year shall be a Qualified Employee for that Plan Year. Such determination shall be made for each Plan Year before Toro Investment Fund Contributions have been completed. If such an earlier day has been determined for a Plan Year, each Participant who becomes a Qualified Employee for that Plan Year shall be treated like all other Qualified Employees for that Plan Year with respect to allocations of Toro Investment Fund Contributions made for that Plan Year.

Notwithstanding the preceding provisions of this definition if, as a result of an organizational restructuring by a Covered Employee’s Participating Employer and the elimination of the Covered Employee’s position, the Covered Employee incurs a Termination of Service during the last three months of a Plan Year, the requirement that an individual must be an Employee of a Participating Employer or a Related Employer as of the last day of that Plan Year to be a Qualified Employee shall not apply to such Covered Employee for that Plan Year. However, if that exception does not meet the antidiscrimination requirements of Section 410 and Section 401(a)(4) of the Code for a Plan Year, Highly Compensated Employees shall be eliminated from the group of Covered Employees who qualify for that exception in the order of their compensation ranking for the Plan Year (highest to lowest) until those requirements are met.

     Regulations. “Regulations” means regulations issued by the Department of Treasury, the Department of Labor, or the Securities and Exchange Commission.

     Related Employer. A “Related Employer” is an Employer, other than a Participating Employer, which is part of a group of corporations or other business organizations with a Participating Employer that is treated as one Employer for purposes of antidiscrimination tests described in Section 414 of the Code as determined by applying tests established under Section 414 of the Code, modified for purposes of Section 415 of the Code only by Section 415(h) of the Code. In addition, Foreign Subsidiaries shall be considered to be Related Employers.

     Rollover Contributions. “Rollover Contributions” are contributions made by an Employee pursuant to Section 4.6.

     Rollover Contributions Account. “Rollover Contributions Account” means an Account described in Section 6.1(a)(7).

     Shareholder. “Shareholder” means any Participant or former Participant or Beneficiary (or such person’s legally appointed representative) who has received a distribution of Toro Common Stock pursuant to the Plan.

     Social Security Taxable Wage Base. The “Social Security Taxable Wage Base” for a calendar year is the maximum amount of remuneration which constitutes “wages” for that year for purposes of Section 3121(a)(1) of the Code.

     Termination of Employment. A “Termination of Employment” of an Employee of an Employer shall occur whenever the Employee’s status as an Employee of such Employer ceases for any reason other than the Employee’s death. An Employee who does not return to work for such Employer on or before the expiration of an authorized leave of absence from such Employer shall be deemed to have incurred a Termination of Employment when such leave ends. An Employee who has been on temporary lay-off for lack of work for more than two years shall also be deemed to have incurred a Termination of Employment.

     Termination of Service. A “Termination of Service” of an individual shall occur whenever the individual has ceased to be an Employee of all Participating Employers or Related Employers.

     Toro. “Toro” means The Toro Company, a Delaware corporation, or any successor thereof.

     Toro Common Stock. “Toro Common Stock” means the common stock of Toro or any successor company thereto.

     Toro Common Stock Value. “Toro Common Stock Value” means either (1) if Toro Common Stock is traded on a national securities exchange, the price of Toro Common Stock prevailing on that exchange, or (2) if it is not traded on such an exchange, the fair market value of the Toro Common Stock as determined in good faith by the Administrator and based on all relevant factors for determining the fair market value of securities. Such fair market value shall be determined as of each Valuation Date. The fair market value of any Toro Common Stock shall be determined by the Administrator; however, the Administrator may seek and be guided by an appraisal thereof made by an independent reputable appraiser selected by the Administrator and also by any Regulations promulgated pursuant to ERISA Section 3(18). All valuations of Toro Common Stock acquired after December 31, 1986 that are not publicly traded must be made by an independent appraiser who meets requirements similar to those imposed under Section 170(a)(1) of the Code.

     Toro Investment Fund Contributions. “Toro Investment Fund Contributions” are contributions made by a Participating Employer pursuant to Section 4.1.

     Trust. On and after August 1, 1995, The Toro Company Investment and Savings Plan Trust, has been the trust for The Toro Company Investment and Savings Plan and The Toro Company Employee Stock Ownership Plan Trust has been the trust for The Toro Company Employee Stock Ownership Plan. Those trusts shall be considered to be the “Trust” on or after January 1, 2002, until they are amended to merge. After that merger “Trust” means “The Toro Company Investment, Savings and Employee Stock

Ownership Plan Trust” as it may be amended from time to time, the terms of which are stated in the Trust Agreement.

     Trust Agreement. “Trust Agreement” means a trust agreement described in Section 9.1 between Toro and the Trustee. However, on and after January 1, 2002 and until execution of the merger of The Toro Company Investment and Savings Plan Trust and The Toro Company Employee Stock Ownership Plan Trust, “Trust Agreement” means the trust agreements for those two trusts.

     Trustee. The “Trustee” is the natural or artificial person appointed and acting from time to time as Trustee of the Trust. As of January 1, 2002, Putnam Fiduciary Trust Company is the Trustee. No person shall serve as Trustee in violation of Section 411 of ERISA.

     Trust Fund. The “Trust Fund” includes all property, cash and assets of every kind received or receivable and held by the Trustee pursuant to the terms of the Trust Agreement.

     Trust Fund Share. The “Trust Fund Share” of a Participant or the Participant’s Beneficiary shall be equal to the total of:

          (1) the fair market value of the Participant’s or Beneficiary’s Accounts determined as of the Valuation Date coincident with or last preceding the event which gives rise to the necessity for determining said total; plus

          (2) the amount of any contributions to the Plan credited to the Participant’s or Beneficiary’s Accounts after said Valuation Date and up to said event; plus

          (3) all contributions which have been remitted to the Trustee and which have not been allocated to the Participant’s Accounts up to such event, but which are fully allocable to the Participant; plus

          (4) all contributions held by a Participating Employer under a payroll deduction program with respect to this Plan; plus

          (5) All other contributions made subsequent to such event which are allocated to the Participant’s Accounts after such event; less

          (6) all distributions from the Plan made to the Participant or on the Participant’s behalf from said Valuation Date up to said event.

Notwithstanding the preceding provisions of this definition, if as of said Valuation Date any portion of any of a Participant’s Accounts have been invested in an Investment Fund and if the change in value of such portion is readily determinable at any time without a valuation of said Investment Fund, such portion shall be excluded when determining the fair market value of the applicable Account as of said Valuation Date. However, the amount receivable by the Participant from said Investment Fund with respect to that portion, as of the date the Participant’s Trust Fund Share is computed, shall be added to the Participant’s Trust Fund Share.

     Valuation Date. A “Valuation Date” is any date as of which the value of the assets held in the Trust Fund is to be determined. A Valuation Date shall occur upon any date designated by the Administrator and communicated to the Trustee and other appropriate parties which date must be selected in a uniform manner and must not result in any discrimination in favor of Highly Compensated Employees of a Participating Employer. If business is not normally transacted on the pertinent day, then the Valuation Date shall be the most recent day upon which business was normally transacted. Until modified by the Administrator (by direction to the record keeper for the Plan and communications to Participants), Valuation Date shall include each business day on which the New York Stock Exchange is open for business.

     Valuation Period. A “Valuation Period” is a period of time beginning either on August 1, 1995, or on the day immediately following a Valuation Date and ending upon the next subsequent Valuation Date.

     Vested. “Vested” means nonforfeitable, that is, a claim which is unconditional and legally enforceable against the Plan obtained by a Participant or the Participant’s Beneficiary to that part of an immediate or deferred benefit under the Plan.

     Vested Share. “Vested Share” means the Vested portion of a Participant’s Trust Fund Share as determined under Article VI.

     Vesting and Withdrawal Limitations. “Vesting and Withdrawal Limitations” means with respect to assets allocated to a Participant’s Account that those assets are fully Vested and may not be withdrawn prior to the Participant’s Termination of Service.

     Vesting Service. “Vesting Service” means an Employee’s period of service with Toro or a Related Employer measured in full years. An Employee shall receive credit for one full year of Vesting Service for each Plan Year beginning on or after August 1, 1988, in which the Employee had at least one Hour of Service for Toro or a Related Employer. Because of a short Plan Year that occurred beginning August 1, 1995, and ending December 31, 1995, Employees shall receive credit for Vesting Service in accordance with the previous provisions of this definition, for the one year period beginning on August 1, 1995, and for Plan Years beginning on and after January 1, 1996. Effective on and after January 1, 2001, “Vesting Service” shall also include an Employee’s period of service with a Predecessor Employer determined in the same manner as under the prior provisions of this definition.

     Voluntary Contributions Account. “Voluntary Contributions Account” means an Account described in Section 6.1(a)(8).

     Section 1.2. Gender and Number. Wherever appropriate, the masculine gender, as used herein, may be read as the feminine gender or as the neuter gender, and the neuter gender may be read as the masculine gender or as the feminine gender. The singular may be read as the plural, and the plural may be read as the singular.

     Section 1.3. Applicable Law, Statute of Limitations. The Plan and Trust are intended to be construed, and all rights and duties are to be governed, in accordance with the laws of the State of Minnesota, except as preempted by ERISA. Unless ERISA specifically provides otherwise, no civil action arising out of, or relating to, this Plan or Trust, including a civil action authorized by Section 502(a) of ERISA, may be commenced by a Participant or Beneficiary after the earlier of:

     (a) three years after the occurrence of the facts or circumstances that give rise to, or form the basis for such action; or

     (b) one year from the date the plaintiff had actual knowledge of the facts or circumstances that give rise to, or form the basis for, such action,

except that in the case of fraud or concealment, such action may be commenced not later than three years after the date of discovery of the facts or circumstances that give rise to, or form the basis for, such action.

     Section 1.4. Merger and Consolidation. In the event of any merger or consolidation of the Plan or Trust with any other plan or trust or the transfer of assets or liabilities of the Trust to any other plan or trust, each Participant shall (if such plan or trust should then be terminated) receive a benefit immediately after the merger, consolidation, or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan or Trust had terminated on the day immediately preceding the effective date of such merger, consolidation, or transfer) based on the Participant’s employment and remuneration on such preceding day.

     Section 1.5. Rule of Construction. Toro intends the Plan and Trust to qualify under the provisions of ERISA, including Section 401(a) of the Code as amended by ERISA, or of any comparable section of any future legislation that amends, supplements, or supersedes such section and/or ERISA, and all provisions of the Plan are to be construed and applied in a manner that is consistent therewith.

ARTICLE II.
Participating Employers

     Section 2.1. Eligibility. In order to be eligible to adopt the Plan, an Employer must be designated as eligible by the Chief Executive Officer of Toro or such officer’s delegate in writing which designation must be delivered to such Employer. The designation may specify the date as of which such Employer’s participation may become effective, the terms and conditions, if any, under which and the extent to which employment with and remuneration from such Employer, its predecessors and/or affiliates shall be taken into account under the Plan, and may also specify the divisions, plants or other units of Employees of such Employer whose members are eligible to become Covered Employees. This revised Section 2.1 is effective on and after January 1, 1997.

     Section 2.2. Commencement of Participation. An eligible Employer may adopt the Plan by resolution duly adopted by its Board of Directors, as evidenced by a copy thereof certified by its secretary or assistant secretary (or other authorized person) and delivered to Toro. Upon such delivery of the certified copy of that resolution, the Employer shall become a Participating Employer effective upon the later of the date specified in that resolution or the designation referred to in the prior section. If no date is specified in such resolution or designation, the eligible Employer shall become a Participating Employer as of the first day of the first Plan Year subsequent to the date on which such resolution has been duly adopted and such designation has been adopted.

     Section 2.3. Recordkeeping and Reporting. Each Participating Employer shall furnish to the Administrator the information with respect to each of its Employees necessary to enable the Administrator to maintain records sufficient to determine the benefits due to or which may become due to such Employees and to give those Employees the reports required by law.

ARTICLE III.
Eligibility and Participation

     Section 3.1. Eligibility Requirements.

     (a) Except as otherwise provided in Section 3.1(b), each Employee of a Participating Employer who simultaneously meets all of the following requirements may become a Covered Employee:

          (1) The Employee has completed ninety (90) consecutive days of employment with a Participating Employer, Related Employer, or Predecessor Employer (limitations on crediting service with a Predecessor Employer described in Paragraph (3) of the definition of Eligibility Service shall apply) or one year of Eligibility Service.

          (2) The Employee is employed is a division, plant or other classification of Employees with respect to which the Employee’s Participating Employer has adopted the Plan.

     (b) The following provisions are exceptions to the eligibility provisions of Section 3.1(a):

          (1) If an Employee is in a unit of Employees of a Participating Employer covered by a collective bargaining agreement which does not provide that Employees in the unit shall be covered by the Plan and if there is evidence that retirement benefits were the subject of good faith bargaining between the representatives of such unit and such Employer, the Employee shall not be eligible to become a Covered Employee.

          (2) If an Employee is employed in a division, plant or other unit of a Participating Employer that has been acquired by that Participating Employer by any means of acquisition or has become part of that Participating Employer in connection with an acquisition by another Participating Employer or Related Employer, the Employee shall not be eligible to become a Covered Employee unless the Chief Executive Officer of Toro designates as eligible (in writing) the unit of Employees to which the Employee belongs and specifies the effective date of such eligibility. Such Chief Executive Officer may as part of making a unit of Employees eligible also designate the former Employer of the Employees of the unit as a Predecessor Employer and may indicate the extent to which service with that Employer will be treated as employment with a Participating Employer for purposes of determining Eligibility Service. Effective on and after January 1, 2001, such officer may also indicate the extent to which service with that Employer will be treated as employment with a Participating Employer for purposes of determining Vesting Service.

          (3) If the written designation of the Chief Executive Officer of Toro under which an Employee’s Employer is designated as eligible to become a Participating Employer specifies the divisions, plants or other units of Employees of such Employer whose members are eligible to become Covered Employees, the Employee must be employed in such a unit of Employees of such Employer to be eligible to become a Covered Employee, unless the Employee is also employed by another Participating Employer and is not otherwise excluded from eligibility to be a Covered Employee.

          (4) If an individual is classified by a Participating Employer as an independent contractor, as evidenced by its intentional decision to not withhold tax from the individual’s compensation, then even if the individual actually is an Employee of the Participating Employer during the period of the classification, the individual may not become a Covered Employee of that Participating Employer. Further, if an individual who is working for a company providing goods or services (including temporary employee services) to a Participating Employer is not regarded by the Participating Employer as its Employee, as evidenced by its intentional decision to either not pay the person’s compensation or not withhold taxes from the individual’s compensation, then even if the individual eventually is deemed to be an Employee of the Participating Employer, such individual may not become a Covered Employee of that Participating Employer.

          (5) A leased employee described in Section 14.4 of the Plan shall not be eligible to become a Covered Employee.

          (6) If an Employee of a Participating Employer is classified by the Participating Employer as a temporary employee or an intern, the individual may not become a Covered Employee of that Participating Employer while the individual is covered by that classification, unless the Employee has completed a year of Eligibility Service.

     (c) Subject to the exceptions described in Subsection (b), an Employee who is a citizen of the United States, is employed by a Foreign Subsidiary and meets the requirements of Subsection (a) shall be eligible to become a Covered Employee. However, an Employee who meets those requirements may not become a Covered Employee if:

          (1) a contribution may be made to any other funded plan of deferred compensation (excluding social insurance taxes or similar payments) provided with respect to the remuneration being paid to the Employee by the Foreign Subsidiary, or

          (2) Toro or a U.S. corporation which is an Affiliate has not entered into an agreement with the Foreign Subsidiary pursuant to Section 3121(l) of the Code to provide social security coverage for each Employee of the Foreign Subsidiary who meets the foregoing requirements of this section, which agreement has not been terminated pursuant to Section 3121(l)(3) or (4) of the Code.

For purposes of this Plan, an Employee who meets the preceding requirements of this Subsection (c) shall be treated as an Employee of the Employer which has entered into the agreement referred to in paragraph (2) with the Foreign Subsidiary which is the Employee’s Employer and the special rules of Section 406 of the Code shall apply under the Plan with respect to such Employees.

This Subsection (c) shall cease to be effective on and after January 1, 2002.

     Section 3.2. Admittance as Covered Employee and Participant.

     (a) Each Employee of a Participating Employer who immediately before January 1, 2002, was a participant in a plan that merged to form the Plan on that date shall be a Participant as of that date. In addition, each such Employee who on said date is not excluded from eligibility under Section 3.1(b) shall be a Covered Employee on said date. Also, if an Employee meets such requirements, except that the Employee is excluded from eligibility under Section 3.1(b), the Employee shall become a Covered Employee as of the first day on which the Employee performs an Hour of Service for a Participating Employer and is not excluded from eligibility under Section 3.1(b) (this shall not be earlier than the Entry Date on which the Employee would have become a Covered Employee but for such exclusion).

     (b) On and after January 1, 2002, each Employee who first meets the requirements of Section 3.1 shall automatically become a Covered Employee and a Participant on the payday for the first full payroll period after the Employee meets those requirements. However, if an Employee meets such requirements, except that the Employee incurs a Termination of Service (without returning to employment) before such day, the Employee shall become a Covered Employee as of the first day after that payday on which the Employee first performs an Hour of Service for a Participating Employer and is not excluded from eligibility under Section 3.l(b). Also, if an Employee meets such requirements on account of satisfying the one year of Eligibility Service requirement, the date for such entry into the Plan shall not be later than the first day of the Plan Year following the date such requirements are satisfied.

     Section 3.3. Requirements to Become a Contributing Participant.

     (a) Each Employee who becomes a Covered Employee may become a Contributing Participant. However, except as provided in Section
3.3(b), to become a Contributing Participant, each Covered Employee must apply to participate in the Plan in writing or by another method required or made available by the Administrator. The application shall include an acceptance of the terms of the Plan, a Pre-Tax Contribution Agreement, an agreement to make After-Tax Contributions, a designation of the percentage of the Employee’s Compensation which the Employee wishes to have contributed to the Plan on the Employee’s behalf, an authorization of payroll deductions of such contributions and such other information as the Administrator may reasonably require for the proper administration of the Plan. A Covered Employee shall become a Contributing Participant as of the beginning of the Covered Employee’s first payroll period which follows the 30th day after the date of such application (or such earlier payroll period as the Administrator shall permit in a uniform and nondiscriminatory manner) or for such later payroll period as shall be provided in the application.

     (b) Each Employee who becomes an Employee of a Participating Employer on or after January 1, 2002 and who first becomes a Covered Employee on or after that date shall automatically become a Contributing Participant, unless the Employee elects not to participate in the Plan by completing the forms required by the Administrator or by another method made available by the Administrator. Upon explanation of the terms of the Plan by the Administrator, unless an affirmative action is taken by the Covered Employee, the Employee will be deemed to have agreed with the terms of the Plan, agreed to make Pre-Tax Contributions, designated the percentage of the Employee’s Compensation as provided in Section 4.3(a)(2) of the Plan, and authorized the payroll deductions of such contributions. If the Employee desires to change the percentage of the Employee’s Compensation designated as Pre-Tax Contributions, agrees to make After-Tax Contributions, or elects not to participate in the Plan, the Employee shall complete the forms or take such other action as is reasonably required by the Administrator. A Covered Employee shall become a Contributing Participant as of the date such Employee becomes a Covered Employee, unless the Employee elects not to participate in the Plan.

     Section 3.4. Withdrawal as Contributing Participant. A Participant may withdraw as a Contributing Participant for a payroll period by revoking the Participant’s authorization of payroll deductions to make Pre-Tax Contributions and After-Tax Contributions on the Participant’s behalf. A Participant who desires to withdraw as a Contributing Participant shall provide a notice of withdrawal by a method required or made available by the Administrator, at least thirty days (or such shorter period of days as the Administrator shall permit in a uniform and nondiscriminatory manner) before such payroll period.

     Section 3.5. Return as Contributing Participant After Withdrawal. A Participant who has withdrawn as a Contributing Participant as described in Section 3.4 may not again become a Contributing Participant until the first payday of the Covered Employee’s Participating Employer which follows the payday for which the withdrawal was effective (or such earlier date as the Administrator shall permit in a uniform and nondiscriminatory manner).

     Section 3.6.  Termination as Covered Employee.  An Employee shall cease to be a Covered Employee upon the Employee’s Termination of Employment by all Participating Employers or the Employee’s death, or by reason of ceasing to meet the requirements to be a Covered Employee under Section 3.1.

     Section 3.7.  Termination as Contributing Participant.  An Employee shall cease to be a Contributing Participant upon the Employee’s withdrawal as a Contributing Participant as described in Section 3.4 or the Employee’s termination as a Covered Employee under Section 3.6, or on account of termination of the Plan.

     Section 3.8.  Return as Covered Employee and Contributing Participant after Termination as Covered Employee.  An Employee who has ceased to be a Covered Employee shall again become a Covered Employee as of the first day after that occurrence on which such Employee first performs an Hour of Service for a Participating Employer and is not excluded from eligibility under Section 3.1(b). Such Employee shall again become a Contributing Participant as provided in Section 3.3 or, if such Employee had withdrawn as a Contributing Participant prior to Termination of Service, at such later date as is provided under Section 3.5. For purposes of determining that date, an Employee who has ceased to be a Covered Employee shall be deemed to have withdrawn as a Contributing Participant.

     Section 3.9.  Limitation Respecting Employment.  Neither the fact of the establishment of the Plan and Trust nor the fact that an Employee has become a Covered Employee or Contributing Participant shall give to any person any right to continued employment; neither shall either fact limit the right of a Participating Employer to discharge or to deal otherwise with an Employee without regard to the effect such treatment may have upon the Employee’s rights under the Plan.

     Section 3.10.  Termination as Participant.  After there shall have been distributed to or for the benefit of a Participant or such Participant’s Beneficiary the entire portion of such Participant’s Vested Share to which the Participant is entitled, such person shall cease to be a Participant.

ARTICLE IV.
Contributions

     Section 4.1.  Toro Investment Fund Contributions.

     (a)  For each Plan Year, each Participating Employer shall contribute to the Plan on behalf of each of its Qualified Employees for that year an amount equal to five and one half percent (5.5%) of the Qualified Employee’s Compensation for that Plan Year.

     (b)  For each Plan Year, each Participating Employer shall also contribute to the Plan on behalf of each of its Qualified Employees for that year an amount equal to five and one half percent (5.5%) of the excess of the Qualified Employee’s Compensation for that year over the Social Security Taxable Wage Base as of the beginning of that year.

     (c)  For purposes of this Section, a Qualified Employee’s Compensation shall not include amounts received prior to the first day of the month following the date on which the Qualified Employee completes two years of Eligibility Service.

     (d)  All contributions under this section shall be designated as Toro Investment Fund Contributions.

     Section 4.2. ESOP Contribution.

     (a)  For each Plan Year, each Participating Employer shall contribute to the Plan on behalf of each of its Qualified Employees for that year an amount equal to one and one half percent (1.5%) of the Qualified Employee’s Compensation for that Plan Year as an ESOP Contribution.

     (b)  In addition to the contribution described in the prior paragraph, a Participating Employer may contribute to the Plan for each Plan Year such amount of cash, Toro Common Stock or other property (Toro Common Stock shall be valued at its Toro Common Stock Value and other property shall be valued at its fair market value) as may be determined by its Board of Directors. In determining the amount of a Participating Employer’s ESOP Contribution for a Plan Year, the Participating Employer’s Board of Directors may take into consideration the contribution which is sufficient to permit the Trustee to make any principal and interest payments on any outstanding Exempt Loan. Further, in determining the amount of such ESOP Contribution, the Participating Employer’s Board of Directors shall take into consideration the maximum amount deductible by the Participating Employer for Federal income tax purposes under Section 404(a)(3) of the Code or Section 404(a)(9) of the Code, as applicable.

     (c)  For purposes of this Section, a Qualified Employee’s Compensation shall not include amounts received prior to the first day of the month following the date on which the Qualified Employee completes two years of Eligibility Service.

     Section 4.3. Pre-Tax Contributions.

     (a)  Pre-Tax Contributions are contributions to the Plan which are made out of a Contributing Participant’s Compensation and are treated for federal income tax purposes as a contribution made by the Participant’s Participating Employer.

          (1)  Prior to January 1, 1999, a Contributing Participant who decides to cause Pre-Tax Contributions to be made to the Plan on the Participant’s behalf for a Plan Year must enter into a Pre-Tax Contribution Agreement as provided in Section 3.3 in which the Employee shall designate the percentage of the Employee’s Compensation from the Employee’s Participating Employer which is to be contributed by the Employee’s Participating Employer to the Plan for that part of the Plan Year during which the Employee is a Contributing Participant

          (2)  On and after January 1, 1999, an Employee who becomes a Contributing Participant under Section 3.3(b), shall be deemed to have elected to have Pre-Tax Contributions made on the Covered Employee’s behalf in the amount of two percent (2%) of the Covered Employee’s Compensation. In the event the Covered Employee makes an affirmative election to make Pre-Tax Contributions before the date such Employee becomes a Contributing Participant, the affirmative election shall supercede the deemed election. In the event the Covered Employee makes an election not to have Pre-Tax Contributions made on the Covered Employee’s behalf before the date such Employee becomes a Contributing Participant, such election shall supercede the deemed election.

          (3)  On and after January 1, 1999, at least annually, before each Plan Year, the Administrator must notify the Employee who was deemed to become a Contributing Participant under Section 3.3(b) of the Pre-Tax Contribution percentage as designated in
Section 4.3(a)(2) and the Employee’s right to change the percentage.

          (4)  On and after August 1, 2002, an Employee who is employed with Toro Manufacturing LLC, and who was an Employee of a Participating Employer and a Contributing

Participant on July 31, 2002, shall be deemed to have elected to have Pre-Tax Contributions made in the amount as specified in the Pre-Tax Contribution Agreement in effect for such Employee as of July 31, 2002. Such rate of Pre-Tax Contributions shall remain in effect until the rate is modified as otherwise provided in this Section 4.3.

     (b) A Contributing Participant’s Participating Employer shall contribute on behalf of the Contributing Participant the amount specified by the Contributing Participant to be made to the Plan as Pre-Tax Contributions.

     (c) An Employee may cause the Employee’s Participating Employer to cease to make Pre-Tax Contributions on the Employee’s behalf for a Plan Year by withdrawing from the Employee’s status as a Contributing Participant as provided in Section 3.4. Such status withdrawal shall be effective as of such date as may be provided under rules established by the Administrator; however, unless the Administrator determines otherwise, such withdrawal will be effective as of the first payday after the status withdrawal on which it is administratively feasible to make the changes.

     (d) Pre-Tax Contributions during a Plan Year shall be made and limited as follows:

          (1) For a Contributing Participant whose Compensation, on an annualized basis, at the beginning of that quarter is not above the level used to determine Highly Compensated Employees for that Plan Year, the Contributing Participant may make Pre-Tax Contributions in one percent (1%) increments of from a minimum of one percent (1%) to a maximum of twenty-five percent (25%) of Compensation; provided, however, that the sum of the Participant’s Pre-Tax Contributions and After-Tax Contributions for any payroll period may not exceed twenty-five percent (25%) of the Participant’s Compensation for such period.

          (2) If a Participant is not covered by Section 4.3(d)(1) at the beginning of a calendar quarter, the Participant may make Pre-Tax Contributions in one percent (1%) increments of from a minimum of one percent (1%) to a maximum no greater than is permitted under Section 5.3 of the Plan.

     (e) A Contributing Participant may modify the rate of Pre-Tax Contributions at any time by fulfilling the requirements of this section. The rate change shall be effective as of the first payday after the Administrator has processed the request. Any modification in the rate of Pre-Tax Contributions shall be elected by providing to the Administrator a new Pre-Tax Contribution Agreement by a method required or made available by the Administrator. Such agreement shall be provided to the Administrator at least 30 days (or such shorter period of days as the Administrator may permit in a uniform and nondiscriminatory manner) before the payday as of which it is to be effective.

     (f) A Participant’s Pre-Tax Contributions for any calendar year, when aggregated with any other elective deferrals as defined under Section 402(g) of the Code which are made to any other plan maintained by a Participating or Related Employer on behalf of the Participant, may not exceed $7,000 ($11,000 for 2002), as adjusted by the Secretary of Treasury to reflect increases in the cost of living. If that limit is exceeded, the portion of the excess amount attributable to this Plan, adjusted for earnings or losses as provided in Section 4.3(h), shall be distributed to the Participant not later than April 15 of the calendar year immediately following the calendar year in which the contributions were made.

     (g) If a Participant’s elective deferrals, within the meaning of Section 402(g)(3) of the Code, for any calendar year exceed $7,000 ($11,000 for 2002) as adjusted by the Secretary of the Treasury to reflect increases in the cost of living, and this limit is exceeded as a result of aggregation with any such elective deferrals made to plans other than plans maintained by a Participating or Related Employer, the

Participant may notify the Administrator and request a distribution from this Plan. In calculating the amount to be distributed pursuant to the Participant’s request, the Participant’s excess pre-tax contributions shall be reduced by any contributions previously distributed or recharacterized pursuant to Section 4.7 hereof with respect to the Participant for the Plan Year beginning with or within such calendar year. If the Administrator receives proper notice from the Participant that the limit in this subsection (g) has been exceeded for a calendar year, the Administrator shall direct the Trustee to distribute the appropriate pre-tax contributions, adjusted for any net earnings or losses, in accordance with paragraph (1) or (2) below:

          (1) If Pre-Tax Contributions are distributed to a Participant during the calendar year in which such contributions were made, the following conditions must be satisfied:

(A)  The Participant and the Plan must designate the distribution as excess pre-tax contributions, and

(B)  The distribution must be made after the date on which the excess pre-tax contributions were made to the Plan.

          (2) If excess Pre-Tax Contributions are distributed following the calendar year in which the contributions were made, the following conditions must be satisfied:

(A)  the Participant must notify the Administrator, not later than the March 1st of the calendar year following the calendar year in which the contributions were made, that the limit in this Section 4.3 has been exceeded, and

(B)  the Administrator, upon receipt of the notice from the Participant, shall direct the Trustees to make the appropriate distributions no later than the April 15th immediately following receipt of the notice.

(h)  (1) The net earnings or losses allocable to the Participant’s excess Pre-Tax Contributions for the calendar year pursuant to this Section 4.3 shall be determined in accordance with any reasonable method for computing the income or losses allocable to such excess deferrals provided the method does not violate Section 401(a)(4) of the Code and is used consistently for all Participants and for all corrective distributions under the Plan for the applicable Plan Year and is used for allocating income to Participant Accounts. However, the net earnings or losses allocable to such excess deferrals for the calendar year may be determined by multiplying the earnings or losses for the calendar year allocable to the Participant’s Pre-Tax Contributions by a fraction with respect to which:

(A)  the numerator is the amount of such excess contributions made by the Participant for the calendar year, and

(B)  the denominator is the sum of (i) the portions of the account balance of the Participant attributable to Pre-Tax Contributions as of the beginning of the calendar and (ii) the Participant’s Pre-Tax Contributions for the calendar year.

          (2) If the distribution of the Participant’s excess Pre-Tax Contributions is made after the end of the calendar year, the net earnings or losses allocable to the Participant’s excess Pre-Tax Contributions for the period between the end of the year and the distribution date will be disregarded.

          (3) Notwithstanding the prior provisions of this subsection (h), the net earnings or losses of, or value of, the Participant’s Pre-Tax Contributions Account attributable to Pre-Tax Contributions that have not been made for a calendar year shall not be taken into account in making the determination described in this subsection (h).

     (i) Matching Contributions made on behalf of a Participant (and earnings or losses attributable to those contributions determined by the Administrator in a manner consistent with the prior provisions of subsection (h)) shall be forfeited if the contributions to which they relate are Pre-Tax Contributions distributed under the prior provisions of this section and shall be used as soon as administratively feasible to reduce subsequent Matching Contributions by the Participant’s Participating Employer.

     (j) Pre-Tax Contributions made on behalf of a Participant must be paid to a Trustee and credited to the Participant’s Pre-Tax Contributions Account as soon as reasonably practicable, but not after the fifteenth business day of the calendar month following the month the contributions would have otherwise been payable to the Participant in cash.

     (k) The rate of Pre-Tax Contributions may be limited by the Administrator in order to comply with the applicable deductibility limits, limits under Section 415 of the Code, and the nondiscrimination tests in Section 4.7.

     (l) All Pre-Tax Contributions made on behalf of a Participant will be initially contributed to Accounts of the Participant that are part of the profit sharing portion of the Plan. Such amounts will subsequently be transferred to the Pre-Tax Contribution Account of the Participant that will permit investment of the Pre-Tax Contributions consistent with the terms of Sections 9.4 and 9.5.

     Section 4.4. After-Tax Contributions.

     (a) Any Participant may elect to contribute to the Plan as an After-Tax Contribution an amount designated by the Participant equal to any whole percentage of the Participant’s Compensation per payroll period, from one percent (1%) to four percent (4%) of such Compensation, but not exceeding the maximum amount which may be contributed pursuant to Sections 5.3 and 4.7 of the Plan; provided, however, that the sum of the Participant’s Pre-Tax Contributions and After-Tax Contributions may not exceed:

          (1) twenty-five percent (25%) of the Participant’s Compensation for such period if the Participant is covered by Section 4.3(d)(1) of the Plan;

          (2) the maximum percentage permitted under Section 5.3 of the Plan if the Participant is covered by Section 4.3(d)(2) of the Plan.

Such contributions do not reduce the Participant’s income subject to income tax withholding. A Contributing Participant who decides to make After-Tax Contributions must make an application as described in Section 3.3. An Employee may cease, resume or modify the rate or amount of After-Tax Contributions at the same times and in accordance with the same rules as provided for Pre-Tax Contributions. A Participant who elects to withdraw all or any part of the Participant’s After-Tax Contributions pursuant to the provisions of Section 7.6 may not elect to make any further After-Tax Contributions for the period indicated in that section.

     (b) All After-Tax Contributions made on behalf of a Participant will be initially contributed to Accounts of the Participant that are part of the profit sharing portion of the Plan. Such amounts will subsequently be transferred to the After-Tax Contribution Account of the Participant that will permit investment of the After-Tax Contributions consistent with the terms of Sections 9.4 and 9.5.

     Section 4.5. Matching Contributions. Subject to any limitation in this Section, each Participating Employer shall make a Matching Contribution for each Plan Year on behalf of each Participant who makes Pre-Tax Contributions or After-Tax Contributions on or after the first day of the month following completion of one year of Eligibility Service. The Matching Contribution from such Employer for such a Contributing Participant shall equal fifty percent (50%) of the Participant’s Pre-Tax Contributions and After-Tax Contributions for the Plan Year (excluding any such contributions which have been withdrawn during that Plan Year) which are made on or after that day, but shall not exceed two percent (2%) of the Participant’s Compensation for any payday with respect to which such contributions are made. Subject to any limitation in this Section, if, as of the end of the Plan Year, the aggregate amount of Matching Contributions made on behalf of a Participant is less than the specified percentage of the applicable portion of the Participant’s Pre-Tax Contributions and After-Tax Contributions for the Plan Year, the Participating Employer will make an additional Matching Contribution on behalf of the Participant in an amount equal to the difference. Matching Contributions may be made in cash or in Toro Common Stock (treasury shares or newly issued shares).

     Section 4.6. Rollovers From Qualified Plans. If allowed by the Administrator and subject to such terms and conditions as may be established from time to time by the Administrator, a Participant may contribute assets distributed from the Participant’s interest in a plan qualified under Section 40l(a) or 403(a) to the Trust Fund by delivery of such contribution to a Trustee and such contribution shall be considered to be a Rollover Contribution; provided that such Employee submits a written certification, satisfactory to the Administrator and Trustee, that the contribution of the assets will satisfy applicable Code and regulatory requirements which prevent taxation of those assets in the event such a contribution is made.

Such rollover may also be made through an individual retirement plan qualified under Section 408 of the Code where the individual retirement plan was used as a conduit from the prior plan if the transfer is made in accordance with the statutory and regulatory rules referred to in the prior paragraph and if such individual retirement plan did not include any personal contributions or earnings thereon the Participant may have made to the Individual Retirement Account.

If allowed by the Administrator and subject to such terms and conditions as may be established from time to time by the Administrator, an Employee of a Participating Employer may cause a direct rollover of the type described in Section 7.12 to be made from a qualified trust described in Section 401(a) of the Code to the Plan and such transfer shall be treated as a Rollover Contribution.

Any Rollover Contributions Account is subject to the Plan provisions governing distributions.

Any Rollover Contributions will be initially contributed to the Rollover Contribution Account. Any subsequent investment of Rollover Contributions will be consistent with the terms of Sections 9.4 and 9.5.

     Section 4.7. Non-discrimination Tests.

     (a) For purposes of this Section 4.7:

          (1) “Actual contribution percentage” means for a Plan Year the average of all actual contribution ratios calculated separately for each Covered Employee in a designated group of Covered Employees. Subject to the rules in Section 4.7(d) hereof, for purposes of determining the actual contribution percentage, a Covered Employee’s actual contribution ratio for a Plan Year is a fraction with a denominator equal to the Covered Employee’s compensation for the Plan Year and a numerator equal to the Covered Employee’s After-Tax Contributions and Matching Contributions for the Plan Year and those qualified nonelective contributions and elective contributions utilized for purposes of satisfying the rules in Section 4.7(c) hereof for the Plan Year. When determining an actual contribution percentage, contributions under this Plan and any other plan holding after-tax voluntary contributions, elective contributions, or matching contributions, which is maintained by a Participating or Related Employer, will be aggregated if such plans must be combined for purposes of satisfying Section 410(b) of the Code. The actual contribution ratio of any Highly Compensated Employee who is a Covered Employee shall be determined by aggregating voluntary and matching contributions under all qualified retirement plans of the Participating and Related Employers. A Covered Employee’s actual contribution ratio shall be calculated to the nearest one-hundredth of one percent.

Effective for Plan Years beginning on or after January 1, 1997, the contribution percentage for non-Highly Compensated Employees which is to be used under the test in Section 4.7(c) and 4.7(e) for a Plan Year shall be determined using the “current year testing method” (that term shall have the meaning given to it under Internal Revenue Notice 98-1 and subsequent guidance which is referred to hereafter in this definition as the “IRS Notice”). Consistent with the IRS Notice, in the event of a permitted change from the current year testing method to the “prior year testing method” (as defined in the IRS Notice) by amendment to the Plan, double counting of certain contributions must not occur.

          (2) “Actual deferral percentage” means for a Plan Year the average of all actual deferral ratios calculated separately for each Covered Employee in a designated group of Covered Employees. Subject to the rules in Section 4.7(d), for purposes of determining the actual deferral percentage, a Covered Employee’s actual deferral ratio for a Plan Year is the fraction with a numerator equal to the Covered Employee’s elective contributions to this Plan for the Plan Year and a denominator equal to the Covered Employee’s compensation for the Plan Year. When calculating a Covered Employee’s actual deferral ratio, the Covered Employee’s elective contributions refer to Pre-Tax Contributions (including such contributions returned to a Participant pursuant to Section 4.3 hereof) made on the Covered Employees behalf, and those qualified nonelective contributions and qualified matching contributions utilized for purposes of satisfying the rules in Section 4.7(b) hereof. When determining an actual deferral percentage, elective contributions under this Plan and any other cash or deferred plan maintained by a Participating or Related Employer will be aggregated if such plans must be combined for purposes of satisfying Sections 401(a)(4) and 410(b) of the Code. The actual deferral ratio of any Highly Compensated Employee who is a Covered Employee shall be determined by aggregating elective contributions under all qualified retirement plans that are maintained by a Participating or Related Employer. A Covered Employee’s actual deferral ratio shall be calculated to the nearest one-hundredth of one percent.

Effective for Plan Years beginning on or after January 1, 1997, the deferral percentage for non-Highly Compensated Employees which is to be used under the tests in Section 4.7(b) and 4.7(e) for a Plan Year shall be determined using the “current year testing method” (as defined in Internal Revenue Notice 98-1 and subsequent guidance). Consistent with the IRS Notice, in the event of a permitted change from the current year testing method to the “prior year testing method” (as defined in the IRS Notice) by amendment to the Plan, double counting of certain contributions must not occur.

          (3) “Aggregate Contributions” means those contributions included in the numerator of the actual contribution ratio under the definition of actual contribution percentage.

          (4) “Compensation” means, for purposes of determining a Covered Employee’s actual deferral and actual contribution ratios, the Covered Employee’s compensation as defined in Section 414(s) of the Code (alternatively, the Administrator may elect to use another definition of compensation described in regulations under Section 414(s) of Code) for the entire Plan Year for which the determination is being made; provided, however, that at the election of the Administrator, compensation as defined herein for a Plan Year shall be computed on the basis of the portion of the Plan Year during which the Employee was a Covered Employee.

          (5) “Elective contributions” means Pre-Tax Contributions made on behalf of Covered Employees under this Article IV, and any other contributions made by a Participating or Related Employer to a different plan pursuant to the Covered Employee’s cash or deferred election in accordance with Section 402(e)(3) of the Code. In order for elective contributions to be taken into account under this Section 4.7 for a Plan Year, they must be made for the Plan Year, allocated as of a date within that Plan Year and paid to the applicable trust within 12 months after the end of the Plan Year. Further, in order for elective contributions to be taken into account under this Section 4.7 for a Plan Year, the elective contributions must relate to Compensation that either would have been received by the Covered Employee in the Plan Year but for the Covered employee’s election to defer or is attributable to services performed by the Covered Employee in the Plan Year and, but for the Covered Employee’s election to defer, would have been received by the Covered Employee within two and one-half months after the close of the Plan Year. Elective contributions may be used to satisfy the rules in Section 4.7(c) hereof, subject to the conditions contained in Section 4.7(d) hereof. For Plan Years beginning after December 31, 1988, elective contributions to another qualified plan of a Participating or Related Employer may be taken into account for the purpose of the prior sentence only if that qualified plan utilizes a plan year that is identical to the Plan Year.

          (6) “Qualified matching contributions” means immediately nonforfeitable matching contributions made to this Plan or to another qualified plan maintained by a Participating Employer or Related Employer on behalf of a Covered Employee hereunder which are subject to the Vesting and Withdrawal Limitations that apply to elective contributions. For Plan Years beginning after December 31, 1988, any contributions made by a Participating Employer to another qualified plan of a Participating or Related Employer may not be considered qualified matching contributions hereunder unless said qualified plan utilizes a plan year that is identical to the Plan Year. In order to be considered qualifying matching contributions under this Article IV for a Plan Year, the contributions must be made for the Plan Year, allocated as of a date within that Plan Year and paid to the applicable trust within 12 months after the end of the Plan Year.

          (7) “Qualified nonelective contributions” means immediately nonforfeitable contributions made by a Participating Employer on behalf of a Covered Employee to this Plan or to any other qualified plan maintained by a Participating or Related Employer, other than elective and matching contributions, which are subject to the Vesting and Withdrawal Limitations that apply to elective contributions. For Plan Years beginning after 1988, any contributions by a Participating Employer made to another qualified plan of a Participating or Related Employer may not be considered qualified nonelective contributions unless said qualified plan utilizes a plan year that is identical to the Plan Year. In order to be considered qualifying nonelective contributions under this Section 4.7 for a Plan Year, the contributions must be made for the Plan Year, allocated as of a date within that Plan Year and paid to the applicable trust within 12 months after the end of the Plan Year.

     (b) Subject to the rules described in subsection (e) hereof, the actual deferral percentages described in Section 4.7(a)(2) of this Plan must satisfy one of the following standards for each Plan Year:

          (1) the actual deferral percentage of the group of Highly Compensated Employees who are Covered Employees during that year shall not exceed the actual deferral percentage of all other Employees who are Covered Employees during that year multiplied by 1.25; or

          (2) the actual deferral percentage of the group of Highly Compensated Employees who are Covered Employees during that year shall not exceed the actual deferral percentage of all other Employees who are Covered Employees during that year multiplied by 2, provided that the actual deferral percentage for the group of Highly Compensated Employees who are Covered Employees during that year is not more than 2 percentage points higher than the actual deferral percentage for all other Employees who are Covered Employees during that year.

     (c) Subject to the rules described in subsection (e) hereof, the actual contribution percentages described in Section 4.7(a)(1) of this Plan must satisfy one of the following standards for each Plan Year:

          (1) the actual contribution percentage of the group of Highly Compensated Employees who are Covered Employees during that year shall not exceed the actual contribution percentage of all other Employees who are Covered Employees during that year multiplied by 1.25; or

          (2) the actual contribution percentage of the group of Highly Compensated Employees who are Covered Employees during that year shall not exceed the actual contribution percentage of all other Employees who are Covered Employees during that year multiplied by 2, provided that the actual contribution percentage for the group of Highly Compensated Employees who are Covered Employees during that year is not more than 2 percentage points higher than the actual contribution percentage for all other Employees who are Covered Employees during that year.

     (d) Subject to the rules described in this subsection (d), qualified nonelective contributions and qualified matching contributions may be taken into account when applying the rules in subsection (b) of this Plan. Also, subject to the rules of this subsection (d), qualified nonelective contributions and elective contributions may be utilized for purposes of satisfying the rules in subsection (c) hereof. The following rules apply to qualified nonelective contributions and qualified matching contributions:

          (1) If only a portion of the qualified nonelective contributions made on behalf of Participants hereunder are taken into account under subsections (b) or (c) hereof, all of the remaining qualified nonelective contributions must be allocated in a manner that does not discriminate in favor of Highly Compensated Employees;

          (2) If qualified matching contributions are used to satisfy the rules in subsection (b) hereof, the rules in subsection (c) hereof must be satisfied without regard to those qualified matching contributions;

          (3) Elective contributions may be used to satisfy the rules in subsection (c) hereof only if the standards described in subsection (b) hereof are met both when including and excluding those elective contributions taken into account pursuant to said subsection (c);

          (4) Any qualified nonelective contributions or qualified matching contributions taken into account under subsection (b) hereof and any qualified nonelective contributions or elective contributions taken into account under subsection (c) hereof may not also be used to satisfy the same nondiscrimination rules under another qualified plan; and

     (5) The Administrator shall designate which contributions are qualified nonelective contributions and qualified matching contributions and must maintain records demonstrating which contributions were used to satisfy the rules in subsections (b) and (c) hereof.

     (e) Effective for Plan Years beginning after December 31, 1988, the rules in this Section 4.7(e) apply if the actual deferral percentage limitation in Section 4.7(b)(2) and the actual contribution percentage limitation in Section 4.7(c)(2) are both utilized for the same Plan Year. In the event this subsection (e) applies, the aggregate limit is the greater of (1) or (2):

     (1) the sum of:

     (A) 125 percent of the greater of the actual deferral percentage or the actual contribution percentage of the non-Highly Compensated Employees; and

     (B) The lesser of the actual deferral percentage or the actual contribution percentage of the non-Highly Compensated Employees, increased by 2 percent, provided that the percentage utilized under this subsection (B) does not exceed the lesser of said actual deferral percentage or actual contribution percentage multiplied by 2.

     (2) the sum of:

     (A) 125 percent of the lesser of (i) the actual deferral percentage of the group of non-Highly Compensated Employees eligible under the 401(k) arrangement for the Plan Year, or (ii) the actual contribution percentage of the group of non-Highly Compensated Employees eligible under the Plan subject to Section 401(m) for the Plan Year beginning with or within the Plan Year of the Section 401(k) arrangement; and

     (B) two plus the greater of (i) or (ii) above. In no event, however, shall this amount exceed 200% of the greater of (i) or (ii) above.

     (3) For purposes of this subsection (e), the actual deferral percentage and the actual contribution percentage of these Highly Compensated Employees shall be determined after any corrective distribution or recharacterization has been made in accordance with Section 4.7(f) hereof and after any other contributions utilized in accordance with Section 4.7(d) hereof.

     (4) If the aggregate limit in this Section 4.7(e) has been exceeded, the Administrator shall reduce the actual contribution percentage of the Highly Compensated Employees in accordance with Section 4.7(f) hereof.

     (5) If a corrective distribution or recharacterization has been made pursuant to Section 4.7(f), then for purposes of this Subsection (e), the actual deferral percentage or actual contribution percentage shall be deemed to be the largest amount permitted under Section 4.7(b) or Section 4.7(c) respectively.

(f) (1) The Committee shall determine the actual deferral percentages and the actual contribution percentages for each Plan Year. If the actual deferral percentage or the actual contribution percentage of the Highly Compensated Employees who are Covered Employees exceeds the maximum percentage that would comply with the standards described in Subsections

(b), (c), or (e) hereof, whichever is applicable, the correction procedures of this Subsection (f) shall be followed.

     (2) Corrections may be made by making contributions described in Subsection (f)(3) or by doing re-characterizations or distributions described after that subsection. For purposes of doing re-characterizations or distributions, excess elective contributions and excess aggregate contributions must be determined.

“Excess elective contributions” mean the aggregate amount of all elective contributions, qualified nonelective contributions, and qualified matching contributions used in determining the actual deferral percentages of the Highly Compensated Employees for the Plan Year which are in excess of the maximum amount of such contributions permitted by the actual deferral percentage test under Section 4.7(b).

“Excess aggregate contributions” mean the aggregate amount of all aggregate contributions, qualified non-elective contributions, and elective contributions used in computing the actual contribution percentages of the Highly Compensated Employees for the Plan Year which are in excess of the maximum amount of such contributions permitted by the actual contribution percentage test under
Section 4.7(c).

The excess elective contributions and excess aggregate contributions shall be determined by reducing the individual deferral ratios or individual contribution ratios of the Highly Compensated Employees, beginning with the actual deferral ratio or the actual contribution ratio of the Highly Compensated Employee with the highest actual deferral ratio or highest actual contribution ratio, as the case may be, and reducing such ratio to the extent required to (i) enable the arrangement or plan to satisfy the actual deferral percentage test under Section 4.7(b), or the actual contribution percentage test under Section 4.7(c); or (ii) cause such Highly Compensated Employee’s actual deferral ratio or actual contribution ratio to equal the ratio of the Highly Compensated Employee with the next highest actual deferral ratio or actual contribution ratio. This process must be repeated until the arrangement or plan satisfies the actual deferral percentage test under Section 4.7(b) or the actual contribution percentage test under Section 4.7(c), whichever is applicable.

If a Participating Employer makes additional contributions as described in Section 4.7(f)(3), the calculation described in Section 4.7(f)(1) shall be redone, and the excess elective contributions and excess aggregate contributions re-determined, before any re-characterizations or distributions are made pursuant to this subsection.

     (3) In the event that contributions for a Plan Year exceed the permissible contribution limitations of subsections (b), (c), or (e) hereof, a Participating Employer may make additional contributions on behalf of Qualified Employees of the Participating Employer for that year who are not Highly Compensated Employees for that year until the actual deferral percentage or the actual contribution percentage of the Highly Compensated Employees for that year complies with subsections (b), (c), or (e) hereof. Contributions by the Participating Employer pursuant to this paragraph (3) shall be allocated equally among those Qualified Employees. Contributions by the Participating Employer pursuant to this paragraph (3) shall be subject to the Vesting and Withdrawal Limitations that apply to elective contributions, except that amounts attributable to such contributions are not distributable merely on account of an individual’s Hardship.

     (4) In the event that contributions for a Plan Year exceed the permissible contribution limitations of subsection (b), the Administrator may, in its discretion, recharacterize the excess elective contributions, adjusted for any earnings or losses, as voluntary contributions made by Participants in accordance with this Article IV. Excess contributions may not be recharacterized after 2-1/2 months following the end of the Plan Year to which the recharacterization relates. Recharacterized contributions are includible in a Participant’s gross income on the earliest dates any elective contributions made on behalf of the Participant for the Plan Year would have been received by the Participant had the Participant originally elected to receive the amounts in cash. These recharacterized amounts are subject to the contribution limitations in subsection (c) hereof for that Plan Year. If a Participating Employer re-characterizes any excess elective contributions, the amount of re-characterizations shall reduce the total of excess elective contributions that would otherwise have to be distributed as described in Subsection (f)(5). Such re-characterizations shall be made on the same basis as the amounts would be distributed if they were not re-characterized.

     (5) If the contributions for a Plan Year exceed the permissible contribution limitations contained in subsections (b), (c), or (e) hereof after any steps taken pursuant to paragraphs (3) and (4) of this subsection (f), the Administrator shall direct the Trustees to distribute to the appropriate Highly Compensated Employee the excess contributions, from such accounts as it shall determine, adjusted for any earnings or losses attributable to the Plan Year and the period from the end of the Plan Year to the date of the distribution. These distributions must be made after the end of the Plan Year for which the excess contributions were made and within 12 months after the end of such Plan Year. The earnings or losses allocable to such excess contributions shall be determined in accordance with any reasonable method for computing the income or losses allocable to excess contributions, provided the method does not violate Section 401(a)(4) of the Code and is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and is used for allocating income to Participants’ Accounts. However, income or losses may be allocated in accordance with the following rules:

     (A) The net earnings or losses allocable to the excess contributions for the Plan Year are determined by multiplying the earnings or losses for the Plan Year and the gap period described in subparagraph (A)(ii) allocable to Before Tax Contributions, Cash or Deferred Contributions and contributions treated as elective contributions under subsection (b) hereof, or to voluntary contributions, matching contributions, and contributions treated as matching contributions under subsection (c) hereof, as the case may be, by a fraction. The numerator and denominator of the fraction are as follows:

     (i) The numerator is the amount of excess contributions made by or on behalf of a Participant for the Plan Year; and

     (ii) The denominator is the sum of (a) the total account balance of the Participant attributable to Before Tax Contributions, Cash or Deferred Contributions and other contributions treated as elective contributions under subsection (b) hereof, or voluntary contributions, matching contributions, and other contributions treated as matching contributions under subsection (c) hereof, as the case may be, as of the beginning of the Plan Year; and (b) the Participant’s elective contributions and amounts treated as elective contributions, or employee and matching contributions, and amounts treated as matching contributions for the Plan Year and for the period between the end of the Plan Year and the distribution date (“gap period”).

     (B) As an alternative, the calculation in subsection (f)(5)(A) may be altered so that the net earnings or losses for the gap period described in subsection (f)(5)(A)(ii) may be determined to be equal to 10 percent of the net earnings or losses calculated under subsection (f)(5)(A) for the Plan Year multiplied by the number of calendar months that have elapsed since the end of that Plan Year. If a distribution is made after the 15th day of a month, that month will be treated as having elapsed for purposes of making this calculation. Otherwise, the month in which a distribution is made will be disregarded.

The excess elective contributions and excess aggregated contributions shall be distributed by reducing the elective contributions or aggregate contributions of the Highly Compensated Employees, beginning with the elective contributions or aggregate contributions of the Highly Compensated Employee with the highest amount of elective contributions or highest amount of aggregate contributions, as the case may be, to the extent required to (i) enable the arrangement or plan to distribute all excess elective contributions or excess aggregate contributions, or (ii) cause such Highly Compensated Employee’s amount of elective contributions or aggregate contributions to equal the amount of such contributions of the Highly Compensated Employee with the next highest amount of elective contributions or aggregate contributions. This process must be repeated until the arrangement or plan has distributed all excess contributions or excess aggregate contributions as the case may be.

If excess Participating Employer contributions are forfeitable, these contributions may be used to reduce Participating Employer contributions made on behalf of the remaining Participants. A distribution or forfeiture of excess contributions must be made after the end of the Plan Year in which the excess occurred and before the end of the following Plan Year.

     (6) The amount of the excess Pre-Tax Contributions that are either recharacterized or distributed with respect to a Participant for a Plan Year will be determined without regard to any excess pre-tax contributions previously distributed to the Participant in accordance with Section 4.3 hereof, for the calendar year ending with or within such Plan Year.

     (7) If the Administrator fails to correct the excess contributions made by a Participating Employer, as determined under subsections (b), (c), or (e) hereof within 2-1/2 months after the end of the Plan Year for which the excess contributions were made, the Participating Employer may be subject to a 10 percent excise tax with respect to the amount of the excess.

     (8) Excess Aggregate Contributions which are Matching Contributions made on behalf of a Participant (and earnings or losses attributable to those contributions determined by the Administrator in a manner consistent with the prior provisions of paragraph (5) of this subsection) which are not Vested shall be forfeited and such contributions (and such earnings) which are Vested shall be distributed. The Participant’s Participating Employer shall use amounts forfeited pursuant to this paragraph as soon as administratively feasible to reduce subsequent Matching Contributions. Amounts that are to be distributed pursuant to this paragraph shall be distributed as provided for excess aggregate contributions.

     (9) A distribution or forfeiture of excess contributions must be made after the end of the Plan Year in which the excess occurred and before the end of the following Plan Year.

     (g) The determination of the amount of excess contributions with respect to this Plan shall be made by:

     (1) first determining excess deferrals as provided under Section 402(g) of the Code;

     (2) then determining excess contributions as provided under Section 401(k) of the Code; and

     (3) then determining excess contributions as provided under Section 401(m) of the Code.

     (h) The Administrator shall maintain records demonstrating compliance with this section.

     (i) Consistent with Section 410(b)(4)(B) of the Code, the Administrator may elect to separately satisfy the requirement of Section 410(b) of the Code for Employees of a Participating Employer who have not met the minimum age and service requirements described in Section 410(a) of the Code. For Plan Years beginning after December 31, 1998, if such election is made, the Plan Administrator may in applying the tests described in this section exclude from consideration all Covered Employees of the Participating Employer (other than Highly Compensated Employees of the Participating Employer) who have not met such minimum age and service requirements.

     (j) Notwithstanding the prior provisions of this section, Section 4.7 (c) shall not apply to Employees under a collectively bargained portion of this Plan (as described in Section 1.401(m)-1(a)(3) of Treasury Regulations). Further, Section 4.7(b) and the subsequent subsections of this section prior to this subsection shall apply separately to Employees under such a collectively bargained portion of this Plan.

     Section 4.8. Payroll Deduction of Contributions. Pre-Tax Contributions and After-Tax Contributions shall be made in the form of payroll deductions. The Administrator shall establish uniform and nondiscriminatory rules regarding such payroll deductions.

     Section 4.9. Time for Payment of Contributions.

     (a) All Pre-Tax Contributions or After-Tax Contributions withheld during a month pursuant to Section 4.7 shall be transmitted by the applicable Employer to the Administrator or, pursuant to the direction of the Administrator, directly to the Trustee in time to reach the Trustee within any time limit required by applicable Code or Regulations.

     (b) Toro Investment Fund Contributions, ESOP Contributions and Matching Contributions made for a Plan Year by a Participating Employer shall be paid to the Trustee no later than the date, including any extension thereof, provided by law for the filing of the Participating Employer’s federal income tax return for its fiscal year in which that Plan Year ends. Matching Contributions may be made monthly based on Pre-Tax Contributions and After-Tax Contributions made throughout the Plan Year.

     Section 4.10. Valuation of ESOP Toro Common Stock Contributions. The value of ESOP Contributions and Matching Contributions in Toro Common Stock shall be equal to the Toro Common Stock Value of such stock determined as of the date of contribution.

     Section 4.11. Advance Contributions. In the event that a contribution is made during a Valuation Period prior to the Valuation Date which ends that period, the Administrator may direct the Trustee to hold such advance contributions as part of a separate Investment Fund or Funds until said Valuation Date. The changes in value of such separate funds shall not be allocated against the Trust Fund as a whole but shall be attributable to the amount of the contribution which is to be allocated as of said Valuation Date or a previous Valuation Date. If any such contribution is not to be allocated until a later Valuation Date, then such contribution shall continue to be held as a separate Investment Fund until the Valuation Date as of which it is to be allocated and the change in value of such separate fund shall not be allocated against the Trust Fund as a whole but shall be attributed to the contribution which is to be allocated as of said Valuation Date.

     Section 4.12. Correcting Contribution. If an erroneous failure to allocate amounts to or an erroneous forfeiture of a Participant’s Account has occurred in a prior Plan Year, the Participant’s Participating Employer may, at its election, and in lieu of reallocating the earlier contribution or forfeiture, make a correcting contribution for the Account of such Participant in accordance with the Employee Plans Compliance Resolution System provided in Revenue Procedure 2001-17 (or any successor procedure or related guidance), or its successor system of correction programs for sponsors of retirement plans. The correcting contribution may include an amount attributable to actual investment gains attributable to amounts to which the contribution relates.

     Section 4.13. Contributions Conditioned Upon Deductibility. A Participating Employer’s contributions made under this Plan shall be conditioned upon deductibility under the provisions of the Code for each fiscal year of the Participating Employer. In the event an Employer makes a contribution to the Plan which is not deductible, such contribution will be returned to such Employer pursuant to Section 14.2(b)(1).

     Section 4.14. Special Contribution for New Participants. If an Employee becomes a Covered Employee on or after August 1, 1989, the Covered Employee’s Participating Employer shall contribute one share of Toro Common Stock or cash sufficient to purchase one share of Toro Common Stock to the Trust on behalf of that Covered Employee for the Plan Year in which the Employee becomes a Covered Employee. If a Covered Employee has more than one Participating Employer, only the Participating Employer from which the Covered Employee receives the greatest Compensation during such Plan Year will make such contribution. Such contribution shall not be made if the limitations described in Section 5.3 will be exceeded. Such contribution will be made to the ESOP Toro Common Stock Account.

ARTICLE V.
Allocation of Contributions

     Section 5.1. Allocation of Contributions.

     (a) As of each Valuation Date, all Pre-Tax Contributions, After-Tax Contributions, and Rollover Contributions made on behalf of a Participant, which have been remitted to the Trustee since the immediately preceding Valuation Date, shall be allocated to the appropriate Account of the Participant described in Section 6.1. All Pre-Tax Contributions and After-Tax Contributions will be allocated to the profit sharing portion of the Plan.

     (b) As of the last day of a Plan Year, a Participating Employer’s Toro Investment Fund Contribution for such year which has been made on behalf of a Participant under Section 4.1 or Matching Contributions which have been made on behalf of the Participant shall be allocated by the Administrator (or the Trustee upon the direction of the Administrator) to the appropriate Account of such Participant. Alternatively, in the discretion of the Administrator, if Matching Contributions are made throughout such Plan Year, allocations of those contributions may be made as of each Valuation Date. Toro Investment Fund Contributions will be allocated to the profit sharing portion of the Plan. Matching Contributions will be allocated to the stock bonus portion of the Plan that is an ESOP.

     (c) As of the last day of a Plan Year, a Participating Employer’s ESOP Contribution for such year that has been made on behalf of a Qualified Employee under Section 4.2(a) shall be allocated by the Administrator (or the Trustee upon the direction of the Administrator) to the ESOP General Account of

such Qualified Employee. ESOP Contributions will be allocated to the stock bonus portion of the Plan that is an ESOP.

     (d) A Participating Employer’s cash contribution for a Plan Year that has been made under Section 4.2(b) shall be used first to pay any principal and interest due on an Exempt Loan. The balance shall be allocated to the ESOP General Accounts of Qualified Employees of such Participating Employer as of such day as the Administrator shall determine, but no later than the last day of such Plan Year, and shall be allocated in the manner described in subsections (f)(1) and (f)(2) of this Section 5.1.

     (e) The Trustee may acquire Toro Common Stock for the Trust with the proceeds of an Exempt Loan. Toro Common Stock acquired with the proceeds of an Exempt Loan shall not be allocated to the Accounts of Participants but shall be maintained in a Toro Common Stock Suspense Account until such time as the stock is released from encumbrance under the Exempt Loan. If more than one Exempt Loan is outstanding, all Toro Common Stock acquired with the proceeds of such loans shall be maintained in a single Toro Common Stock Suspense Account.

     (f) Toro Common Stock which has been contributed by a Participating Employer under Section 4.2(b), or released from encumbrance under an Exempt Loan during a Plan Year (including fractional shares) shall be allocated to the ESOP Toro Common Stock Accounts of Participants as of such day as the Administrator shall determine, but no later than the last day of that Plan Year, and shall be allocated in the following manner:

     (1) If such allocation is made as of a date between July 1 and December 31, the Toro Common Stock shall be allocated to such Accounts of Participants who are ESOP Covered Employees of such Participating Employer on the date of the allocation in the same proportion as the Compensation of each such Participant for the calendar year ending on the December 31 which occurs during such period, multiplied by a fraction, not to exceed one, the numerator of which is the number of months that the Participant has been an ESOP Covered Employee prior to such allocation date and the denominator of which is 12, bears to the total such Compensation of all such Participants so apportioned.

     (2) If such allocation is made as of a date between January 1 and June 30, the Toro Common Stock shall be allocated to the Accounts of Participants who are ESOP Covered Employees of such Participating Employer on the date of the allocation in the same proportion as the Compensation of each such Participant for the calendar year ending on the December 31 which falls immediately prior to such period, multiplied by a fraction, not to exceed one, the numerator of which is the number of months that the Participant has been an ESOP Covered Employee prior to such allocation date and the denominator of which is 12, bears to the total such Compensation of all such Participants so apportioned.

     (g) Toro Common Stock that has been purchased with the assets of a Participant’s ESOP General Account shall be allocated to the Participant’s ESOP Toro Common Stock Account as of the Valuation Date coincident with or immediately following such purchase.

     (h) A special contribution made on behalf of a Participant under Section 4.14 shall be allocated to the Account of that Participant as of the last day of the Plan Year for which the contribution is made. Such contributions will be allocated to the stock bonus portion of the Plan that is an ESOP.

     Section 5.2. Dividends.

Dividends paid to the Trustee on Toro Common Stock that is held in one of a Participant’s ESOP Accounts may be disbursed to such Participant or invested in Toro Common Stock under that Account at the election of the Participant. The Administrator shall establish rules and a process for such elections, including allowing participants a reasonable time to make such an election. If the Participant elects that such a disbursement be made, the disbursement must be made before 90 days after the end of the Plan Year in which the dividends are paid to the Trustee. If the Participant does not make the election made available by this section, then such dividends will be invested in Toro Common Stock. Also, dividends paid on Toro Common Stock not allocated to Participants’ Accounts shall be used by the Trustee to pay interest on any outstanding Exempt Loans, and, if no such Exempt Loans exist, such dividends shall be disbursed in the manner described in the preceding provisions of this section. This section shall be interpreted in a manner consistent with Section 404(k) of the Code.

     Section 5.3. Limitations on Annual Additions.

     (a) For purposes of this Section 5.3:

     (1) “Annual additions” means, for each limitation year, the sum of:

     (A) contributions by a Participating or Related Employer to this Plan or any other qualified defined contribution retirement plan;

     (B) any forfeitures allocated to a Participant under such plan;

     (C) any contribution to such a plan by the Participant; and

     (D) for purposes of the dollar limitation under subsection (b) of this Section 5.3, any contributions by a Participating or Related Employer allocated in years beginning after March 31, 1984, to an individual medical benefit account as defined in Section 415(l)(2) of the Code for a Participant under any pension or annuity plan, or in the case of a key employee as defined in Article XIII hereof, any contribution by a Participating Employer and a Related Employer allocated in limitation years beginning after 1985 on the Participant’s behalf to a separate account established for the purpose of providing post-retirement medical benefits as described in Section 419(A)(d)(2) of the Code.

“Annual Additions” shall include excess deferrals, excess contributions or excess aggregate contributions (as those terms are used in Section 1.415-6(b)(1)(ii) of the Treasury Regulations), unless an exception applies. The term “annual additions” shall not include any investment earnings allocable to a Participant, any rollover contributions of the type described in Section 4.6 hereof (including any amounts transferred directly to the Trustee from another qualified plan), Pre-Tax Contributions distributed under 5.3(f), or payments of principal and interest on any loan made to a Participant under the terms of the Plan (should loans be permitted). Also, contributions made pursuant to Section 4.12 shall be considered “annual additions” only as provided under Section 1.415-6(b)(2)(ii) of the Treasury Regulations.

If no more than one-third of the contributions to the ESOP Accounts for a Plan Year are allocated to the ESOP Accounts of Highly Compensated Employees for that year, then interest on loans described in Section 9.9 that are deductible under Section 404(a)(9)(B) and charged against the Participant’s Account and forfeitures of Toro Common Stock acquired with such a loan and held under the Matching Contributions Account shall not be part of the Participant’s Annual Additions for that year.

     (2) “Earnings” means amounts paid to or accrued for a Participant by the Participating and Related Employers for a limitation year, including salary and wages, overtime pay, bonuses, commissions, and taxable fringe benefits, but shall not include amounts contributed by a Participating Employer (including elected amounts deferred under an arrangement described in Section 401(k) of the Code) under the Plan or any other plan of the Participating Employer or any Related Employer or any nonqualified fringe benefits which are nontaxable to employees. Effective for limitation years beginning after December 31, 1997, earnings will include any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Participant’s Employer at the election of the Participant by reason of Section 125 or Section 457 of the Code. The determination of Earnings shall be made in accordance with Section 415(c)(3) of the Code and Section 1.415-2(d)(1) of the Regulations. It is understood that those sections include remuneration of an Employee received from a Participating Employer while the Employee is a non-resident alien even if that remuneration is not considered earned income (within the meaning of Section 911(d)(2) of the Code) which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code). For limitation years beginning on and after January 1, 2001, earnings shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.

     (3) “Excess amount” means the amount credited or allocated to a Participant in excess of the limits allowable under Section 5.3(b) or 5.3(c).

     (4) “Limitation year” means the Plan Year.

     (5) “Minimum accrued benefit” means a Participant’s accrued benefit under a defined benefit retirement plan maintained by a Participating or Related Employer in which the individual is a participant determined as of the end of the last limitation year of such plan beginning before 1987, computed without regard to any changes in the provisions of such plan after May 5, 1986, and without regard to any subsequent cost of living adjustments under the plan.

     (6) “Projected annual retirement benefit” means the annual benefit to which a Participant would be entitled under the provisions of a defined benefit retirement plan maintained by a Participating or Related Employer in which the individual is a participant, based on the assumptions that the Participant continues employment until the Participant’s normal retirement age, that the Participant’s earnings continue at the same rate as in effect in the plan’s limitation year under consideration until the Participant’s normal retirement age, and that all other relevant factors used to determine benefits under the plan as of the current limitation year of such plan remain constant for all such future limitation years.

     (7) “Social security retirement age” means a Participant’s retirement age under Section 216(l) of the Social Security Act determined without regard to the age increase factor under that Section as if the early retirement age under paragraph (2) thereof were 62.

     (b) Annual additions credited to any Participant for any limitation year beginning after 1986, under this Plan and any other qualified defined contribution retirement plan maintained by any Participating Employer or Related Employer, shall not exceed an amount equal to the lesser of:

     (1) 25 percent of the Participant’s earnings for the limitation year, or

     (2) $30,000 (this amount shall be adjusted as provided in Section 415(d) of the Code), except that such dollar limitation shall be reduced for a short limitation year which occurs on account of a short Plan Year (the dollar limitation for the short limitation year will equal the otherwise applicable dollar limitation multiplied by the ratio of the number of months in the short limitation year over twelve (12)).

(c) (1) Effective for all limitation years beginning after 1986, if any Participant is covered at any time under a qualified defined benefit retirement plan maintained by a Participating or Related Employer, the sum of the defined contribution fraction as described in subparagraph (A) below, as modified by subparagraph (C) below, and the defined benefit fraction as described in subparagraph (B) below shall not exceed l.0:

     (A) Except as otherwise provided in Section 5.3(c)(2) hereof, the numerator of the defined contribution fraction shall be the sum of the annual additions credited to the Participant for all limitation years (determined with respect to each year under rules which governed the crediting of annual additions for such year) determined as of the end of the limitation year, and the denominator shall be the sum of the lesser of the following amounts computed for each limitation year of the Participant’s service with a Participating or Related Employer as of the end of the limitation year including limitation years when the individual was not a Participant either because the individual was not eligible to participate or because a Participating Employer did not maintain a defined contribution plan:

     (i) 125 percent of the defined contribution dollar limitation in effect for such limitation year; or

     (ii) 35 percent of the Participant’s earnings for the limitation year.

     (B) The numerator of the defined benefit fraction shall be the Participant’s projected annual retirement benefit under any qualified defined benefit retirement plan of the Participating and Related Employers, determined as of the end of the limitation year, and the denominator shall be the greater of:

     (i) the Participant’s minimum accrued benefit; or

     (ii) the lesser of:

     (a) 125 percent of $90,000 (or, for purposes of benefits commencing before or after the social security retirement age, the actuarial equivalent of such amount), as adjusted under Section 5.3(d) hereof; or

     (b) subject to Section 5.3(d) hereof, 140 percent of the Participant’s projected average earnings for the Participant’s three consecutive highest paid limitation years.

     (C) At the election of the Administrator, with respect to any limitation year ending after 1982, the denominator of the defined contribution fraction of each Participant for all limitation years ending before 1983 shall be an amount equal to the product of:

     (i) the denominator of the defined contribution fraction for the limitation year ending in 1982 (computed under the provisions of Section 415(e)(3)(B) of the Code as in effect for such limitation year), multiplied by

     (ii) a fraction, the numerator of which is the lesser of $51,875 or 35 percent of the earnings paid to the Participant for the limitation year ending in 1981, and the denominator of which is the lesser of $41,500 or 25 percent of the earnings paid to the Participant for the limitation year ending in 1981.

     (2) The numerator of the defined contribution fraction as computed under Section 5.3(c)(1)(A) hereof as determined on the first day of the limitation year beginning in 1987, shall be reduced by an amount specified under applicable regulations under Section 415 of the Code so that the sum of the defined benefit fraction and the defined contribution fraction that is calculated on that date does not exceed l.0. This paragraph (2) shall apply only if the defined contribution and defined benefit plans maintained by the Participating Employer and any Related Employer satisfied the requirements of Section 415 of the Code for the last limitation year beginning before 1987.

     (3) The preceding provisions of this Section 5.3(c) shall cease to be effective for limitation years beginning after December 31, 1999, with respect to Participants who incur at least one Hour of Service for a Participating Employer or Related Employer in such a limitation year.

(d) (1) The dollar limitation referred to in Section 5.3(c)(1)(B)(ii) hereof shall be adjusted after 1987 in accordance with applicable regulations under Section 415 of the Code for increases in the cost of living.

     (1) (2) In the case of a Participant who has terminated the Participant’s employment with the Participating Employer, the amount of the Participant’s average earnings described in Section 5.3(c)(1)(B)(ii) hereof shall be annually adjusted by multiplying that amount by a fraction with a numerator equal to the adjusted dollar limitation set forth in Section 5.3(b) hereof for the limitation year in which this adjustment is being made and the denominator equal to the adjusted dollar limitation stipulated under that Section 5.3(b) hereof for the limitation year in which the Participant terminated employment. When an adjustment is made hereunder in the case of a Participant who terminated employment prior to 1974, the denominator utilized in the applicable fraction shall be determined in accordance with rates prescribed by the Commissioner of Internal Revenue.

     (3) If a Participating or Related Employer maintains a qualified defined benefit retirement plan which provides for any post-retirement ancillary benefits (other than a qualified joint and survivor annuity with the Participant’s spouse), the denominator referred to in Section 5.3(c)(1)(B) hereof shall be adjusted in accordance with applicable regulations under Section 415 of the Code.

     (4) The preceding provisions of this Section 5.3(d) shall cease to be effective for Plan Years beginning after December 31, 1999, with respect to Participants who incur at least one Hour of Service for a Participating Employer or Related Employer in such a Plan Year.

     (e) If an excess amount is determined for any limitation year by the Administrator, such excess amount shall be treated as follows:

     (1) First, any non-deductible voluntary contributions made to this Plan or any other qualified retirement plan maintained by a Participating or Related Employer, to the extent that the return thereof would reduce such excess amount, shall be returned to the Participant.

     (2) Any remaining excess amount shall be attributed to, and treated in accordance with the provisions of, the qualified retirement plan or plans maintained by a Participating or Related Employer in the following order:

     (A) any qualified defined benefit retirement plans;

     (B) any qualified 401(k) retirement plans and profit sharing plans;

     (C) any qualified stock bonus retirement plans;

     (D) any qualified target benefit retirement plans;

     (E) any qualified money purchase retirement plans.

     (3) Any excess amount which is attributed to this Plan shall be treated as follows:

     (A) If the Participating Employer’s contribution for the limitation year has not been made, the amount that would otherwise be contributed to the Plan shall be reduced by such excess amount;

     (B) If the Participating Employer’s contribution for the limitation year has been made, any remaining excess amount which is contributed under conditions described in Section 14.2 hereof shall be returned to the Participating Employer in accordance with said Section 14.2. Any excess amount that remains attributed to this Plan after the return of contributions to the Participating Employer shall be set aside in a suspense account. The amount placed in the suspense account shall be allocated to the Plan Participants during the next limitation year (and for each succeeding limitation year, as necessary) by reducing future contributions by the Participating Employer (including allocations of any forfeitures) which would otherwise be allocated to the accounts of such Participants.

     (f) Notwithstanding any distribution limitations or requirements contained in the Plan (including Section 5.3(e)(3)(B)), if for any limitation year described in Section 5.3 the limitation described in Section 5.3(b) would otherwise be exceeded with respect to any Participant, the Participant’s Annual Additions shall be reduced under this paragraph after making adjustments under Section 5.3(e)(3)(A), but before making adjustments under Section 5.3(e)(3)(B), to the extent necessary to reduce the Participant’s Annual Additions to the level permitted in Section 5.3(b). The reduction shall occur by distributing to the Participant elective deferrals (as defined in Treasury Regulation Section 1.415-6(b)(6)(iv)) made for that limitation year by the Participant to the extent that the distribution of such elective deferrals reduces such excess Annual Additions. Such distribution shall be made as soon as administratively possible after that limitation year and within any time period required by regulations under Section 415 of the Code.

     (g) If elective deferrals are distributed to any Participant under the prior subsection for a Plan Year, earnings or losses allocable to such distributed elective deferrals for such Plan Year shall also be distributed to the Participant at the same time. Such earnings and losses shall be determined in accordance with any reasonable method for computing the income or losses allocable to such distributed elective deferrals provided the method does not violate Section 401(a)(4) of the Code and is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year and is used for allocating income to Participant Accounts. However, the net earnings or losses allocable to such distributed elective deferrals for the Plan Year may be determined by multiplying the earnings or losses for the Plan Year allocable to Pre-Tax Contributions and contributions treated as elective contributions under Section 4.7(b) by a fraction with respect to which:

     (1) The numerator is the amount of such distributed elective deferrals; and

     (2) The denominator is the sum of (i) the portions of the account balance of the Participant attributable to Pre-Tax Contributions and other contributions treated as elective contributions under Section 4.7(b), as of the beginning of the Plan Year and (ii) the Participant’s Pre-Tax Contributions and amounts treated as the Participant’s elective contributions under Section 4.7(b), for the Plan Year.

     (h) If non-deductible voluntary contributions are distributed to any Participant under Section 5.3(e)(1) for a Plan Year, earnings or losses allocable to such distributed voluntary contributions for such Plan Year shall also be distributed to the Participant at the same time. Such earnings and losses shall be determined in accordance with any reasonable method for computing the income or losses allocable to such distributed voluntary contributions provided the method does not violate Section 401(a)(4) of the Code and is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year and is used for allocating income to Participant Accounts.

     (i) Notwithstanding the prior provisions of this section, the methods of reduction described in Subsections (e)(3), (f), or (g) above may only be used if the reductions are due to forfeitures, a reasonable error in estimating Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3)) which may be made without causing the limits of this section to be exceeded, or other causes permitted by applicable Regulations.

     Section 5.4. Data for Administration. Each Participating Employer shall prepare and send to the Administrator (or the Trustee at the direction of the Administrator) any data required by the Administrator in connection with determination of any allocations to be made under the Plan.

ARTICLE VI.
Interest in Fund

     Section 6.1. Individual Accounts.

     (a) The Administrator (or the Trustee upon the direction of the Administrator) shall maintain an individual account for each Participant that shall show the amount of the Participant’s beneficial interest in the Trust Fund. Each Participant’s individual account shall be divided into the following Accounts (each such Account may have further subaccounts as provided in this Plan or as needed):

     (1) Employer Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Toro Investment Fund Contributions made by a Participating Employer on and after August 1, 1995, and attributable to similar contributions made under any Prior Plan prior to that date and the Participant’s interest in the Trust Fund derived from amounts transferred to it pursuant to Section 9.7;

     (2) Pre-Tax Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Pre-Tax Contributions made by the Participant on and after August 1, 1995, and attributable to similar contributions made under any Prior Plan prior to that date;

     (3) After-Tax Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from After-Tax contributions made by the Participant on and after August 1, 1995, and attributable to similar contributions made under The Toro Company Matching Stock Plan prior to that date;

     (4) Matching Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Matching Contributions made on behalf of the Participant on and after August 1, 1995, and attributable to similar contributions made under The Toro Company Matching Stock Plan prior to that date;

     (5) ESOP Toro Common Stock Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Toro Common Stock and allocated to it under Sections 5.1(f), (g), and (h);

     (6) ESOP General Account, which shall show the Participant’s interest in the Trust Fund derived from a Participating Employer’s cash contributions as described under Sections 5.1 (c) and (d) and not invested in Toro Common Stock;

     (7) Rollover Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Rollover Contributions;

     (8) Voluntary Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from voluntary after tax contributions made by the Participant (such contributions are no longer permitted); and

     (9) Such further Accounts as may be established by the Administrator.

     (b) Contributions or transfers to the Plan on behalf of a Participant shall be credited to the appropriate Account described in Section 6.1(a) on the date provided in Section 5.1.  Such Accounts shall also be adjusted as provided in Section 6.2 and shall be reduced by any disbursements made pursuant to Article VII.

     (c) At the time of establishing any additional Accounts as permitted by Section 6.1(a)(9), the Administrator shall designate whether the assets allocated to that Account are fully Vested.

     (d) A separate subaccount shall be established as part of such Accounts as the Administrator may determine in order to account for the contributions made to those Accounts.  Subaccounts may be necessary to account for assets described in Section 7.2(a).

     (e) Those Accounts that are considered part of the ESOP Account will be considered part of the stock bonus portion of the Plan that is an ESOP.

     Section 6.2. Determination and Allocation of Changes in Value. For purposes of determining the change in the value of each Investment Fund and allocating that change in value among the Accounts of which some portion is invested in such Investment Fund, the following steps shall be taken:

     (a) The Administrator (or the Trustee upon the direction of the Administrator) shall determine the fair market value of each Investment Fund (using the Toro Common Stock Value as the value of Toro Common Stock) as of each Valuation Date, and the value so determined shall be deemed to be the value of such Investment Fund on such Valuation Date.  The difference between the value of such Investment Fund on such Valuation Date and the sum of:

     (1) all contributions which have been made to the Trust during the Valuation Period ending upon such Valuation Date and which have been invested in such Investment Fund; and

     (2) any portion of any Account transferred to such Investment Fund during such Valuation Period; and

     (3) the value of such Investment Fund on the next preceding Valuation Date (not including Employer Contributions made subsequent to that date but allocated as of such date or a previous Valuation Date and invested in such Investment Fund); minus

     (4) all disbursements and distributions from such Investment Fund during the Valuation Period (either to Participants or their Beneficiaries or to another Investment Fund), shall be the net increase or decrease in the value of such Investment Fund for the Valuation Period.

     (b) The net increase or decrease in the value of such Investment Fund for such Valuation Period shall be allocated to each Account of which a portion is invested in such Investment Fund in the proportion that the “Adjusted Portion” of such Account as of the Valuation Date ending such Valuation Period bears to the total of the Adjusted Portions of each such Account as of such Valuation Date. In addition, there shall be a pro rata division of each such allocation among the subaccounts (if any) of each such Account.

     (c) The “Adjusted Portion” of a Participant’s Account as of any Valuation Date shall be the difference between the value of the portion of the Participant’s Account invested in such Investment Fund as of the next preceding Valuation Date and the sum of all disbursements from the Investment Fund made to the Participant or any of the Participant’s Beneficiaries or to another Investment Fund during the Valuation Period ending upon the Valuation Date as of which such Adjusted Portion is being determined.

     (d) Notwithstanding subsection (a), no part of the value of Toro Common Stock which has been released from the Toro Common Stock Suspense Account (except any such Toro Common Stock which has been allocated to Participants’ Accounts) nor income attributable to such Toro Common Stock (received during such Valuation Period) and no cash or other property received during such Valuation Period upon the sale of such Toro Common Stock shall be considered in determining the value of an Investment Fund for purposes of this Section 6.2. Also, notwithstanding subsection (a), no part of the value of Encumbered Toro Common Stock shall be considered in determining the value of an Investment Fund for purposes of this Section 6.2. Income attributable to such Encumbered Toro Common Stock shall be used to repay any outstanding loan used to purchase Encumbered Toro Common Stock to the extent provided under the Plan. Any Toro Common Stock allocated to a Participant’s Toro Common Stock Account shall be treated as a separate investment from the funds allocated to the Participant’s other Accounts and shall not share in any amounts allocated pursuant to this Section 6.2. Any increase or decrease in the value of such Toro Common Stock and any income attributable to that Toro Common Stock shall be allocated directly to such Participant’s Toro Common Stock Account. Also, if any such Toro Common Stock is sold, the proceeds of such sale shall be deemed allocated to such Participant’s Account as of the Valuation Date coincident with or following the date of such sale and such Toro Common Stock shall cease to be attributed to the Participant’s Toro Common Stock Account as of such Valuation Date.

     (e) In the event that Section 4.11 is applicable in any Plan Year, adjustments shall be made to the calculations described in the preceding provisions of this section so as to take account of the provisions of Section 4.11.

     (f) Notwithstanding the preceding provisions of this section, the Administrator may determine to allocate the portion of the net increase or decrease in value of an Investment Fund allocable to a Participant’s Account based on a modified definition of Adjusted Portion so long as such modification is equitable and non-discretionary. Under that modified definition, as of the applicable Valuation Date, contributions (of a type selected by the Administrator) made during the relevant Valuation Period on behalf of the Participant may be added to the Participant’s Adjusted Portion determined before application of this subsection (f).

     (g) The Administrator, or the Trustee at the direction of the Administrator, shall maintain adequate records of the cost basis of Toro Common Stock acquired by the Trustee.

     (h) Suspense accounts described in Section 5.3 shall not share in any change in value of an Investment Fund, unless the record-keeping system used for Plan administration requires otherwise.

     Section 6.3. Vesting.

     (a) Amounts contributed to a Participant’s account under Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.7 and 4.14, together with income attributable thereto shall be 100 percent Vested (nonforfeitable) at all times. Also, dividends on Toro Common Stock allocated to a Participant’s Account under Section 5.2, together with income attributable thereto, shall be 100 percent Vested.

     (b) Amounts contributed under Section 4.5 on and after August 1, 1995, together with income attributable thereto and amounts contributed under The Toro Company Matching Stock Plan as it existed prior to that date pursuant to a similar section of that plan together with income attributable thereto shall be vested in accordance with the following schedule:

On completion of one year of Vesting Service, twenty percent (20%)

On completion of two years of Vesting Service, forty percent (40%)

On completion of three years of Vesting Service, sixty percent (60%)

On completion of four years of Vesting Service, eighty percent (80%)

On completion of five years of Vesting Service, one hundred percent (100%) provided, however, that the Trust Fund Share of a Participant shall be 100 percent (100%) Vested no later than when the Participant reaches age 65 or, if earlier, the date such Participant dies prior to incurring a Termination of Service or incurs a Termination of Service on account of a Disability.

     (c) If a Participant incurs a Termination of Service, any portion of the Participant’s Trust Fund Share to which a Participant is not entitled shall be held in a suspense account (such suspense account shall be broken into subaccounts which shall correspond with and equal in number the Participant’s Accounts and subaccounts of those Accounts which contain forfeitable amounts) by the Trustee pending the Participant’s return as an Employee of a Participating Employer or Related Employer of that Participating Employer, or the Participant’s experiencing a Forfeiture Event. The disposition of such suspense account shall be as follows:

     (1) If the Participant returns as an Employee of a Participating Employer or Related Employer of a Participating Employer before the Participant experiences a Forfeiture Event, there shall be no forfeiture and such suspense account shall cease to exist unless a distribution has been made and Section 6.3(e) is applicable.

     (2) If such Participant experiences a Forfeiture Event before the Participant is rehired by a Participating Employer or Related Employer of a Participating Employer, all amounts held in the suspense account shall be forfeited and any balance remaining in any subaccount of the suspense account which are attributable to a contribution made by a Participating Employer shall be applied as soon as administratively possible to pay expenses incurred by the Plan or to reduce future contributions of such Participating Employer and the Administrator shall select the type of contribution which shall be reduced (unless those balances are used to restore amounts forfeited by others as provided in paragraph (4) below). Whether forfeited amounts are used to pay Plan expenses or to reduce future contributions is to be decided by the Plan Administrator in the Plan Administrator’s sole discretion. A Participant’s forfeited amounts may be restored as specified in paragraph (4) below.

     (3) If a Participant has a Vested Share, and the entire Vested Share has not been distributed to the Participant, a forfeiture shall not take place until the Participant has incurred five consecutive One-Year Breaks in Service. If the value of a Participant’s Vested benefit is zero, the Participant shall be deemed to have received a distribution of such Vested benefit.

     (4) If a Participant has incurred a Termination of Service and is later re-employed by a Participating Employer, and if the Participant had received a distribution of the Participant’s entire Vested Share prior to such re-employment, any portion of the Participant’s Trust Fund Share which was forfeited shall be restored if and when the Participant repays to the Trust the full amount distributed to the Participant provided that the Participant makes that repayment before the earlier of (A) five years after the date of the Participant’s re-employment, or (B) the close of the first period of five consecutive One-Year Breaks in Service commencing after the distribution. In the event a Participant did not have a Vested Share and is re-employed by a Participating Employer before the Participant has five consecutive One-Year Breaks in Service, the Participant’s Trust Fund Share which was forfeited shall be restored in full upon such re-employment. In each case, the restored amounts shall be unadjusted by any gains or losses which may have occurred subsequent to the Participant’s Termination of Service. Restoration shall be made using assets forfeited by other Participants under this Plan or contributions made for that purpose by the Participant’s Participating Employer which generated the contributions which were forfeited.

     (5) If any forfeited amounts are attributable to contributions made by an Employer that is no longer a Participating Employer, such amounts shall be applied in an equitable manner determined by the Administrator as if they were attributable to other Participating Employers.

     (d) Matching Contributions which relate to excess deferrals, excess contributions, or excess aggregate contributions (those terms are intended to have the meanings given them in Regulations under Section 401(k) of the Code which are distributed under Section 4.3 or Section 4.7 of the Plan and are not excess aggregate contributions (and earnings or losses attributable to those contributions determined by the Plan Administrator) will be forfeited. Forfeitures of excess aggregate contributions are described in Section 4.7 of the Plan. Forfeitures from a Participant’s Matching Contributions Account will be used to reduce Matching Contributions in the Plan Year in which forfeitures are deemed to occur.

     (e) If a distribution is made pursuant to Article VII of less than all of the portion of a Participant’s Account to a Participant who is not then fully Vested in such Account (as provided in this section), or amounts are restored under Section 6.3(c)(4), then a separate subaccount shall be established for the portion of the Participant’s Account which contains forfeitable amounts. Until the Participant forfeits amounts in the subaccount or becomes fully Vested under this section, whichever occurs first, the Participant’s Vested portion (X) of such subaccount at any relevant time shall be determined by the formula “X = P(B + (R x D)) - (R x D)” where “P” is the Vested percentage at such relevant time, “B” is the subaccount balance at the relevant time, “D” is the amount of the Participant’s subaccount which was previously distributed, and “R” is the ratio of the subaccount balance at the relevant time to the subaccount balance immediately after the distribution.

     Section 6.4. Inalienability of Interest. Neither the interest of a Participant or of any Beneficiary in the Trust Fund or the Participant’s Trust Fund Share nor any right to the disbursement of all or any part thereof shall be subject to voluntary or involuntary alienation or encumbrance of any kind in any manner. Any attempted alienation or encumbrance shall be wholly void. In case of any such attempt, the Trustee shall have the power upon the direction of the Administrator to terminate the interest or right to disbursement of the Trust Fund Share and to hold or apply it for the benefit of the Participant or (if the Participant be deceased) the Participant’s Beneficiary in accordance with the terms of the Plan. Nothing in this section shall be deemed to prevent the transfer of the Trust Fund to a successor Trustee. Further, this Section shall not apply to a Qualified Domestic Relations Order or to any offset permitted under Section 401(a)(13)(C) of the Code.

     Section 6.5. Termination of Interest. After there shall have been distributed to or for the benefit of a Participant or the Participant’s Beneficiary the entire portion of the Participant’s Trust Fund Share to which the Participant or Beneficiary is entitled, the Participant’s interest therein shall terminate.

ARTICLE VII.
Distribution to Participants

     Section 7.1. Right to Disbursements. A Participant who incurs a Termination of Service or, in the event of the Participant’s death, the Participant’s Beneficiary shall be entitled to a disbursement of the Participant’s Vested Share at such time and such manner as is provided in this Article VII.

     Section 7.2. Method of Disbursement.

     (a) A Participant’s Vested Share may be disbursed by any of the following methods as the person who is entitled to the distribution shall designate in writing or by another method permitted by the Administrator:

     (1) a single sum of cash (Toro Common Stock or a combination of such stock and cash may be distributed from the Participant’s ESOP Accounts); or

     (2) a series of installments (including installments of different amounts).

In the event that assets of another plan are transferred to this Plan on behalf of a Participant, any additional optional forms of distribution applicable to the transferred assets under the former plan shall be available with respect to the portion of the Participant’s Vested Share attributable to those transferred assets, but only to the extent they may not be eliminated or modified under applicable regulations to one of the above listed options. Also, any additional optional forms of distribution applicable to any assets of the Prior Plan held in a Participant’s Accounts shall continue to be available with respect to the portion of the Participant’s Vested Share attributable to such assets of the Prior Plan, but only to the extent they may not be eliminated or modified under applicable regulations to one of the above listed options.

     (b) If a Participant’s Vested Share exceeds $5,000 and the Participant hasn’t reached the latest date that distribution must commence to the Participant under Section 7.3 of the Plan, then the Participant must consent to any distribution of such Vested Share. However, such consent shall not be required in the event that the Participant’s Vested Share does not exceed such amount, unless Section 7.4 applies to the Participant and the Participant’s Annuity Starting Date has occurred.

     (c) If:

     (1) a Participant’s consent is required under subsection (b); and

     (2) if the Participant is married on the Participant’s Annuity Starting Date and the requirements of Section 7.4 of the Plan are applicable to the Participant;

then both the Participant and the Participant’s spouse (or where either the Participant or the Participant’s spouse has died, the survivor) must consent to any distribution of the Participant’s Vested Share (spousal consent shall be comparable to the spousal consent described in Section 7.4).

     (d) The following requirements apply with respect to distributions made on or after January 1, 1994:

     (1) The Administrator shall notify the Participant, and the Participant’s spouse if a spouse’s consent is required under subsection (c), of the right to defer any distribution until the latest date permitted under Section 7.3 of the Plan. Such notification shall include a general description of the material features and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code. Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the qualified joint and survivor annuity form described in Section 7.4 of the Plan prior to reaching such date. Furthermore, if payment in the qualified joint and survivor annuity form is not required with respect to the Participant pursuant to Section 7.4 of the Plan, only the Participant needs to consent to distribution of the Participant’s Vested Share prior to reaching such date. Neither the consent of the Participant nor the Participant’s spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.

     (2) The Administrator shall also provide a written explanation to the Participant consistent with Section 402(f) of the Code that explains the right to make the election described under Section 7.12 of the Plan.

     (3) The Administrator shall provide each Participant with notice of the Participant’s rights specified in subsections (d)(1) and (d)(2) hereof no less than 30 days and no more than 90 days before the distribution date for the Participant. Consent of the Participant to the distribution in writing or by another method permitted by applicable rules or regulations and made available by the Administrator must not be made before the Participant receives the notice and must not be made more than 90 days before such distribution date.

     (4) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, or if any notice requirement under such sections which is applicable to the Participant has been satisfied, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     (A) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (B) the Participant, after receiving the notice, affirmatively elects a distribution.

     (e) Notwithstanding any provision of the Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution to a Participant prior to the Participant’s death, disability, or Termination of Service, and prior to termination of the Plan, the optional form of benefit is not available with respect to benefits attributable to assets (including the post transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Code, to the Plan from a money purchase pension plan or target benefit plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

     Section 7.3. Distribution Requirements.

     (a) Any person entitled to the disbursement of a Participant’s interest in the Trust Fund shall make application for such disbursement with the Administrator in writing or by another method required or made available by the Administrator, and shall furnish such data in support of the application as the Administrator may reasonably require for the proper administration of the Plan. The disbursement shall be made or shall begin as soon as administratively feasible after such application with all such supporting data has been provided to the Administrator. The amount to be distributed shall be determined as of a Valuation Date that follows such application and is on or as close to but before the date of distribution as is administratively feasible under the circumstances applicable to the distribution. Notwithstanding the prior provisions of this subsection (a), distribution shall not be made later than a date required by subsection (b) or subsection (c) and if distribution must be made by such a date, the amount to be distributed shall be determined as of a Valuation Date on or as close to but before the date of distribution as is administratively feasible under the circumstances applicable to the distribution. Notwithstanding the prior provisions of this subsection (a), in order to ease administration of distributions, the Administrator may specify that the amounts to be distributed shall be determined as of a limited number of valuation dates selected by it in a nondiscriminatory manner. If any application for disbursement is denied, the Participant or the Participant’s spouse or Beneficiary may take advantage of the claims procedures provided in Article VIII.

(b) (1) Subject to Section 7.3(c) and unless the Participant elects otherwise under subsection (b)(2), the payment of the Participant’s Vested Share, other than a death benefit, shall begin no later than the 60th day following the close of the Plan Year in which the latest of the following events occurs:

     (A) The Participant’s Normal Retirement Date; and

     (B) The date the Participant incurs a Termination of Service.

     (2) Subject to Section 7.3(c), a Participant may elect to have payment of the Participant’s Vested Share begin after the date prescribed under subsection (b)(1) above by:

     (A) submitting to the Administrator a written statement, signed by the Participant, or

     (B) by another method permitted by applicable rules or regulations and provided by the Administrator,

specifying the date to which the Participant wishes the commencement of the payment of the Participant’s Vested Share to be deferred and furnishing such other information as the

Administrator may reasonably require. Such Participant shall be deemed to have made such election if the Participant fails to consent to a distribution by the day described in Subsection (b)(1).

     (c) Effective in 1997, distributions to any Participant, other than a five percent owner (as defined in Section 13.5(e)), under the Plan shall commence no later than the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or the date the Participant incurs a Termination of Service. A Participant who is not a five percent owner may elect to have the benefit distribution commence on or after the April 1 of the calendar year following the year in which the Participant attains age 70-1/2. Benefit distributions to a Participant who is a five percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

     (d) After the first distribution in accordance with any periodic payment method, additional payments must be made no later than each subsequent December 31 during the distribution period if distributions are required to be made annually pursuant to Section 401(a)(9) of the Code; provided, however, if the method of distribution selected by the Participant is an annuity for one or more lives (or a life annuity with a period certain not exceeding 20 years), additional payments need not be made until the next scheduled annuity payment.

     (e) The method of distribution elected under Section 7.2(a) is subject to the following rules at the time distributions are required to begin pursuant to Section 7.3(c) or, if earlier, at the time the Participant irrevocably elects to receive payments in the form of an annuity:

     (1) The entire interest of the Participant shall be distributed, in accordance with applicable Regulations, over the life of the Participant, or over the joint and last survivor lives of the Participant and any Beneficiary, or over a period not extending beyond either the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and any Beneficiary.

     (2) If the payments are to be measured by the joint and last survivor life expectancy of the Participant and the spouse of the Participant, each periodic payment to be made to the Beneficiary shall not be greater than each periodic payment to be made to the Participant. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant’s benefit by the lesser of (A) the applicable life expectancy or (B) if the Participant’s spouse is not the designated Beneficiary, the applicable divisor determined from tables set forth in applicable Regulations (which are Section 1.401(a)(9)-2 of the proposed Treasury Regulations at the time of the preparation of this document). Distributions after the death of the Participant shall be distributed using the applicable life expectancy as the relevant divisor without regard to such Regulations.

     (3) The Beneficiary shall receive benefit payments under a method of distribution that is at least as rapid as the method under which the Participant was receiving benefit payments.

     (4) The life expectancy of a Participant or a Beneficiary shall be based on the individual’s attained age in the calendar year for which distributions are required to begin. Life expectancies shall be determined by using Tables V and VI contained in Section 1.72-9 of the Treasury Regulations. If the form of payment selected by the Participant is not an annuity, the life expectancy of the Participant or the Participant’s spouse or the joint and last survivor life expectancy of the Participant and the Participant’s spouse may be recalculated annually. Any election to recalculate life expectancy must be made no later than the date on which distributions begin in accordance with rules established by the Administrator. Once payments begin, the election becomes irrevocable. If the Participant has elected to have a recalculation of life expectancy, life expectancy will be based upon the attained age of the applicable individual in each succeeding year in which a distribution occurs. In the event the Participant fails to make an election, life expectancy will not be recalculated. If life expectancy is not to be recalculated and the form of payment selected by the Participant is not an annuity, life expectancy will be determined as of the time when distributions commence, and the amount required to be paid for any calendar year will be based on the number of years so determined reduced by the number of entire years that have elapsed since distributions commenced.

     (5) If the method of distribution selected by the Participant is an annuity, payments must be made on an annual or more frequent basis. Annuity payments for a period certain may not be extended after payments have begun. Except as provided in applicable Regulations (which are Sections 1.401(a)(9)-1 and 2 of the proposed Treasury Regulations at the time of the preparation of this document), annuity payments must be nonincreasing.

     (6) The provisions of Section 7.5 apply when determining a Beneficiary for purposes of applying the rules contained in this Section 7.3(e). The provisions of Section 7.5 also apply when determining distributions to a Beneficiary.

     (f) Anything herein to the contrary notwithstanding, but subject to the consent requirement referred to in Section 7.2(b), if the amount to which the Participant is entitled does not exceed $5,000, the Administrator shall direct the Trustees to distribute the entire amount to which the Participant is entitled in a lump sum payment; provided, however, that such payment is made no later than the Participant’s Annuity Starting Date.

     (g) No distribution may be made from a Participant’s Pre-Tax Contribution Account or any Account comprised of Matching Contributions or non-elective contributions which are treated as elective contributions in accordance with the provisions of Section 4.7 except under one of the following circumstances:

     (1) Such Participant’s separation from service, death, or disability;

     (2) Such Participant’s attainment of age 59-1/2;

     (3) The avoidance or alleviation of financial hardship (in the case of contributions to which Section 402(e)(3) of the Code applies);

     (4) The termination of this Plan without the establishment of a successor plan within the meaning of Treasury Regulation Section 1.401(k)-1(d)(3);

     (5) The sale or disposition by such Participant’s Employer of at least 85% of the assets used by such Employer in a trade or business to an unrelated corporation which does not maintain the Plan, but only if such Participant continues employment with the corporation acquiring the assets and only if such Employer continues to maintain this Plan; or

     (6) The sale or disposition of such Participant’s Employer by the Adopting Employer of its interest in the Participant’s Employer to an unrelated entity which does not maintain the Plan, but only if such Participant continues employment with such Employer and only if the Adopting Employer continues to maintain this Plan.

This Section 7.3(g) does not apply to distributions of excess deferrals or excess contributions (those terms are intended to have the meaning given them in Regulations under Section 401(b) of the Code), or excess Annual Additions described in Section 5.3(f) of the Plan. To be treated as an event described in Sections 7.3(g)(4), (5), and (6), the Participant must receive a lump sum distribution (as defined in Section 401(k)(10)(B)(ii) of the Code) and, in the case of the latter two sections, the distribution must be made in connection with the disposition.

The prior provisions of this Section 7.3(g) do not establish any right to a distribution. However, distribution may be made to a Participant under the terms of this article if either Section 7.3(g)(5) or Section 7.3(g)(6) would permit distribution to be made to the Participant under this Plan.

     (h) If a Participant made a written election within the time permitted by law to receive retirement benefits in a manner consistent with the terms of this Plan in effect on December 31, 1983, such election, unless subsequently revoked, shall determine the manner in which the Participant’s distributions are made. If an amount is transferred from one plan to this Plan, the amount transferred may be distributed in accordance with a Section 242(b) election made under the transferor plan if the Employee did not elect to have the amount transferred and if the amount transferred is separately accounted for under this Plan. However, only the benefit attributable to the amount transferred, plus earnings thereon, may be distributed in accordance with the Section 242(b) election made under the transferor plan.

     (i) Notwithstanding anything herein to the contrary (other than subsection (h)), distributions shall be made in accordance with Section 401(a)(9) of the Code and the regulations thereunder. Further, such regulations shall supersede any distribution option in the Plan that is inconsistent with Section 401(a)(9) of the Code.

     (j) With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This Subsection (j) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) of the Code or such other date specified in guidance published by the Internal Revenue Service.

     Section 7.4. Qualified Joint and Survivor Annuity.

(a) (1) Notwithstanding the prior provisions of this Article VII, benefits payable to or on behalf of a Participant shall be paid in the form of a qualified joint and survivor annuity described in Paragraph (2) hereof in the case of a Participant who has an annuity option available under Section 7.2(a) of the Plan on account of a transfer of assets to the Plan, and either (A) elects to receive distribution in the form of an annuity or (B) has been credited with such a transfer from a money purchase pension plan or target benefit plan qualified under Section 401(a) of the Code. Also, until the later of July 1, 2002 or 90 days from the date a summary is provided to Participants that explains that this sentence will cease to apply to Participants, such requirement of payment in the form of a qualified joint and survivor annuity shall apply to all Participants. The requirements of this Paragraph (1) shall not apply if the Participant and, if the Participant is married, the Participant’s spouse waive the qualified joint and survivor annuity pursuant to the requirements of Subsection (b) hereof.

     (2) A qualified joint and survivor annuity is an annuity payable to a Participant for the Participant’s life with annuity payments equal to 50% of the Participant’s annuity payments continuing to the Participant’s spouse upon the death of the Participant. However, in the case of an unmarried Participant, a qualified joint and survivor annuity is an annuity payable to a Participant for the Participant’s life.

(b) (1) An election to waive the qualified joint and survivor annuity, or life annuity in the case of an unmarried Participant, must be made by the Participant in writing or by another method permitted by applicable rules or regulations and made available by the Administrator during the 90 day period ending on the Annuity Starting Date and, if the Participant is married, the Participant’s spouse must consent to the election in writing or by another method permitted by applicable rules or regulations and made available by the Administrator. The spouse’s consent must specifically acknowledge the effect of such election, any other designated Beneficiary and the form of payment elected. The spouse’s consent must be witnessed by a Plan representative or a notary public or by another method permitted by applicable rules or regulations and made available by the Administrator. The consent shall not be binding on a subsequent spouse. Spousal consent shall not be required if it is established to the satisfaction of the Administrator that it cannot be obtained because there isn’t a spouse, the spouse cannot be located, or under such other circumstances as may be prescribed by applicable rules or regulations. The Participant may revoke in writing or by another method permitted by applicable rules or regulations and made available by the Administrator any election made hereunder without the consent of the spouse, at any time during the election period. A change in designated Beneficiary made subsequent to a spousal consent shall be deemed to be a revocation of the waiver. Any subsequent election to waive the survivor annuities must comply with the requirements of this paragraph. Notwithstanding the prior provisions of this subsection (b)(1), the consent of the spouse may expressly permit designation by the Participant without any requirement of further consent by the spouse.

     (2) Not less than 30 days and not more than 90 days before the Annuity Starting Date, the Administrator shall provide the Participant with a written explanation of:

     (A) the terms and conditions of the qualified joint and survivor annuity;

     (B) the Participant’s right to waive the qualified joint and survivor annuity and the effect thereof;

     (C) the requirement that the Participant’s spouse consent to any waiver of the qualified joint and survivor annuity and that the spouse’s consent specifically acknowledge the effect of such waiver, any designated Beneficiary, and the form of payment elected; and

     (D) the right of the Participant to revoke such election, and the effect of such revocation.

     (3) Notwithstanding the above, with respect to distributions made on or after January 1, 1996, to which Sections 401(a)(11) and 417 of the Code apply, if the Participant, after having received the written explanation described in Section 7.4(b)(2), affirmatively elects a form of distribution and the spouse consents to that form of distribution (if necessary), the Annuity Starting Date may be less than 30 days after the date on which a written explanation was provided to the Participant, provided the following requirements are met:

     (A) The Administrator provides information to the Participant clearly indicating that the Participant has a right to at least 30 days to consider whether to waive the qualified joint and survivor annuity and consent to a form of distribution other than a qualified joint and survivor annuity.

     (B) The Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the Participant.

     (C) The Annuity Starting Date is after the date that the explanation of the qualified joint and survivor annuity is provided to the Participant. However, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant if the actual distribution in accordance with the affirmative election does not commence before the expiration of the seven-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the Participant.

     Section 7.5. Death Benefit.

     (a) If a Participant dies, the Participant’s Beneficiary shall be entitled to the Participant’s Vested Share. Any amount to which a Beneficiary is entitled under this paragraph shall be distributed in such manner as may be determined under Section 7.2 (other that a qualified joint and survivor annuity form described in Section 7.4). If a Beneficiary becomes entitled to a benefit under this section and thereafter dies before payment of that benefit is completed, the remaining portion of that benefit shall be paid to the Beneficiary’s estate or to a beneficiary selected on a form provided by the Administrator, unless the Participant provides otherwise in the Participant’s designation of Beneficiary.

(b)	(1) If Section 7.4(a)(1) does not apply to a Vested Participant and the Participant is married at the time of death, the death benefit shall be paid to or applied for the Participant’s surviving spouse, or the Participant’s designated Beneficiary if the spouse consents to the designation of such Beneficiary in a manner consistent with subsection (c), in accordance with the options under Section 7.2, as selected by the surviving spouse or Beneficiary on an application for benefits. However, if the provisions in Section 7.4(a)(1) apply to a Vested Participant, then, notwithstanding anything herein to the contrary, if the Vested Participant dies prior to the Vested Participant’s Annuity Starting Date and is married as of the date of the Participant’s death, the Participant’s spouse shall be entitled to a pre-retirement survivor annuity contract. However, the requirements of the prior sentence shall not apply if the Participant and the Participant’s spouse waive the pre-retirement survivor annuity pursuant to the requirements of subsection (c). The benefit shall commence on the first day of the month following the date of the Participant’s death or as soon thereafter as administratively feasible, unless the spouse elects a later commencement date, subject to the requirements contained in Section 7.5(f).

     (2) A pre-retirement survivor annuity is an annuity for the life of the surviving spouse, the actuarial equivalent of which shall be:

     (A) in the case of a Participant who incurs a Termination of Service before the Participant’s Normal Retirement Date and dies before the Participant’s Annuity Starting Date, the Participant’s Vested Share; and

     (B) in the case of any other Participant who dies before the Participant’s Annuity Starting Date, the Participant’s Trust Fund Share.

     (c) An election to waive the pre-retirement survivor annuity must be made by the Participant in writing or by another method permitted by rules or regulations and made available by the Administrator during the election period described in subsection (d) and the Participant’s spouse must consent to the election in writing or by another method permitted by applicable rules or regulations and made available by the Administrator. However, a waiver of the pre-retirement survivor annuity may be made earlier than that election period, with spousal consent, if a written explanation of the pre-retirement survivor annuity containing information similar to the information described in Section 7.4(b)(2) is provided to the Participant and the waiver becomes invalid upon the beginning of the Plan Year in which the Participant reaches age 35. The election must be made on a form furnished or by another method permitted by applicable rules or regulations and made available by the Administrator that shall clearly indicate the Participant’s election. The spouse’s consent must acknowledge the effect of such election and any other designated Beneficiary. The spouse’s consent must be witnessed by a Plan representative or notary public or made by another method permitted by applicable rules or regulations and made available by the Administrator. The consent shall not be binding on a subsequent spouse. The spousal consent shall not be required if it is established to the satisfaction of the Administrator that it cannot be obtained because there is no spouse, the spouse cannot be located, or because of such other circumstances as may be prescribed by applicable rules or regulations. A Participant may revoke the Participant’s waiver of the pre-retirement survivor annuity at any time during the election period without the Participant’s spouse’s consent. Any subsequent waiver must contain the spouse’s consent. Any change in Beneficiary occurring after the spousal consent shall be deemed to be a revocation of the Participant’s waiver of the pre-retirement survivor annuity. Notwithstanding the prior provisions, the consent of the spouse may expressly permit designations by the Participant without any requirement of further consent by the spouse.

     (d) The election period with respect to the pre-retirement survivor annuity contract shall begin on the first day of the Plan Year in which the Participant attains age 35 or if later, the date the Participant enters the Plan, and shall end on the earlier of the date benefits commence or the date of the Participant’s death. If a Participant incurs a Termination of Service prior to the beginning of this election period, the election period shall begin on the date of the Termination of Service. The Administrator shall provide each such Participant with a written explanation of the pre-retirement survivor annuity containing information comparable to that required in Section 7.4(b)(2). The written explanation shall be provided during whichever of the following five periods ends last:

     (1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the last day of the Plan Year immediately preceding the Plan Year in which the Participant reaches age 35;

     (2) the 12 month period after becoming a Participant;

     (3) the 12 month period immediately following the date the pre-retirement survivor annuity is no longer subsidized within the meaning of Section 1.401(a)-(20) of the Regulations;

     (4) the 12 month period immediately following the date on which the pre-retirement survivor annuity first became effective with respect to the Participant;

     (5) the period that begins 12 months before the Participant incurred a Termination of Service prior to attaining age 35 and ends 12 months after that Termination of Service.

     (e) If a Participant dies after the Participant’s Annuity Starting Date, the death benefit, if any, payable to the Participant’s Beneficiary, shall depend upon the terms of the benefit payment option in effect at the time of such death.

(f) (1) Death benefits payable under Section 7.5(a) shall be distributed by the end of the calendar year that includes the fifth anniversary of the date of the Participant’s death; provided, however, that:

     (A) Subject to the requirements of Section 7.5(g)(2), death benefits may be distributed over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary.

     (B) Death benefits payable over the life of the Beneficiary or over a period not exceeding the life expectancy of the Beneficiary shall begin no later than the end of the calendar year immediately following the year of the Participant’s death. Alternatively, if the Beneficiary is the Participant’s surviving spouse, distributions may begin by the end of the calendar year in which the Participant would have reached age 70-1/2.

     (C) If the Beneficiary is the Participant’s surviving spouse and the surviving spouse dies prior to the date that death benefit payments are required to commence, death benefit payments shall be made in accordance with the following rules:

     (i) Distributions shall be completed by the end of the calendar year that includes the fifth anniversary of the date of the spouse’s death, or

     (ii) Distributions shall commence no later than the end of the calendar year immediately following the year of the spouse’s death and shall be completed over the life of the spouse’s beneficiary or over a period not exceeding the life expectancy of the spouse’s beneficiary.

     (2) The life expectancy of the Participant’s Beneficiary shall be based on the Beneficiary’s attained age in the calendar year in which distributions are required to begin or, if earlier, the date on which distributions begin pursuant to the Beneficiary’s irrevocable election to have benefits paid in the form of an annuity. Life expectancies shall be determined by using Tables V and VI contained in Section 1.72-9 of the Treasury Regulations. If the Beneficiary is the Participant’s spouse and the form of payment is other than an annuity, the spouse’s life expectancy may be redetermined on an annual basis. Any election to recalculate life expectancy must be made prior to the benefit commencement date in accordance with the rules of the Administrator. Once payments begin, this election becomes irrevocable. In the event no such election is made with respect to the Participant’s spouse, the spouse’s life expectancy will not be recalculated. If life expectancy is not to be recalculated and the method of distribution is other than an annuity, the life expectancy will be determined at the time when distributions first begin, and payments required for any calendar year will be based on that determination reduced by the number of entire years that have elapsed since distributions commenced.

     (3) If the death benefit is payable in the form of an annuity, payments must satisfy the requirements of Section 7.3(e)(5) hereof.

(g) (1) Subject to the requirements of Sections 7.5(b) and 7.5(c), each Participant shall have the unrestricted right to designate the Beneficiary to receive the death benefits which are payable hereunder and the manner in which such death benefits shall be paid, and to change any such designations on a form furnished by and filed with the Administrator or by another method required or made available by the Administrator.

     (2) Death benefit payments may not be based on the life or life expectancy of the Beneficiary unless the Beneficiary is either an individual or is a trust that meets the following standards:

     (A) the trust is a valid trust under the applicable state law;

     (B) the trust is irrevocable;

     (C) a beneficiary of the trust who is a Beneficiary with respect to the trust’s interest under this Plan is identifiable from the trust instrument; and

     (D) a copy of the trust instrument is provided to the Administrator.

     (3) If more than one individual is designated as a Participant’s Beneficiary, the individual with the shortest life expectancy will be considered the Beneficiary for purposes of determining the applicable life expectancy.

        (h) Anything herein to the contrary notwithstanding, but subject to the consent requirement referred to in Section 7.2(b), if the value of the death benefit payable under this Section 7.5 does not exceed $5,000, the Administrator shall direct the Trustees to distribute the entire value of the deceased Participant’s Accounts in a lump sum payment; provided, however, that such payment is made prior to the commencement of death benefit payments. In addition, if the Participant’s Accounts exceed $5,000 and the Beneficiary is the surviving spouse, the Administrator shall pay the death benefits in accordance with any of the options available under Section 7.2 as selected by the spouse on a form or pursuant to another method permitted by applicable rules or regulations and provided by the Administrator, reduced by any benefits paid to the spouse in the form of a pre-retirement survivor annuity.

        (i) Subject to the spousal death benefit requirements of Sections 7.5(b) and 7.5(c), this Section 7.5 shall not apply when inconsistent with a Participant’s election, made within the time permitted by law, for the distribution of death benefits in a manner that complies with the terms of this Plan in effect on December 31, 1983, unless such election is subsequently revoked.

        (j) With respect to distributions under this section made in calendar years beginning on or after January 1, 2002, the Plan will apply the provisions of Section 7.3(j) of the Plan.

     Section 7.6. Withdrawal of Contributions. A Participant who has not incurred a Termination of Service may make withdrawals from the Participant’s Voluntary Contributions Account subject to the following rules (and any additional administrative rules established by the Administrator):

        (a) A Participant may make only one such withdrawal during any 12 month period (or more often as the Administrator may provide). A Participant who desires to make a withdrawal must make a request for a withdrawal by a method required or made available by the Administrator at least 30 days before the effective date of the withdrawal which shall be a Valuation Date (or such other date as the Administrator shall provide).

        (b) The Administrator shall determine (in a uniform and nondiscriminatory manner) the proportions of the amounts withdrawn by a Participant which shall be taken from the Investment Funds in which the amounts credited to the Participant’s Voluntary Contributions Account are invested.

        (c) A Participant’s withdrawal under this section shall be subject to any limits applicable to assets in the Investment Fund or Funds in which the Participant’s voluntary employee contributions are invested. Further, such a withdrawal may not exceed the lesser of (1) the sum of such contributions without any interest thereon or other increment thereto, less the sum of any previous such withdrawals or (2) the value of the Participant’s Voluntary Contributions Account.

A Participant who has completed five years of Vesting Service may, upon the Participant’s request by a method required or made available by the Administrator, withdraw After-Tax Contributions that have been allocated to the Participant’s After-Tax Contributions Account. If such contributions are withdrawn, a Participant shall cease to be able to make such contributions for a period of at least six months subsequent to the effective date of such withdrawal and may not make any additional such withdrawals for a period of three years. A Participant’s withdrawal under this paragraph may include a portion or all of the Participant’s After-Tax Contributions Account.

     Section 7.7. Disability Leave of Absence.

     (a) A Participant who is on leave of absence on account of disability may make an election in writing or by another method made available by the Administrator to receive a distribution from the Vested portion of the Participant’s Vested Accounts other than the Participant’s ESOP General Account or ESOP Toro Common Stock Account in either a lump sum or installments which shall not exceed thirty percent (30%) of the Participant’s Compensation for the Plan Year preceding the Plan Year in which the Participant commenced such leave.

     (b) Distributions described in subsection (a) shall terminate upon the earliest to occur of the following events:

     (1) the Participant’s death or other termination of the Participant’s disability,

     (2) the Participant reaches the Participant’s Normal Retirement Date, or

     (3) the Participant incurs a Termination of Service.

     (c) For purposes of this section, a disability is a medically determinable physical or mental disability that renders an Employee unable to engage in the Participant’s usual occupation for the Participant’s Participating or Related Employer. The certificate of a medical doctor satisfactory to the Administrator shall establish the existence or nonexistence of such disability.

     Section 7.8. Special Distribution and Payment Requirements.

     (a) Pursuant to Section 409(o) of the Code and notwithstanding any other provision of the Plan, other than such provisions as require the consent of the Participant to a distribution with a present value in excess of $5,000, a Participant may elect to have the portion of the Participant’s ESOP Accounts attributable to Toro Common Stock acquired by the Plan after December 31, 1986, distributed as follows:

     (1) If the Participant incurs a Termination of Service by reason of the attainment of the Participant’s Normal Retirement Date under the Plan, death or Disability, the distribution of such portion of the Participant’s account balance will begin not later than one year after the close of the Plan Year in which such event occurs unless the Participant otherwise elects under the provisions of the Plan other than this Section 7.8.

     (2) If the Participant incurs a Termination of Service for any reason other than those enumerated in paragraph (1) above, and is not reemployed by the Employer at the end of the fifth Plan Year following the Plan Year of such Termination of Service, distribution of such portion of the Participant’s account balance will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant incurred a Termination of Service unless the Participant otherwise elects under the provisions of this Plan other than this Section 7.8.

     (3) If the Participant incurs a Termination of Service for a reason other than those described in paragraph (1) above, and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such Termination of Service, distribution to the Participant, prior to any subsequent Termination of Service, shall be in accordance with terms of the Plan other than this Section 7.8.

For purposes of this Section 7.8, Toro Common Stock shall not include any Toro Common Stock acquired with the proceeds of a loan described in Section 404(a)(9) of the Code until the close of the Plan Year in which such loan is repaid in full.

     (b) Distributions required under Section 7.8 shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under provisions of this Plan other than this Section 7.8. In no event shall such distribution period exceed the period permitted under Section 7.3 and Section 401(a)(9) of the Code. Notwithstanding the provisions in this subsection to the contrary, effective for distributions attributable to stock acquired after December 31, 1986, if the fair market value of a Participant’s account attributable to Toro Common Stock is in excess of $500,000 (as adjusted in the same manner and at the same time as under Section 415(d) of the Code) as of the date distribution is required to begin under Section 7.8, distributions required under Section 7.8 shall be made in substantially equal annual payments over a period not longer than five years plus an additional one year (up to an additional five years) for each $100,000 increment, or fraction of such increment, by which the value of the Participant’s account exceeds $500,000, unless the Participant otherwise elects under the provisions of the Plan other than this Section 7.8(b). In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code.

     (c) If the portion of a Participant’s account balance attributable to Toro Common Stock which was acquired by the Plan after December 31, 1986 has not been separately accounted for, the Administrator shall select a method for identifying that portion.

     Section 7.9. Delayed Benefit Determinations; Lost Participant; Escheat.

     (a) If the amount of a Participant’s Vested Share cannot be ascertained by the date provided in the preceding Sections, a payment retroactive to such date may be made, provided that such payment must be made no later than sixty days after the earliest date on which such amount can be ascertained under the Plan.

     (b) If a Participant cannot be located (after reasonable effort), the Participant’s Vested Share shall be forfeited and used as soon as administratively feasible to reduce future contributions by the Participant’s Participating Employer. However, if the Participant is located, the amount forfeited shall be restored to the Participant in full unadjusted by any gains or losses. The Participant’s Participating Employer shall make restoration where contributions were reduced under this subsection (b).

     (c) If all or a portion of a Participant’s Vested Share has been lost by reason of escheat under state law, the Participant shall cease to be entitled to the portion so lost.

     Section 7.10. Qualified Domestic Relations Order. Notwithstanding the preceding provisions of this article, benefits and payments of benefits under the plan shall be altered to conform to a Qualified Domestic Relations Order.

     Section 7.11. Withholding of Taxes.

     (a) In the case of a disbursement, the Administrator shall direct the Trustee to withhold such tax as is required by law. Also, the Administrator or the Trustee upon the direction of the Administrator shall give to each person entitled to any such disbursement such notices regarding distributions or rollovers as are required by law.

     (b) In the case of a disbursement to be made by means of an annuity contract purchased from a life insurance company, the Administrator shall direct the insurance company to withhold from each annuity payment such tax as is required by law, and the Administrator shall provide the insurance company with such information as may be required by law to enable the insurance company properly to withhold such tax.

     Section 7.12. Direct Rollovers. Effective January 1, 1993, the following requirements apply to distributions:

     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this provision, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the distributee in a “direct rollover.”

     (b) For purposes of implementing the requirements of this provision, certain terms contained in subsection (a) above shall be defined as follows:

     (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other exception permitted by law or the Internal Revenue Service. Effective for distributions occurring after December 31, 1998, an eligible rollover distribution shall not include any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

     (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE VIII.
Administration of the Plan

     Section 8.1. Trustee. Except to the extent otherwise provided in Articles IX and X, the Trustee shall have the exclusive authority to manage and control the assets of the Trust Fund.

     Section 8.2. Administrator. Toro shall be the Administrator unless the Chief Executive Officer of Toro (said Chief Executive Officer shall be a named fiduciary for purposes of ERISA and this Plan) designates a person or persons other than Toro as the Administrator. If said Chief Executive Officer designates a person or persons other than Toro as Administrator, such person or persons shall serve as Administrator pursuant to such procedures as said Chief Executive Officer may provide. Each such person shall be bonded as may be required by law. Said Chief Executive Officer or his or her delegate shall act for Toro in its capacity as Administrator.

     Section 8.3. Administrative Duties and Powers. In addition to the duties and powers elsewhere in this Plan imposed and conferred upon the Administrator, the Administrator has the duty and power:

     (a) To interpret and construe the provisions of the Plan;

     (b) To determine the eligibility of Employees to participate in the Plan and to give eligible Employees timely notice thereof;

     (c) To maintain records with respect to each Participant, upon the basis of any information furnished by the Participant’s Employer, by the Participant or by the Trustee, sufficient to determine the benefits due, or which may become due, to the Participant;

     (d) To prepare and file with the appropriate agencies of the United States Government such reports as are required by law from time to time;

     (e) To prepare and furnish to each Participant such reports and individual statements or other disclosures as are required by law from time to time;

     (f) To maintain records containing the necessary basic information from which the foregoing instruments and reports may be prepared in sufficient detail so that their accuracy may be verified;

     (g) To make available in its office, for examination during business hours by any Participant or Beneficiary, copies of all of the instruments under which the Plan has been established and is being operated and copies of all reports or other documents which are required by law to be made available to them;

     (h) To furnish to any Participant or Beneficiary, upon receipt of a request thereof in writing or by another method required or made available by the Administrator and in return for payment of the reasonable cost thereof, a copy of any document required to be made available to them;

     (i) To determine the right of any person to a benefit under the Plan, the amount thereof and the method and time or times of payment;

     (j) To furnish to each Participant whose employment with a Participating or Related Employer is terminated in any manner, or who has a Break in Service, or who so requests, but no more frequently than once a Plan Year, a report sufficient to inform the Participant of the Participant’s accrued benefits under the Plan and the percentage of those benefits that is Vested;

     (k) To engage an independent qualified public accountant, as may be required by law, and such other advisors, counsel (including, at the discretion of the Administrator, counsel also consulted or employed by a Participating Employer), agents and employees as may be reasonably necessary to the administration of the Plan;

     (l) To instruct the Trustee with respect to the disbursements from the Trust Fund;

     (m) To serve as agent for the service of legal process upon the Plan along with the Trustee and any other person designated by the Chief Executive Officer of Toro or such officer’s delegate; and

     (n) To perform such other duties as the Chief Executive Officer of Toro or such officer’s delegate may specify from time to time with regard to the administration of the Plan.

     Section 8.4. Rule Against Discrimination. In the administration of the Plan, the Administrator shall never discriminate in any way in favor of Employees who are Highly Compensated Employees of a Participating Employer.

     Section 8.5. Claims Procedure.

     (a) A Participant or the Participant’s spouse or Beneficiary shall have the right to submit a claim for benefits in writing or by another method permitted by applicable rules or regulations to the Claims Reviewer. The claim must specify the basis of it and the amount of the benefit claimed.

     (b) The Claims Reviewer shall act to deny or accept said claim within ninety (90) days of the receipt of the claim by notifying the Participant or the spouse or the Beneficiary of the Claims Reviewer’s action, unless special circumstances require the extension of such ninety (90) day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the spouse or Beneficiary with notification in writing or by another method permitted by applicable rules or regulations of such extension before the expiration of the initial ninety (90) day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period.

     (c) In the event the Claims Reviewer denies the claim of a Participant or the spouse or Beneficiary in whole or in part, the Claims Reviewer’s notification in writing or by another method permitted by applicable rules or regulations shall specify, in a manner calculated to be understood by the claimant:

     (1) the reason or reasons for denial;

     (2) the specific section or sections of the Plan upon which the denial is based;

     (3) a description of any additional material or information, if any, necessary for the claimant to perfect his or her claim, and an explanation as to why such information or material is necessary;

     (4) a statement that the claimant will be provided, on request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

     (5) an explanation of the claim review procedure specified in the Plan; and

     (6) a statement of the claimant’s right to bring a civil action pursuant to Section 502(a) of ERISA following a continued denial of the claimant’s claim after appeal review.

     (d) Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer’s disposition of the claimant’s claim, the claimant may have a full and fair review of the claim by the Administrator upon request therefor in writing or by another method permitted by applicable rules or regulations submitted by the claimant or the claimant’s duly authorized representative and received by the Administrator within sixty (60) days after the claimant receives notification in writing or by another method permitted by applicable rules or regulations that the claimant’s claim has been denied.

     (e) In connection with such review in Subsection (d), the claimant or the claimant’s duly authorized representative shall be entitled to review pertinent documents and submit the claimant’s views as to the issues in writing or by another method permitted by applicable rules or regulations. The Administrator shall act to deny or accept the claim within sixty (60) days after receipt of the claimant’s request in writing or by another method permitted by applicable rules or regulations for review unless special circumstances require the extension of such sixty (60) day period. If such extension is necessary, the Administrator shall provide the claimant with notification in writing or by another method permitted by applicable rules or regulations of such extension before the expiration of such initial sixty (60) day period.

     (f) In all events, the Administrator shall act to deny or accept the claim within one hundred twenty (120) days of the receipt of the claimant’s request for review in writing or by another method permitted by applicable rules or regulations. The action of Administrator shall be in the form of a notice in writing or by another method permitted by applicable rules or regulations to the claimant and its contents shall include all of the requirements for action on the original claim.

     (g) In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this section.

ARTICLE IX.
The Trust Fund

     Section 9.1. Trust Fund. The Trustee appointed by the Chief Executive Officer of Toro under a Trust Agreement shall hold all assets of the Plan in a Trust. Such Trust Agreement shall contain provisions that are consistent with the terms of this article and Article X. The assets of the Trust shall constitute the Trust Fund.

     Section 9.2. Source of Trust Fund. The Trustee shall hold in a Trust maintained pursuant to a Trust Agreement which it has entered into with Toro any contributions and other property received by it from or at the direction of a Participating Employer or the Administrator pursuant to the Trust Agreement.

     Section 9.3. Payments from Trust Fund. The Trustee shall, within a reasonable length of time after receipt of written notice from the Administrator make such distributions from the Trust Fund as the

Administrator shall from time to time direct. Such payments may be made directly to such person or persons, natural or otherwise, at such time and in such amounts as the Administrator directs, and the Trustee shall have no duty, except as otherwise required by ERISA, to question the propriety of any such direction.

     Section 9.4. Division of Trust Fund.

     (a) The Chief Executive Officer of Toro may direct the Trustee from time to time to divide and redivide the Trust Fund into one, two or more Investment Funds with names that such officer shall designate. Upon each division or redivision, the Chief Executive Officer of Toro may specify the part of the Trust Fund to be allocated to each such Investment Fund and the terms and conditions, if any, under which the assets in such Investment Fund shall be invested. If an Investment Account is established pursuant to Section 10.3, the Chief Executive Officer of Toro shall direct that the Trust Fund be divided in such manner as to have the Investment Account constitute an Investment Fund pursuant to this section or a portion of such an Investment Fund.

     (b) The Chief Executive Officer of Toro may specify that contributions from Participants that are attributable to Rollover Contributions or Pre-Tax Contributions shall not be invested in a fund that invests in securities of a Participating Employer. This may require setting up a separate Investment Fund for such contributions. In such case, or if the Participant otherwise desires to do so, the Chief Executive Officer of Toro shall provide that such contributions shall be invested in such a separate Investment Fund.

     (c) The Chief Executive Officer of Toro may direct the Trustee to invest an Investment Fund in any contract or contracts issued by a life insurance company which shall be selected by the Chief Executive Officer of Toro. Such contract shall contain such terms and conditions as may be agreed upon by the Chief Executive Officer of Toro and said life insurance company. Such contract may provide for a guaranty by the life insurance company (for such period or periods of time as may be agreed upon) against loss of amounts which are invested under it and may also provide (for such period or periods of time as may be agreed upon) for one or more agreed rates of interest upon said amounts.

     (d) The Chief Executive Officer of Toro may direct the Trustee to cause any part or all of the Trust Fund, without limitation as to amount, to be commingled with the money of trusts which are created by others (including trusts for qualified employee benefit plans), by it or them or by it or them in participation with others, by causing such money to be invested as a part of any or all of the pooled or collective investment funds heretofore or hereafter created by Declarations of Trust listed in Appendix A, which is attached hereto, and the portion of the Trust Fund so added to any such fund at any time shall be subject to all provisions of the applicable Declarations of Trust as it may be amended from time to time. The Declarations of Trust listed in Appendix A are specifically incorporated by this reference into this Plan. Such Appendix may be altered by the Chief Executive Officer of Toro or the Chief Executive Officer’s delegate to properly list the pooled or collective investment funds which such person determines should be on the list.

     (e) The Chief Executive Officer of Toro shall direct the Trustee to invest the assets of the Trust Fund attributable to Matching Contributions and assets attributable to similar contributions under The Toro Company Matching Stock Plan as it existed immediately prior to that date exclusively in Toro Common Stock (which may be acquired by contribution from Toro or purchase). Such direction shall be subject to any exceptions described in this Article IX. While it is intended that such assets of the Trust Fund be invested exclusively in Toro Common Stock, the Chief Executive Officer of Toro shall authorize the Trustee to invest any cash received under the Plan for a reasonable period of time prior to acquiring Toro Common Stock, invest such cash as may be necessary to distribute cash in lieu of fractional shares, or invest such cash as may be necessary too anticipate distributions to a Participants in cash. The Chief

Executive Officer of Toro shall also direct the Trustee to establish an Investment Fund which invests in Toro Common Stock and to permit each Participant to direct that up to 100% of the Participant’s Trust Fund Share be invested in that fund. Up to 1,500,000 shares of Toro Common Stock may be awarded or allocated under the Plan as of dates after September 19, 2002, such number of shares to be adjusted as appropriate for events such as reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering or other like action.

     (f) The assets of the stock bonus part of the Plan as reflected in the ESOP Accounts shall be invested under the Trust Fund primarily in Toro Common Stock. Up to one hundred percent (100%) of such the Trust Fund may be invested in Toro Common Stock. Up to 1,500,000 shares of Toro Common Stock may be awarded or allocated under the Plan as of dates after September 19, 2002, such number of shares to be adjusted as appropriate for events such as reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or other like action.

     Section 9.5. Participant Investment Options.

     (a) As of each Investment Option Date, each Participant or Beneficiary may elect to have the Participant’s or Beneficiary’s Accounts in the Trust Fund, other than the Participant’s Accounts attributable to contributions pursuant to Sections 4.2, 4.5 and 4.14 that have not been transferred to the Employer Contribution Account pursuant to Section 9.7, invested in one or more Investment Funds; provided, however, that the Administrator shall establish uniform rules as to the portion of an Account which may be invested in any one Investment Fund; and provided further, if any of the limitations of Section 9.4(b) are applicable, the Participant or Beneficiary may only elect to have amounts attributable to contributions described in that subsection invested as provided in such subsection. The Administrator may limit a class of Participants to selected Investment Funds. The Administrator may establish rules concerning elections made under this section, including but not limited to the number of elections which may be made by a Participant or Beneficiary during any period of time and the time or period on or for which an election will be effective. Until modified by the Administrator, a Participant or Beneficiary may make under this section at any time; provided, however, that the Administration may establish additional limitations on such elections made by any Participant who is subject to Section 16 of the Securities Exchange Act and the rules thereunder.

     (b) Each election by the Participant or Beneficiary under subsection (a) shall be made by a method required or made available by the Administrator in time to permit transmittal of the election to the Trustee before the date as of which it is to become effective. Any such election shall continue in effect until a subsequent such election becomes effective. In the absence of a valid election, a Participant’s or Beneficiary’s Accounts in the Trust Fund shall be allocated to the Investment Funds in such percentages as shall be determined pursuant to rules established by the Administrator until a valid election becomes effective.

     (c) A Participant’s election under this section shall be applicable to the amounts that are included in the Participant’s Accounts on the Investment Option Date as of which such election is effective. Any contributions to the Plan which are added to the Trust Fund following such Investment Option Date shall be subject to the same election unless a separate election is made by the Participant with respect to those contributions pursuant to rules established by the Administrator. Such elections shall remain effective until the Participant makes a new election or elections as of an Investment Option Date.

     (d) The Administrator shall direct the Trustee to divide the Trust Fund in a manner which will allow the elections which are effective as of a date to be put into effect as of that date. The

Administrator shall give its directions to the Trustee within such time and in such manner as will give the Trustee time to carry out the directions on such Investment Option Date or during the period immediately following said Investment Option Period.

     (e) Notwithstanding the previous provisions of this section, any Participant or Beneficiary who directs the investment of all or a portion of the Participant’s or Beneficiary’s Accounts in the Trust Fund in a contract as described in Section 9.4(c) may change, amend or suspend or cancel such direction and again direct such investment only under the terms and conditions provided for, from time to time, in such contract, and may withdraw such part of the Participant’s or Beneficiary’s Accounts which are invested in such contract only to the extent such withdrawal is permitted under the terms and conditions of such contract and this Plan.

     (f) A Participant or Beneficiary who elects to invest any portion of the Participant’s or Beneficiary’s Accounts in the Trust Fund in Toro Common Stock consents to such portion being held as part of the stock bonus portion of the Plan that is an ESOP.

     Section 9.6. Investment in and Retention of Life Insurance Contracts.

     (a) The Trust Fund may not be used to purchase life insurance on the life of a Participant, the proceeds of which insurance upon the death of such Participant are or become payable directly or indirectly to such Participant’s Beneficiary. However, the Trustee may hold such insurance in the Trust Fund if such insurance was an asset of a Prior Plan. In such case, such insurance shall be subject to the remaining provisions of this section.

     (b) If the Trust Fund is used to purchase life insurance on the life of a Participant, the proceeds of which insurance upon the death of such Participant are or become payable directly or indirectly to such Participant’s Beneficiary, then the assets in the Trust Fund shall be subject to the following conditions and limitations:

     (1) The Administrator may direct the Trustee first to apply all or any part of the Rollover Contributions, which have previously been made allocable to one of the Participant’s Accounts toward the premium cost of such insurance. If such a direction is made, no Trust Fund earnings, Employer contributions to the Trust Fund or forfeitures arising pursuant to Section 6.3 shall be applied toward the premium cost of such insurance unless such premium cost exceeds such Rollover Contributions.

     (2) If any contributions made by a Participating Employer to the Trust Fund or forfeitures (attributable thereto) arising pursuant to Section 6.3 are used to pay the premium cost of such insurance, the following further conditions shall be applied:

     (A) Upon the direction of the Administrator, the Trustee, at or before the date of said Participant’s “retirement” (as such term is used in Revenue Ruling 54-51), shall either:

     (i) convert the entire value of such insurance contract or contracts into cash and add the same to such Participant’s Vested Share, or

     (ii) convert such insurance contract or contracts into a form which will provide periodic income to the Participant in conformance with the provisions of Article VII such that no portion of such value may be used to continue life insurance beyond such date, or

     (iii) distribute the insurance contract or contracts to the Participant, or

     (iv) do any combination of the foregoing.

     (B) At no time shall the premium paid with such contributions and forfeitures to purchase ordinary life insurance on the life of such Participant equal or exceed fifty percent (50%) of the total contributions of the Participating Employer and forfeitures (attributable thereto) then credited to the Accounts of the Participant. In the case of premiums paid for term and other life insurance contracts that are not ordinary life insurance, that percentage shall not exceed twenty-five percent (25%) of that total. Further, the sum of one-half of such ordinary life insurance premiums and the premiums on such term and other life insurance contracts shall not exceed twenty-five percent (25%) of that total. However, notwithstanding the previous provisions of this subparagraph (B), premiums for such insurance may always be paid from amounts in the Participant’s Accounts which have been held since the last accounting date at least two years preceding the date of the premium payment.

     (3) Any dividends or credits earned on such insurance contracts and received by the Trustee will be allocated to the appropriate Accounts of the Participant.

     (4) Amounts attributable to a Participant’s deductible voluntary employee contributions may not be used to purchase such insurance. The Administrator’s instructions to the Trustee shall not be inconsistent with the foregoing restrictions.

     (c) The Administrator shall direct the Trustee to select options and otherwise deal with such contracts in a manner that will assure that such contracts are disbursed in a manner consistent with Article VII of the Plan. In the event of any conflict between the terms of this Plan and the terms of any insurance contract acquired hereunder, the Plan provisions shall control.

     (d) Individual life insurance or annuity contracts may be sold by the Trustee to a Participant, a relative of the Participant, a Participating Employer or an employee benefit plan, or may be sold or transferred to or exchanged with the Trustee by a Participant or a Participating Employer; provided, however, that any such sale, transfer or exchange must comply with any prohibited transaction exemptions issued by the Department of Labor or Department of the Treasury.

     Section 9.7. Diversification of Investments.

     (a) As of the end of each calendar quarter, each Participant who has attained age 55 will be permitted to direct the Plan as to the investment of 100 percent of the value of the portion of the Participant’s Matching Contribution Account (including the Vested and non-Vested portions) and of 100 percent of the Participant’s ESOP Toro Common Stock Account, to the extent the Participant has not previously been permitted to direct the investment thereof in accordance with Section 9.7(b). A Participant will not be allowed to direct the investment of the Participant’s Matching Contributions or contributions pursuant to Section 5.1(f), (g), and (h) allocated during a calendar quarter after the Participant has attained age 55 until the subsequent calendar quarter.

     (b) Effective as of June 1, 2003, a Participant or Beneficiary may direct the investment of the portion of a Participant’s or Beneficiary’s Matching Contribution Account and the Participant’s or Beneficiary’s Account attributable to contributions made pursuant to Sections 5.1(f), (g), and (h), other than amounts previously diversified pursuant to this Section 9.7, that exceed thirty percent (30%) of the total value of the Participant’s or Beneficiary’s total Account (including the Vested and non-Vested portions), as determined at the end of each calendar quarter. Such amounts will continue to be invested in Toro Common Stock, but will be transferred to the Participant’s or Beneficiary’s Employer Contribution Account, and the Participant or Beneficiary can direct the investment thereof consistent with Section 9.5. Effective as of December 31, 2003, the thirty percent (30%) diversification threshold in the preceding sentence will be reduced to twenty-five percent (25%). Effective as of June 30, 2004, the twenty-five percent (25%) threshold in the preceding sentence will be reduced to twenty percent (20%).

     (c) The requirements in this section shall be satisfied by offering the investment options made available under Section 9.5 of the Plan to each Participant with respect any portion of a Participant’s Account described in subsections (a) or (b) above.

     (d) The portion of a Participant’s Account subject to the investment direction of the Participant as described in subsections (a) and (b) above shall be allocated to an appropriate Account of the Participant specified by the Administrator.

     (e) All valuations of employer securities which are not readily tradable on an established securities market with respect to activities carried on by the Plan must be by an independent appraiser. For purposes of the preceding sentence, the term “independent appraiser” means any appraiser meeting requirements similar to the requirements of the regulations under Section 170(a)(1) of the Code.

     (f) Notwithstanding anything herein to the contrary, the Trustee may sell sufficient shares of Toro Common Stock from a Participant’s Account without direction as may be necessary to raise cash sufficient to meet the expenses of the Trust.

     (g) Any Participant who has incurred a Termination of Service will be permitted to direct the Plan as to the investment of the value of the Participant’s Vested Share in a manner consistent with the requirements of this Section 9.7 as if the Participant had not incurred a Termination of Service.

     Section 9.8. Voting of Shares and Tender Offers.

     (a) Each Participant or Beneficiary in the Plan is entitled to direct (in accordance with procedures established by the Administrator) the Plan as to the exercise of voting rights with respect to the shares of Toro Common Stock (including fractional shares) allocated to the Account of such Participant or Beneficiary. Toro shall provide to each Participant or Beneficiary, who shall be considered named fiduciaries solely for the purpose of pass through voting and tender offer rights described in subsection (c) with respect to Toro Common Stock held by the Plan, necessary and accurate information pertaining to the exercise of such rights containing all the information distributed to Toro’s shareholders as part of an information distribution to the shareholders (this information may include proxy materials and copies of tender offer materials furnished to security holders generally). A Participant or Beneficiary shall have the opportunity to exercise any such rights within the same time period as Toro’s shareholders.

     (b) In the exercise of voting rights, votes representing shares of Toro Common Stock either (1) held in a suspense account for Toro Common Stock, or (2) on account of which Participant’s may direct the exercise of voting rights, but do not, shall be voted by the Trustee in the same ratio for the election of directors and for and against each other issue as the applicable vote directed by Participants with respect to shares of Toro Common Stock allocated to their Accounts to the extent permitted by Section 404(a)(1)(D) of ERISA.

     (c) In the event of any tender offer or exchange offer regarding Toro Common Stock, the Trustee’s response to those offers with respect to any such stock which has been allocated to the Accounts of Participants shall be made in accordance with directions made by Participants under the terms of the

Plan; provided that the Trustee’s positive and negative responses to those offers with respect to shares of Toro Common Stock held in a suspense account, or shares of Toro Common Stock allocated to the Accounts of Participants for which the Trustee does not receive direction under the terms of the Plan shall be proportionate to the positive and negative responses to those offers (tabulated in terms of shares) received from Participants regarding shares of such stock allocated to their Accounts in a manner consistent with this Section 9.8 and Section 404(a)(1)(D) of ERISA.

     (d) A Participant shall be entitled to direct the Trustee regarding whether or not to tender or exchange any shares of Toro Common Stock allocated to the Participant’s Account in the event of a tender offer or exchange offer presented to the Trustee. The procedure for obtaining that direction from a Participant shall be as follows:

     (1) Necessary and accurate information for the Participant to make a decision shall be provided by the Trustee to the Participant.

     (2) Steps shall be taken to assure that the Participant’s decision is confidential within the meaning of Section 203 of Delaware’s General Corporation Law (the information is to be made available only to the Trustee).

     (3) The Administrator shall establish any additional procedural steps as may be appropriate to obtain directions from the Participant to the Trustee.

     Section 9.9. Loans to Acquire Toro Common Stock.

     (a) The Trustee shall be authorized and empowered to borrow funds from any lender (except as otherwise provided by ERISA, the Code, or any Regulations thereunder) upon such terms, for such periods of time, and at such reasonable rate of interest as it deems proper (subject to the provisions of this section), and for such security as it deems proper and as is allowed by this section, in order to acquire Toro Common Stock, but it shall exercise such power only as and to the extent directed by the Administrator. Any loan obtained pursuant to this section must be primarily for the benefit of the Participants and their Beneficiaries.

     (b) Shares of Toro Common Stock purchased with the proceeds of a loan described in this section, or used as collateral for a prior loan described in this section which was repaid with the current loan described in this section, are the only assets of the Trust Fund which may be used as collateral for such loan. The terms of such loan shall contain a formula which shall provide for the release from encumbrance of Toro Common Stock used as collateral. The formula must provide that for each Plan Year throughout the duration of the loan, the number of shares of Encumbered Toro Common Stock to be released shall be equal to either:

     (1) the number of shares of Encumbered Toro Common Stock held immediately before release for the applicable Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest payments allocated to such Plan Year and the denominator of which is the sum of the numerator plus the principal and interest payments allocated to all future Plan Years, or

     (2) a number of shares computed with reference to the repayment of the principal of such loan; provided, however, under this paragraph (2), the following rules shall be applicable:

     (A) the loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

     (B) interest shall only be disregarded to the extent it would be considered interest under standard loan amortization tables; and

     (C) this paragraph (2) shall cease to be applicable and paragraph (1) shall be applicable from the time that, by reason of a renewal, extension or refinancing, the sum of the expired duration of the loan, the renewal period, the extension period, and the duration of the new loan exceeds ten years.

     (c) The terms of a loan described in this section shall also provide that in case of default with respect to such loan, the total Toro Common Stock Value of Toro Common Stock (as of the date of transfer) which may be transferred to the lender in satisfaction of such loan shall not exceed the amount of such default. In addition, if the lender (a guarantor of the loan shall not be considered a lender for purposes of this subsection (c)) is a “disqualified person” (a person is a “disqualified person” if the person has such a relationship to the Plan or a Participating Employer as to be considered a disqualified person with respect to the Plan pursuant to Section 4975(e)(2) of the Code), the loan must provide for such a transfer only upon and to the extent of the failure of the Trust to meet the payment schedule of the loan.

     (d) In addition to the pledging of collateral as provided in this section, the Participating Employer, except as otherwise provided by ERISA, the Code, or the regulations thereunder, may guarantee repayment of said loan.

     (e) Toro Common Stock purchased with the proceeds of a loan described in this section shall be held in the Toro Common Stock Suspense Account by the Trustee until released from such Account pursuant to the terms of such loan. Toro Common Stock released pursuant to such terms shall be allocated to the individual accounts of Participants in accordance with the applicable provisions of the Plan.

     (f) The Toro Common Stock purchased with the proceeds of a loan made pursuant to this section and held in the Toro Common Stock Suspense Account pursuant to subsection (e) shall be treated as an asset of the Trust Fund and the Plan except that such Toro Common Stock shall be segregated from other assets of the Trust Fund. In the discretion of the Trustee, subject to the direction of the Administrator, income from such Toro Common Stock, including dividends and other income, shall be used to repay such loan, paid to Participants or their Beneficiaries, or paid to the Plan and distributed to the Participants or their Beneficiaries as provided in Section 404(k) of the Code and under this Plan.

     (g) Any loan made pursuant to this section must meet the additional following requirements:

     (1) The proceeds of such loan must be used, within a reasonable time but not later than any applicable time period prescribed under the Code or ERISA, or the Regulations thereunder, by the Trustee to acquire Toro Common Stock, to repay such loan or to repay a prior loan obtained pursuant to this section.

     (2) Such loan must be without recourse against the Plan or Trust.

     (3) The terms of the loan must provide that:

     (A) Neither the lender nor any other person entitled to any payment under the loan shall have any right to the assets of the Trust other than:

     (i) the collateral for the loan as provided in this section;

     (ii) the portion of Employer Contributions (other than Toro Common Stock) which are made under the Plan to meet the obligations of the Plan or Trust under the loan; and

     (iii) any earnings attributable to such collateral and the investment of such portion of Employer Contributions.

Such portion of Employer Contributions and such earnings must be accounted for separately by the Trustee until loan is repaid.

     (B) Payments made with respect to such loan during any Plan Year must not exceed an amount equal to the sum of Employer Contributions and earnings as are described in subsection (A) and as are received during such Plan Year or prior Plan Years less such payments made in prior Plan Years.

     (h) The prior provisions of this section are intended to provide guidance to the Administrator and the Trustee as to the steps to be taken to assure that a loan described in this section will not result in the imposition of any excise tax, as provided for in Section 4975 of the Code. To the extent additional or other steps need the taken to prevent the imposition of such excise tax, the Trustee is authorized to take such steps, subject, however, to the direction of the Administrator.

ARTICLE X.
Investment Advisers

     Section 10.1. Appointment of Investment Advisers. The Chief Executive Officer of Toro shall have the right to appoint one or more Investment Advisers. All appointments of Investment Advisers shall be by written agreement between Toro and the Investment Adviser. The Trustee shall receive a copy of each such agreement and all amendments, modifications and terminations thereof and shall give written acknowledgment of receipt of same. Until receipt of a copy of each such amendment, modification or termination, the Trustee shall be fully protected in assuming the continuing authority of such Investment Adviser under the terms of its original agreement with Toro as theretofore amended or modified.

     Section 10.2. Investment Adviser Agreements. Among other matters, each agreement between Toro and an Investment Adviser or an agreement between the Investment Adviser and the Trustee shall provide that:

     (a) All directions given by the Investment Adviser to the Trustee shall be in writing, signed by an officer or partner of the Investment Adviser or by such other person as may be designated in writing by the Investment Adviser; provided that the Trustee shall accept oral directions for the purchase or sale of securities which shall be confirmed by such authorized personnel of the Investment Adviser in writing.

     (b) Should the Investment Adviser find it desirable, it shall receive a power of attorney from the Trustee, in such form and substance as may be approved by the Trustee and the Chief Executive Officer of Toro, authorizing the Investment Adviser to effect transactions directly for its Investment Account.

     (c) All settlements of purchases and sales are to be in such place as the Trustee and Investment Adviser may agree.

     (d) In all events the Trustee is to retain physical custody of all assets comprising an Investment Account, or control of all such assets at central depositories including the Federal Reserve banks (unless that custody is not required by ERISA).

     (e) Payment of the cost of the acquisition, sale or exchange of any security or other property for an Investment Account shall be charged to that Investment Account.

     (f) The responsibility of the Investment Adviser to vote proxies shall be recognized unless the agreement expressly precludes the Investment Adviser from voting proxies.

     (g) The Investment Adviser acknowledges that it is a “fiduciary” of the Plan and that for the term of the agreement it will qualify as an “investment manager” (as both of said terms are used in ERISA).

     Section 10.3. Notification of Appointment of Investment Advisers. Written notice of each appointment of an Investment Adviser shall be given to the Trustee at least ten days in advance of the effective date of the appointment. Such notice shall state the part of the Trust Fund which is to become the Investment Account of the Investment Adviser and shall either include or be accompanied by a direction to the Trustee to establish the Investment Account as an Investment Fund pursuant to Section 10.1. Upon receipt of said notice, the Trustee shall allocate the designated part of the Trust Fund to the Investment Account of such Investment Adviser. The Chief Executive Officer of Toro may by similar notice modify such designation from time to time.

     Section 10.4. Investment Adviser’s Authority. So long as the appointment of an Investment Adviser is in effect, the Trustee shall be directed to follow the directions of the Investment Adviser with respect to its Investment Account in exercising the powers granted to the Trustee in the Trust Agreement regarding investment of the Trust Fund. One of those powers is voting proxies; however, the Investment Adviser won’t have that power if the agreement described in Section 10.2 expressly precludes the Investment Adviser from voting proxies (and the Trustee shall have the power).

     Section 10.5. Trustee’s Responsibility for Investment Adviser’s Account. The Trustee shall monitor all instructions from the Investment Adviser and shall notify the Administrator in the event that it considers any instruction to involve an improper investment of the Trust Fund. However, the Trustee shall have no further duty to question such instructions and, except as may be otherwise provided by ERISA, the Trustee shall not be liable for any loss which may result by reason of any action taken by it in accordance with a direction of an Investment Adviser acting within the powers granted to it under this Article X, or by reason of any lack of action by the Trustee upon the failure of an Investment Adviser to exercise its said powers.

     Section 10.6. Investment Adviser’s Access to Records. The Trustee shall make available to an Investment Adviser copies of or extracts from such portions of its accounts, books or records relating to the Investment Account of such Investment Adviser as the Trustee may deem necessary or appropriate in connection with the exercise of the Investment Adviser’s functions, or as the Administrator may direct.

     Section 10.7. Allocation of Charges to Investment Adviser Account. All charges (other than those covered in Section 10.2(e)) against each Investment Account shall be made in such proportions as the Administrator may direct from time to time.

ARTICLE XI.
Amendment

     Section 11.1. Power.

     (a) Toro reserves the power to amend, alter or wholly revise this instrument, prospectively or retrospectively, at any time by the action of its Chief Executive Officer or such officer’s delegate, and the interest of each Participant is subject to the power so reserved. No amendment may be made, however, that would reduce the interest in the Trust Fund Vested in any Participant or the Participant’s Beneficiary at the time of the amendment (elimination of an optional form of benefit available to a Participant with respect to the Participant’s benefits accrued before the amendment is considered to be such a reduction), or that would divert any part of the Trust Fund to any use or purpose other than for the exclusive benefit of the Participants and Beneficiaries; provided, however, that any amendment may be made which may be or become necessary in order that the Plan and Trust will conform to the requirements of ERISA and qualify under the provisions of Sections 401(a) and 501(a) of the Code (as it may be amended from time to time), or in order that all of the provisions of the Plan and Trust will conform to all valid requirements of applicable federal and state laws.

     (b) An amendment of this Plan by whatever means must not reduce or eliminate a benefit under the Plan, protected under Section 411(d)(6) of the Code, unless permitted to do so under applicable regulations. To the extent that such an amendment would cause such a reduction or elimination, the Administrator shall disregard the amendment and maintain an appropriate schedule of optional forms of benefit which shall continue to be available to the affected Participants.

     Section 11.2. Method. An amendment shall be stated in an instrument in writing signed in the name of Toro by its Chief Executive Officer or such officer’s delegate.

     Section 11.3. Amendment of Vesting Schedule.

     (a) If a Participating Employer when it adopts this Plan modifies the vesting schedule or the method of computing service for vesting purposes under a Prior Plan, a Participant who was a participant in such Prior Plan and who has not less than three (3) years of service for vesting purposes by the end of the period described in subsection (c) shall be provided the opportunity to make the election described in subsection (b) within said period. In addition, if Toro modifies the vesting schedule or the method of computing service for vesting purposes by amending the Plan, a Participant having not less than three (3) years of such service by the end of the period described in subsection (c) shall be given the opportunity to make the election described in subsection (b) within said period. For Participants who do not have at least one hour of service in any Plan Year beginning after December 31, 1988, this provision shall be applied by substituting “5 years of Vesting Service” for “3 years of Vesting Service” where such language appears.

     (b) A Participant described in subsection (a) may elect to have the Participant’s Vested percentage of the portion of the Participant’s Trust Fund Share attributable to the Participant’s Accounts which are not fully Vested computed under the Prior plan or under this Plan as it existed prior to the amendment of the Plan, whichever is applicable. An election made under this subsection (b) shall be irrevocable when it is made.

     (c) In order for the election described in subsection (b) to be effective, it must be executed in writing upon forms to be provided by the Administrator or made by another method required or made available by the Administrator and must be delivered to the Administrator on or after the effective date of adoption of the Plan by the Participating Employer or the date the Plan is amended (whichever is applicable) and before the latest of:

     (1) the date which is sixty (60) days after said effective date or the day the Plan is so amended,

     (2) the date which is sixty (60) days after said effective date or the day the new amendment becomes effective; or

     (3) the date that is sixty (60) days after the day the Participant is issued written notice by the Administrator of said adoption of the Plan or amendment of the Plan.

     (d) The preceding provisions of this section shall not be applicable if after the modification described in Section 11.3(a) each Participant will always be at least as Vested at any point in time on or after the modification as the Participant would have been without the modification.

ARTICLE XII.
Termination, Withdrawals and Acquisitions

     Section 12.1. Termination of Plan, Withdrawals and Discontinuance of Contributions.

     (a) Toro now intends the Plan to be permanent; nevertheless, it reserves to its Chief Executive Officer or such officer’s delegate the power to terminate the Plan as to itself and any or all other Participating Employers and as to any designated group of Employees, former Employees or Beneficiaries. If there are any Participating Employers other than Toro, Toro shall deliver to each other Participating Employer a written notice of termination specifying the effective date thereof (which shall not be less than thirty days after the notice date) and executed in the manner provided for the execution of an amendment by Toro.

     (b) Any Participating Employer (other than Toro) may withdraw from participation in the Plan at the end of any Plan Year by giving the Administrator thirty days’ written notice. The Administrator may terminate the participation in the Plan of any Participating Employer (other than Toro) by giving the Participating Employer thirty days’ written notice. Such withdrawal or termination may be a termination of the Participating Employer’s plan as maintained under this Plan (this could occur if the Participating Employer is not (has ceased to be) a Related Employer of Toro) unless such plan is continued under documents other than this Plan by the Participating Employer or by an acquiring Employer described in Section 12.4.

     (c) A complete discontinuance of contributions under the Plan by all Participating Employers shall be deemed a termination of the Plan as to such Participating Employers unless the Plan is continued under documents other than this Plan by the Participating Employers or by an acquiring Employer described in Section 12.4. If a Participating Employer maintains its own plan under this Plan because it is not (has ceased to be) a Related Employer of Toro, a complete discontinuance of contributions under such plan by such Participating Employer shall be deemed a termination of such plan as to such Participating Employer unless such plan is continued under documents other than this Plan by the Participating Employer or by an acquiring Employer described in Section 12.4.

     (d) In the event that all of the Participating Employers should be dissolved and liquidated, or should be adjudged as voluntarily or involuntarily bankrupt, or should participate in a consolidation, merger or other corporate reorganization as a result of which the new, surviving or reorganized corporation or corporations does not or do not assume or continue the obligations of the Plan, or should have its or their corporate existence terminated in any other way, than the Plan shall terminate. If a Participating Employer maintains its own plan under this Plan because it is not (has ceased to be) a Related Employer of Toro, and if the prior sentence would apply to it if it was the only Participating Employer, then such plan shall be deemed to have terminated. In either case described in the prior two sentences, any new, surviving or reorganized corporation shall have the power to continue such plan or the Plan, whichever is applicable, as its own (and thus prevent termination) as provided in Section 12.4.

     Section 12.2. Allocation Upon Termination. Upon the termination of the Plan as to a Participating Employer, any previously unallocated funds which are part of the Trust Fund and are allocable to Active Participants who are Employees of the Participating Employer shall be allocated to such Active Participants as provided in Articles V and VI as of the date of termination of the Plan as to that Participating Employer. If a Participating Employer maintains its own plan under this Plan because it is not (has ceased to be) a Related Employer of Toro, and such plan is terminated as described in Section 12.1, then the prior sentence shall apply to such plan.

     Section 12.3. Distribution Upon Termination or Complete Discontinuance of Contributions.

     (a) Upon the complete termination of the Plan or the complete discontinuance of contributions under the Plan, the respective interests of the Participants in the Trust Fund shall fully vest, and the Trustee shall proceed to liquidate the Trust Fund, distributing benefits to the Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan, unless benefits are transferred to a successor plan. The Trustee shall reserve such amounts as may be required to pay any expenses of termination, liquidation and distribution, and shall then segregate each Participant’s Trust Fund Share in a special account. Each such Share shall be distributed to such Participant or the Participant’s Beneficiary. The method and commencement date of distribution shall be determined as provided in Section 7.2 and Section 7.3, respectively.

     (b) If a Participating Employer maintains its own plan under this Plan because it is not (has ceased to be) a Related Employer of Toro, and such plan is terminated as described in Section 12.1, then the prior provisions of this section shall apply to such plan and the portions of the Trust Fund and Trust Fund Share’s of Participants affected by the termination.

     (c) Upon a partial termination of the Plan, the foregoing provisions of this section shall apply, but only as to those Participants and to that portion of the Trust Fund affected by the termination.

     Section 12.4. Acquisitions. If all, or substantially all, of the Employees of a Participating Employer or all, or substantially all, of the Employees constituting a separate or separable unit of operation of a Participating Employer, are transferred directly to the employment of another corporation, partnership or individual proprietorship (in this paragraph called “Buyer”), which, as a part of the same transaction, acquires either all, or substantially all, of the operating assets of a Participating Employer or all, or substantially all, of the operating assets that constitute, together with the Employees, a separate or separable unit of operation, such Buyer with the consent of the Administrator may adopt and may amend the Plan with respect to the transferred Employees and continue the Plan as its own. Alternatively, such Buyer may adopt a separate plan of its own for such transferred Employees or provide that such Employees shall be covered by an existing plan of the Buyer’s, in which case, notwithstanding the distribution provisions of Article VII, the Administrator may direct that the portion of the Trust Fund allocable to such transferred Employees be segregated and transferred to a medium designated by such Buyer for the funding of its plan.

ARTICLE XIII.
Top Heavy Rules

     Section 13.1. Effective Period of Article XIII. This Article XIII is to be effective for Plan Years commencing after December 31, 1997. Notwithstanding the prior provisions of this Plan, the provisions of this Article XIII shall govern during a Plan Year (and for subsequent Plan Years if so specified) in the event that the Plan is a Top Heavy Plan for that Plan Year. This Article XIII shall not apply to Covered Employees who are part of a unit of Employees covered by a collective bargaining agreement which meets the requirements of Section 7701 (a)(46) of the Code provided that the retirement benefits under the Plan were the subject of good faith bargaining. Important definitions used in this Article are described in the last section of the Article.

     Section 13.2. Minimum Allocation. If this Plan is a Top Heavy Plan for a Plan Year with respect to a Participating Employer, a different allocation of the Participating Employer’s contributions to the Plan may have to be made than provided in the previous provisions of this Plan, subject to the following rules:

     (a) Notwithstanding Section 5.1 of the Plan and subject to the remaining provisions of this section, the allocation of the Participating Employer’s contribution for such Plan Year shall be altered as necessary to assure that the allocation on behalf of each Considered Employee is not less than the lesser of (1) three percent (3%) of the Considered Employee’s Credited Compensation or (2) the percentage of Credited Compensation contributed for that Plan Year on behalf of the Key Employee who has the highest such percentage contributed on the Key Employee’s behalf.

     (b) If the Participating Employer or a Related Employer of that Participating Employer maintains another defined contribution plan which provides for a minimum contribution or allocation which partially or wholly satisfies the minimum contribution requirement for Top Heavy defined contributions plans (as it may be modified by Section 416(h)(2) of said Code), the minimum allocation required by the previous subsection shall be reduced to a level at which said requirement is met.

     (c) Effective for years beginning after December 31, 1988, elective contributions, as described in Section 401(k) of the Code, on behalf of Key Employees are taken into account in determining the minimum required contribution under Section 416(c)(2) of the Code. However, elective contributions on behalf of employees other than Key Employees may not be treated as Employer contributions for purposes of the minimum contribution or benefit requirement of Section 416 of the Code. Also, Matching Contributions may not be treated as Employer contributions for that purpose.

A Participant will be required to be employed on the last day of a Plan Year in order to be entitled to benefit provided by this Section. The Plan may not satisfy the requirements of this Section through Employer contributions to Social Security.

     Section 13.3. Limitation on Benefits. If the Plan is a Top Heavy Plan with respect to a Participating Employer and the Participating or a Related Employer of that Participating Employer maintains a defined benefit plan in addition to this Plan, the limits on allocations described in Section 5.3 of the Plan shall continue to be applicable to the Participant provided, however, that the “defined benefit plan fraction” and “defined contribution plan fraction” referred to in that section shall be modified by substituting “1.0” for “1.25” where it appears in those definitions in the event that the Plan is a Super Top Heavy Plan or such modification is otherwise required by Section 416(h)(1) of the Code. Further, the Administrator may, in calculating the defined contribution plan fraction, elect to apply the transitional rule described in Section 415(e)(7) of the Code and Section 5.3(c)(1)(C) of the Plan only as modified (if modified) by Section 416(h)(4) of said Code ($41,500 is substituted for $51,875 in the transition fraction described in Section 5.3(c)(1)(C). The transition rule provided in Section 5.3(c) and this section will cease to be effective for limitation years (as defined in Section 5.3(a)(4) of the Plan) beginning after December 31, 1999, with respect to each Participant who incurs one Hour of Service for a Participating Employer or Related Employer in one of those limitation years.

     Section 13.4. Compensation. In the event that the Plan is a Top Heavy Plan with respect to a Participating Employer for a Plan Year, the Compensation of an Employee which may be taken into account under the Plan for that Plan Year shall not exceed One Hundred Fifty Thousand Dollars ($150,000), provided that that limit shall be increased to conform to any cost of living adjustment made to the limit by the Secretary of the Treasury or the Secretary’s delegate. Subsequent to 1993 under this and the Prior Plans, the amount of Compensation that may be taken into account will be the same as defined in the definition of Compensation.

     Section 13.5. Definitions. The terms defined in this Section, when used in this Article XIII with initial capital letters have the following meanings unless the context clearly indicates that other meanings are intended:

     (a) Accrued Benefit. “Accrued Benefit” means the amount of benefit which a person has accrued under a defined benefit plan through a specific date.

     (b) Considered Employee. For any Plan Year, a “Considered Employee” is an Employee of a Participating Employer who is not a Key Employee of that Employer and is either a Qualified Employee of the Participating Employer or one of a group of Employees of a Participating Employer who would have been Qualified Employees but failed to complete the required number of Hours of Service to be Qualified Employees.

     (c) Credited Compensation. “Credited Compensation” means, effective for Plan Years beginning after December 31, 1988, compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by a Participating Employer pursuant to a salary reduction agreement which are excludable from the Participant’s gross income under Sections 125, 402(e)(3), 402(h), or 403(b) of the Code. For Plan Years beginning on and after January 1, 2001, Credited Compensation shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.

     (d) Determination Date. “Determination Date” for a plan year of a plan means the last day of the plan’s preceding plan year or, in the case of the first plan year of a plan, the last day of such plan year.

     (e) Five Percent Owner. “Five Percent Owner” means either:

     (1) if the Employer is a corporation, any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of all stock of the corporation, or

     (2) if the Employer is not a corporation, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.

     (f) Key Employee. A “Key Employee” is any Employee or former Employee (and the Beneficiaries of such Employee) of a Participating Employer who at any time during the “determination period” was an officer of the Participating Employer or one of its Related Employers having Credited Compensation in excess of fifty percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests (if two individuals have the same interest, the individual having the greatest annual Credited Compensation shall be treated as having the largest interest) in the Participating Employer and its Related Employers if such individual’s Credited Compensation from those Employers exceeds the dollar limitation under
Section 415(c)(1)(A) of the Code, a Five Percent Owner of the Participating Employer or one of its Related Employers, or a one percent (1%) owner of the Participating Employer or one of its Related Employers who has an annual Credited Compensation of more than $150,000 from the Participating Employer and its Related Employers. The “determination period” is the Plan Year in which the “Determination Date” occurs and the four preceding Plan Years. The determination of whom is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code as applied to Employees of the Participating Employer or its Related Employers.

     (g) Present Value of Accrued Benefit.

     (1) The “Present Value of Accrued Benefits” of a participant under a defined benefit plan as of the plan’s Determination Date is the present value of that participant’s Accrued Benefit as of the Valuation Date which falls within a 12 month period ending on the Determination Date. It shall be determined as if the participant incurred a Termination of Service as of the Valuation Date. Further, the amount shall be determined by an actuary selected by Toro using reasonable actuarial assumptions. The assumptions used must be the same for two or more defined benefit plans which are being aggregated with this Plan for testing whether it is a Top Heavy Plan, but need not be the same as actuarial assumptions used for funding or equivalence calculations under those plans. Interest and post-retirement mortality assumptions must be used and pre-retirement mortality and future increases in cost of living may also be assumed. Assumptions as to future withdrawal or future salary increases may not be used.

     (2) The “Present Value of Accrued Benefits” of a participant under a defined contribution plan as of its Determination Date is the sum of (A) the participant’s individual account balance as of the most recent Valuation Date occurring within a 12 month period ending on the Determination Date and (B) any contributions due to be allocated to the participant’s account balance as of the Determination Date.

     (3) The Accrued Benefit of a Participant other than a Key Employee shall be determined for Plan Years beginning after 1986 under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the aggregate group described in the Top Heavy Plan definitions, or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

     (h) Super Top Heavy Plan. “Super Top Heavy Plan” means a plan which would be considered a Top Heavy Plan even if the figure “Ninety Percent (90%)” were substituted for the figure “Sixty Percent (60%)” in each place that the latter figure appears in the definition of Top Heavy Plan.

     (i) Top Heavy Plan. A determination of whether or not this Plan is a “Top Heavy Plan” with respect to a Participating Employer for a Plan Year shall be made as of the Determination Date for that Plan Year as follows:

     (1) The Participating Employer and its Related Employers shall be treated as one employer (referred to as the “Participating Employer”) for purposes of determinations made under this subsection.

     (2) If this Plan is not aggregated with other plans in accordance with the following subsections, it shall be considered a Top Heavy Plan with respect to a Participating Employer if the Present Value of Accrued Benefits under the Plan for Key Employees of the Participating Employer exceeds sixty percent (60%) of the Present Value of Accrued Benefits under the Plan for all Employees (and their beneficiaries) of the Participating Employer.

     (3) If the Participating Employer maintains any other defined benefit or defined contribution plans in which a Key Employee of the Participating Employer participates or maintains any such plans which permit this Plan to meet the coverage requirements of Section 401(a)(4) or Section 410 of the Code, then such plans shall be aggregated with this Plan for purposes of determining whether the Plan is a Top Heavy Plan.

     (4) In addition to the required aggregation just described, the Participating Employer may aggregate other defined contribution and defined benefit plans with this Plan which are maintained by the Participating Employer if such permissive aggregation thereby eliminates the status of this Plan as a Top Heavy Plan under the following subsection and if the aggregated plans would continue to meet the requirements of Sections 401(a)(4) and 410 when taking the plans into account together.

     (5) This Plan shall be considered a Top Heavy Plan with respect to a Participating Employer only if the sum of the Present Values of Accrued Benefits for Key Employees of the Participating Employer under all defined benefit and defined contribution plans included in a group of plans aggregated in accordance with the preceding subsections exceeds sixty percent (60%) of a similar sum for all Employees (and their beneficiaries) of the Participating Employer. Said present values shall all be determined as of the Determination Dates which fall within the calendar year that this Plan’s Determination Date falls.

     (6) For purposes of determining a Participant’s Present Value of Accrued Benefits under a defined contribution or defined benefit plan, such present value shall be increased by the aggregate distributions made with respect to such Participant under the plan during the five year period ending on the plan’s Determination Date. The preceding sentence shall also apply to distributions under a terminated plan that if it had not been terminated would have been included in an aggregation group.

     (7) For purposes of this subsection, the Present Value of Accrued Benefits for an Employee who was a Key Employee but is no longer a Key Employee shall not be taken into account.

     (8) Adjustment shall be made to the Present Values of Accrued Benefits to account for rollovers and plan to plan transfers. In the case of unrelated rollovers and transfers, which are those initiated by an individual and made from a plan maintained by one Employer to a plan maintained by another Employer, the plan making the distribution counts it as a distribution for purposes of subsection (i)(6) of this section, and the plan accepting the distribution does not consider the distribution part of the Accrued Benefits under that plan if such distribution was accepted after December 31, 1983, but considers it part of said Accrued Benefits if the distribution was accepted on or prior to December 31, 1983. In the case of related rollovers and transfers, which are those either not initiated by an individual or made to a plan maintained by the same Employer, the plan providing the distribution does not count the distribution as a distribution under subsection (i)(6) of this section and the plan accepting the distributed amount counts the distribution as part of the Accrued Benefits under the plan.

     (9) For Plan Years beginning after December 31, 1984, the Accrued Benefit of an Employee who has not performed any service for the Participating Employer during the five year period ending on the Determination Date is excluded from the determination made under this subsection.

     (j) Valuation Date.

     (1) “Valuation Date” in the case of a defined contribution plan means a date on which individual accounts are valued.

     (2) In the case of a defined benefit plan, “Valuation Date” means the date on which plan costs are determined for purposes of the minimum funding rules under ERISA.

ARTICLE XIV.
Miscellaneous

     Section 14.1. Procedures and Other Matters Regarding Domestic Relations Orders.

     (a) To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving spouse of such Participant for purposes of any benefit payable in the Qualified Joint and Survivor Annuity Form or as a death benefit to a spouse under Section 7.5(b) (and any spouse of the Participant shall not be treated as a spouse of the Participant for such purposes).

     (b) The Plan shall not be treated as failing to meet the requirements of the Code which prohibit payment of benefits before the Participant’s Termination of Employment with all Participating Employers solely by reason of payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order.

     (c) In the case of any Domestic Relations Order received by the Plan:

     (1) the Administrator shall promptly notify the Participant and each Alternate Payee of the receipt of such order and the Plan’s procedures for determining the qualified status of Domestic Relations Orders, and

     (2) within a reasonable period after receipt of such order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

The Administrator shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under such qualified order.

     (d) During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined by the Administrator, by a court of competent jurisdiction, or otherwise, the Administrator shall separately account for the amounts (referred to hereinafter as the “segregated amounts”) which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the Domestic Relations Order, the order or modification thereof is determined to be a Qualified Domestic Relations Order, the Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons entitled thereto. If within that eighteen (18) month period either (1) it is determined that the order is not a Qualified Domestic Relations Order or (2) the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of that eighteen (18) month period shall be applied prospectively only.

     (e) For administrative purposes, an Alternate Payee shall be treated under this Plan in the same manner as a Beneficiary with respect to the portion of a Participant’s interest in the Plan being held and invested for the Alternate Payee’s benefit.

     (f) When distribution is to be made to an Alternate Payee, the Administrator shall determine from which Accounts of a Participant it will be made.

     Section 14.2. Prohibition Against Diversion.

     (a) Except as provided in paragraph (b), no part of the principal or income of the Trust Fund may be used for or diverted to purposes other than for the exclusive benefit of Employees and their Beneficiaries.

     (b) The following are exceptions to subsection (a) (and shall be integrated in a manner consistent with IRS Revenue Ruling 91-4 and subsequent guidance):

     (1) If an Employer contribution is received by the Trustee and its delivery is conditioned upon its deductibility by the Employer under Section 404 of the Code (as amended from time to time), then to the extent the deduction is disallowed, the Trustee shall, upon written request of the Employer, return the disallowed portion of such contribution to the Employer within one year after the date of the final denial of said deduction (including a final resolution of any such denial through all appeals procedures).

     (2) If all or a portion of an Employer contribution is made under a mistake of fact, the Trustee shall, upon written request of the Employer, return the portion which was so made to the Employer within one year of the date the contribution was delivered to the Trustee.

     (3) Upon termination of the Plan, any amounts held in a suspense account under Section 5.3(e) of the Plan (pursuant to Section
1.415-6(b)(6) of the Treasury Regulations) shall revert to the Participating Employer to which the amount is attributable.

     Section 14.3. Transfer to or from Qualified Plan. Assets held by the Trust Fund or by any other plan or trust which is qualified under Section 401(a) of the Code on behalf of an Employee or groups of Employees may be transferred between the Trust Fund and such other plan or trust (provided that proper notice is given to the Internal Revenue Service as may be required). The Administrator shall determine whether to allow such transfer and then shall inform the Trustee of its decision and direct them accordingly. An Employee on behalf of whom assets are transferred to the Trust Fund shall be a Non-Contributing Participant unless and until the Employee becomes a Contributing Participant. All such assets received by the Trustee shall be maintained in an Account maintained for such Participant (as specified by the Administrator). Such assets shall be allocated to such Account as of the Valuation Date on or subsequent to the date on which the Trustee receives assets. Any such assets transferred to the Trust Fund shall be considered nonforfeitable with respect to the Employee. Any assets transferred out of the Trust Fund on behalf of a Participant shall be in lieu of any distribution otherwise payable under the Plan to the Participant. Before a transfer is made, the Administrator shall take all necessary steps to make sure that optional forms of distribution applicable to the assets to be transferred remain applicable to the transferred assets after the transfer.

     Section 14.4. Leased Employees. Any “leased employee” shall be treated as an Employee of the recipient Employer; however, contributions or benefits provided by the “leasing organization” which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. The preceding sentence shall not apply to any leased employee if

     (a) such Employee is covered by a money purchase plan providing:

     (1) a nonintegrated Employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from such Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h), or Section 403(b) of the Code,

     (2) immediate participation, and

     (3) full and immediate vesting; and

     (b) leased employees do not constitute more than 20 percent of the recipient’s non-highly compensable workforce.

For purposes of this paragraph, the term “leased employee” means any person who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and, prior to 1997, such services were of a type historically performed by the Employees in the business field of the recipient Employer, or, after 1996, such services are performed under the primary direction or control of the recipient Employer. A leased employee shall not be eligible to become a Covered Employee.

     Section 14.5. Delegation of Authority.

     (a) Whenever Toro, under the terms of the Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by the Chief Executive Officer of Toro or such officer’s delegate.

     (b) The Chief Executive Officer of Toro has been given certain powers under this Plan. In the discretion of such officer, such officer may delegate a portion or all of any of such powers to an Employee of Toro. Any person needing evidence of that delegation of authority may request and shall be furnished with a copy of a certificate executed by the Chief Executive Officer of Toro designating the person who has been delegated such authority.

     Section 14.6. Agreement Effective Upon Receipt of Determination Letter.

     (a) This agreement shall not become effective as to Toro unless the Internal Revenue Service issues determinations or rulings (1) which are acceptable to Toro or (2) which are to the effect that the Plan meets the requirements of Section 401(a) of the Code of 1986 and that the Trust is exempt under Section 501(a) of the Code of 1986; and, if such determinations or rulings are issued, this agreement shall become effective as of the Effective Date of this Restatement. Pending receipt of such determinations or rulings by the Internal Revenue Service, Toro, its officers and the Trustee are hereby authorized to proceed as if this agreement had become effective on the Effective Date of this Restatement and none of them shall be subject to any liability in doing so if this agreement does not become effective, and no Employee or former Employee or such individual’s Beneficiary shall acquire any additional rights because of such action if this agreement does not become effective.

     (b) If the Plan does not receive rulings which are acceptable to Toro, or which are to the effect that the Plan is initially qualified under said sections of said Code, Toro may, within one year of receiving a final denial of such initial qualification (including a final resolution of such denial through all appeals procedures), rescind this agreement or terminate the Plan or both. Within said period and to the extent permitted under applicable law, Toro may direct the Trustee to return all contributions received during the period the Plan is not initially qualified to the persons from whom received, together with such adjustments so as to reflect, pro rata, the increases and decreases allocable to all such contributions.

     Section 14.7. USERRA and Section 414(u) of the Code.

     (a) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Internal Revenue Code. This provision is effective with respect to reemployments initiated 60 days or more after the October 13, 1994, enactment date of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), that is, reemployments initiated on or after December 12, 1994.

     (b) For purposes of this section, and in accordance with Section 414(u) of the Code, if an Employee is reemployed under USERRA, the Employee shall be treated as not having incurred a Break in Service because of the period of military service and the Employee’s military service is treated as service with the Employer for vesting and benefit accrual purposes.

     (c) In accordance with Section 414(u) of the Code, an Employee is treated as receiving compensation from the Employer during the period of military service equal to the compensation the Employee otherwise would have received from the Employer during the period immediately preceding the period, or, if the compensation the Employee otherwise would have received is not reasonably certain, the Employee’s average compensation from the Employer during the period immediately preceding the period of military service. For purposes of Section 414(u), USERRA is not treated as requiring the crediting of earnings to an Employee with respect to any contribution before the contribution is actually made or requiring any allocation of forfeitures to the Employee for the period of military service.

     Section 14.8. Appendix B. Appendix B attached hereto is a part of the Plan.

ARTICLE XV.
Payroll Based Tax Credit Contributions

     Section 15.1. Establishment of Payroll Stock Ownership Plan. In addition to the foregoing Plan provisions, an Employee Stock Ownership Plan has been established which incorporates by reference, as applicable, the other plan provisions herein set forth. This Article is a continuation of similar provisions under the Predecessor Plan and is intended to operate only to the extent employer securities have been transferred which were subject to similar provisions under the Predecessor Plan. Any conflicting Plan provision shall be resolved with reference to the provisions of this Article which shall be deemed to control. For purposes of this Article, the following definitions apply:

     (a) “PAYSOP” means a Payroll Stock Ownership Plan as defined in Section 41 of the Internal Revenue Code of 1954, designed to invest primarily in employer securities in accordance with Section 9.4(f);

     (b) “total distribution” means a distribution to a Participant or a Participant’s Beneficiary, within one taxable year of such recipient, of the entire balance to the credit of the Participant;

     (c) “employer securities” means for purposes of the PAYSOP described in this Article common stock issued by Toro (or a corporation which is a member of the same controlled group of corporations as Toro, the employer as defined in Section 409(l)(4) of the Code) which is readily tradeable on an established securities market, or stock which satisfies the requirements of Section 409(l)(2) or (3) of the Code.

     Section 15.2. Contribution Percentages. The contribution percentage made in prior years may be found in the Predecessor Plan. No contribution shall be made under this Article with respect to compensation paid or accrued after December 31, 1986.

     Section 15.3. Cash or Shares of Stock. In satisfaction of its contribution obligations under this Article, a Participating Employer may, at its option, deliver or cause to be delivered either cash or shares of employer securities valued at the aggregate current market value thereof on the date of delivery.

     Section 15.4. Adjustment of Contributions. If a Participating Employer is subsequently determined to be entitled to a tax credit which is more or less than that claimed for a Plan Year, or there is a recapture of tax credits previously utilized for purposes of this Plan, it may adjust its contribution for such Plan Year, or any succeeding Plan Year, by the amount of such variation. Amounts contributed to the Plan pursuant to this Article shall remain in the Plan irrespective of such redetermination or recapture, and if allocated to the Accounts of Participants, shall remain so allocated.

     Section 15.5. Voting of Shares. Voting shall be accomplished in the manner described in Section 9.8.

     Section 15.6. Nonforfeitability. Each Participant shall have a nonforfeitable right to any employer securities allocated to the Participant’s Account established under this Article.

     Section 15.7. Restrictions on Distributions. Payments will be made in accordance with Article VII; however, no employer securities allocated to the Account of a Participant under the provisions of this Article may be distributed from the Account before the end of the 84th month beginning after the month in which the securities are allocated to the Account; provided, however, that the foregoing restriction shall not apply in the case of:

     (a) the Participant’s death, Disability, separation from service, or termination of the Plan;

     (b) a transfer of the Participant to the employment of an acquiring employer from the employment of the selling corporation in the case of a sale to the acquiring employer of substantially all of the assets used by the selling corporation in a trade or business conducted by the selling corporation; or

     (c) with respect to the stock of a selling corporation, a disposition of such selling corporation’s interest in a subsidiary when the Participant continues employment with such subsidiary.

This Section 15.7 shall not apply to any distribution required under Section 401(a)(9) of the Code or to any distribution or reinvestment required under Section 401(a)(28) of the Code.

     Section 15.8. Diversification of Investments. Each Participant will be permitted to direct the Plan as to the investment of amounts held in the Participant’s Account under this Article in accordance with Section 9.7; provided, however, that any distribution or transfer pursuant to Section 9.7 shall be made first from employer securities allocated to a Participant’s Account at least 84 months before the month in which the distribution or transfer occurs.

     Section 15.9. Put Option Requirements. The Participant’s right to require a Participating Employer to purchase such part of the stock held pursuant to this Article as the Participant may request shall be administered in the manner described in Section 409(h) of the Code.

     Section 15.10. Independent Appraiser. All valuations of employer securities which are not readily tradeable on an established securities market with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Section 170(a)(1) of the Code and the Regulations thereunder.

IN WITNESS WHEREOF, The Toro Company has caused its name to be hereto subscribed by its                                                           on this
                    day of                                       , 2003.

THE TORO COMPANY

By

Its

STATE OF MINNESOTA	)
) SS.
COUNTY OF	)

     On this                     day of                    , 2003, before me personally appeared                                                          , to me personally known, who, being by me first duly sworn, did depose and say that he or she is the                                                                              of The Toro Company, the corporation named in the foregoing instrument; and that said instrument was signed on behalf of said corporation by authority of its Board of Directors., and he or she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

APPENDIX A
POOLED OR COLLECTIVE INVESTMENT FUNDS
REFERRED TO IN SECTION 9.4(d)

     1. The Toro Company Pooled Investment Trust Agreement.

APPENDIX B

     This appendix reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and final regulations regarding minimum required distributions. Articles I – IX of this appendix are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the contents of this appendix are effective as of the first day of the first Plan Year beginning after December 31, 2001. This appendix supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this appendix.

ARTICLE I
LIMITATIONS ON CONTRIBUTIONS

1.1	Effective date. This Section shall be effective for limitation years beginning after December 31, 2001.

1.2	Maximum annual addition. Except to the extent permitted under Article VII of this amendment and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant’s account under the Plan for any limitation year shall not exceed the lesser of:

a.	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

b.	100 percent of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in b. shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

ARTICLE II
INCREASE IN COMPENSATION LIMIT

Increase in Compensation Limit. The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

ARTICLE III
DIRECT ROLLOVERS

3.1	Effective date. This Article shall apply to distributions made after December 31, 2001.

3.2	Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

3.3	Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

3.4	Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

ARTICLE IV
ROLLOVERS FROM OTHER PLANS

Eligible Rollover Contributions. The Plan will accept Employee Rollover Contributions of eligible rollover distributions made after December 31, 2001, from:

a.	a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions.

b.	an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions.

c.	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

The Plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

ARTICLE V
INVOLUNTARY CASH-OUTS

5.1	Effective date. This Article shall apply for distributions made after December 31, 2001, and shall apply to all Participants.

5.2	Consideration of Rollovers for involuntary distributions. For purposes of the Sections of the Plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, the value of a Participant’s nonforfeitable account balance shall be determined with consideration of that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant’s nonforfeitable account balance as so determined is $5,000 or less, then the Plan shall immediately distribute the Participant’s entire nonforfeitable account balance.

ARTICLE VI
REPEAL OF MULTIPLE USE TEST

Repeal of Multiple Use Test. The multiple use test described in Treasury Regulation Section 1.401(m)-2 and the Plan shall not apply for Plan Years beginning after December 31, 2001.

ARTICLE VII
CATCH-UP CONTRIBUTIONS

Catch-up Contributions. All Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

This Article shall apply to contributions after May 31, 2002.

ARTICLE VIII
MODIFICATION OF TOP-HEAVY RULES

8.1	Effective date. This Article shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Article amends the top-heavy provisions of the Plan.

8.2	Determination of top-heavy status.

a.	Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

b.	Determination of present values and amounts. This shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

1.	Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

2.	Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

8.3	Minimum benefits.

a.	Matching Contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

b.	Contributions under other plans. The employer may provide, in an addendum to this amendment, that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met). The addendum should include the name of the other plan, the minimum benefit that will be provided under such other plan, and the Employees who will receive the minimum benefit under such other plan.

ARTICLE IX
DISTRIBUTION UPON SEVERANCE OF EMPLOYMENT

9.1	Effective date. This Article shall apply for distributions and transactions made after December 31, 2001, regardless of when the severance of employment occurred.

9.2	New distributable event. A Participant’s elective deferrals, qualified nonelective contributions, qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

ARTICLE X
MINIMUM REQUIRED DISTRIBUTIONS

10.1	Minimum Distribution Requirements.

(a)	General Rules.

(i)	Effective Date. The provisions of this Article X will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)	Precedence. The requirements of this section will take precedence over any inconsistent provisions of the Plan.

(iii)	Requirements of Treasury Regulations Incorporated. All distributions required under this section will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

(iv)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date within the meaning of section 401(a)(9) of the Code.

(ii)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, except as provided by Section 10.1(e), the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.1(b)(ii), other than paragraph (A) above, will apply as if the surviving spouse were the Participant.

For purposes of this Section 10.1(b)(ii) and Section 10.1(d), unless paragraph (D) above applies, distributions are considered to begin on the Participant’s required beginning date. If paragraph (D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph (A) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under paragraph (A) above), the date distributions are considered to begin is the date distributions actually commence.

(iii)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 10.1(c) and 10.1(d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

(c)	Required Minimum Distributions During Participant’s Lifetime.

(i)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 10.1(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, except as provided in Section 10.1(b)(ii)(B) and Section 10.1(e), the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 10.1(d)(i).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.1(b)(ii)(A), this Section 10.1(d)(ii) will apply as if the surviving spouse were the Participant.

(e)	Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.

(i)	General Rule. Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Section 10.1(b)(ii) and Section 10.1(d)(ii) applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 10.1(b)(ii), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Section 10.1(b)(ii) and Section 10.1(d)(ii).

(ii)	Transitional Rule. A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

(f)	Definitions.

(i)	Designated beneficiary. The individual who is designated as the Beneficiary of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 10.1(b)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(iv)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.